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As filed with the Securities and Exchange Commission on [                ] [    ], 2004

Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHIP FINANCE INTERNATIONAL LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization	4412 (Primary Standard Industrial Classification Code Number)	Inapplicable (I.R.S. Employer Identification No.)
Par-la-Ville Place, 14 Par-la-Ville Road Hamilton, HM 08, Bermuda. (441) 295-9500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Seward & Kissel LLP
Attn: Gary J. Wolfe, Esq.
One Battery Park Plaza
New York, New York 10004 (212) 574-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

8 1/2% Senior notes due 2013	$580,000,000	100%	$580,000,000	$73,486

Guarantees relating to the 8 1/2% Senior notes due 2013	—(2)	—(2)	—(2)	—(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)
No separate consideration will be received for the guarantees relating to the 8 1/2% Senior Notes due 2013.

        The registrant hereby amends the registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	Jurisdiction of Incorporation	IRS Employee Identification No.	Primary Standard Industrial Classification Code
Granite Shipping Co. Ltd.	Bahamas	N/A.	4412
Golden Current Limited	Isle of Man	N/A.	4412
Oscilla Shipping Limited	Isle of Man	N/A.	4412
Ariake Transport Corporation	Liberia	N/A.	4412
Bonfield Shipping Ltd.	Liberia	N/A.	4412
Edinburgh Navigation SA	Liberia	N/A.	4412
Fourways Marine Limited	Liberia	N/A.	4412
Front Ardenne Inc.	Liberia	N/A.	4412
Front Brabant Inc.	Liberia	N/A.	4412
Front Falcon Corp.	Liberia	N/A.	4412
Front Glory Shipping Inc.	Liberia	N/A.	4412
Front Pride Shipping Inc.	Liberia	N/A.	4412
Front Saga Inc.	Liberia	N/A.	4412
Front Serenade Inc.	Liberia	N/A.	4412
Front Splendour Shipping Inc.	Liberia	N/A.	4412
Front Stratus Inc.	Liberia	N/A.	4412
Golden Bayshore Shipping Corporation	Liberia	N/A.	4412
Golden Estuary Corporation	Liberia	N/A.	4412
Golden Fjord Corporation	Liberia	N/A.	4412
Golden Seaway Corporation	Liberia	N/A.	4412
Golden Sound Corporation	Liberia	N/A.	4412
Golden Tide Corporation	Liberia	N/A.	4412
Hitachi Hull #4983 Ltd.	Liberia	N/A.	4412
Katong Investments Ltd.	Liberia	N/A.	4412
Langkawi Shipping Ltd.	Liberia	N/A.	4412
Patrio Shipping Ltd.	Liberia	N/A.	4412
Rakis Maritime S.A.	Liberia	N/A.	4412
Sea Ace Corporation	Liberia	N/A.	4412
Sibu Shipping Ltd.	Liberia	N/A.	4412
Southwest Tankers Inc.	Liberia	N/A.	4412
West Tankers Inc.	Liberia	N/A.	4412
Puerto Reinosa Shipping Co. S.A.	Panama	N/A.	4412
Aspinall Pte Ltd.	Singapore	N/A.	4412
Blizana Pte Ltd.	Singapore	N/A.	4412
Bolzano Pte Ltd.	Singapore	N/A.	4412
Cirebon Shipping Pte Ltd.	Singapore	N/A.	4412
Fox Maritime Pte Ltd.	Singapore	N/A.	4412
Front Dua Pte Ltd.	Singapore	N/A.	4412
Front Empat Pte Ltd.	Singapore	N/A.	4412
Front Enam Pte Ltd.	Singapore	N/A.	4412
Front Lapan Pte Ltd.	Singapore	N/A.	4412
Front Lima Pte Ltd.	Singapore	N/A.	4412
Front Tiga Pte Ltd.	Singapore	N/A.	4412
Front Tujuh Pte Ltd.	Singapore	N/A.	4412
Front Sembilan Pte Ltd.	Singapore	N/A.	4412
Rettie Pte Ltd.	Singapore	N/A.	4412
Transcorp Pte Ltd.	Singapore	N/A.	4412

SHIP FINANCE INTERNATIONAL LIMITED

OFFER TO EXCHANGE ITS OUTSTANDING 8 1/2% SENIOR NOTES DUE DECEMBER 15, 2013 FOR 8 1/2% SENIOR NOTES DUE DECEMBER 15, 2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

TERMS OF THE EXCHANGE OFFER

  •
  We will exchange all of our outstanding 8 1/2% senior notes due December 15, 2013 that were issued on December 18, 2003, which we refer to as the "outstanding notes" and which have not been registered under the Securities Act of 1933, that are validly tendered and not properly withdrawn for an equal principal amount of 8 1/2% senior notes due December 15, 2013, which we refer to as the "exchange notes" and which are registered under the Securities Act of 1933 and are freely tradable. References we make in this prospectus to "notes" shall mean both outstanding notes and exchange notes.

  •
  Any holder of outstanding notes electing to exchange its outstanding notes for exchange notes must surrender its exchange notes, together with the appropriate letter of transmittal, to Wilmington Trust Company.

  •
  You are entitled to withdraw your election to tender the outstanding notes at any time prior to the expiration of the exchange offer.

  •
  This exchange offer expires at 5:00 p.m., New York City time, on July 21, 2004, unless we extend the expiration date.

  •
  The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

TERMS OF THE EXCHANGE NOTES:

  •
  The exchange notes are being offered in order to satisfy some of our obligations under the registration rights agreement entered into in connection with the private placement of the outstanding notes.

  •
  The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes are registered under the Securities Act of 1933 and will not be subject to restrictions on transfer or to any increase in annual interest rate.

  •
  Outstanding notes not tendered in the exchange offer will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement.

RESALES OF EXCHANGE NOTES

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of these methods.

        SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF SOME OF THE RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH PARTICIPATION IN THE EXCHANGE OFFER.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 21, 2004.

TABLE OF CONTENTS

GLOSSARY OF SHIPPING TERMS	6
SUMMARY	9
SUMMARY OF THE TERMS OF THE EXCHANGE OFFER	13
SUMMARY OF THE TERMS OF THE EXCHANGE NOTES	17
RISK FACTORS	23
UNAUDITED PRO FORMA FINANCIAL INFORMATION	31
USE OF PROCEEDS OF OUR OUTSTANDING NOTES	38
CAPITALIZATION	39
RATIO OF EARNINGS TO FIXED CHARGES	40
SELECTED COMBINED FINANCIAL INFORMATION AND OTHER DATA	41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	43
INDUSTRY	57
BUSINESS	62
MANAGEMENT	77
SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS AND MANAGEMENT	78
RELATED PARTY TRANSACTIONS	79
DESCRIPTION OF OTHER INDEBTEDNESS	81
THE EXCHANGE OFFER	82
DESCRIPTION OF THE EXCHANGE NOTES	92
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	142
CERTAIN ERISA CONSIDERATIONS	146
PLAN OF DISTRIBUTION	148
LEGAL MATTERS	149
EXPERTS	149
WHERE YOU CAN FIND MORE INFORMATION	149
INDEX TO PREDECESSOR COMBINED CARVE-OUT FINANCIAL STATEMENTS	F-1
INDEX TO STAND ALONE FINANCIAL STATEMENTS	F-27

        Ship Finance International Limited is a Bermuda company that is a wholly owned subsidiary of Frontline Ltd. Our principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road Hamilton, HM 08, Bermuda, and our telephone number at that address is (441) 295-9500. We do not currently maintain a website, however, information about our fleet may be found on the website of our parent at www.frontline.bm. No information on www.frontline.bm should be considered part of this prospectus.

        In this prospectus, "Ship Finance International Limited", the "Company", "we", "us" and "our" refers only to Ship Finance International Limited and its subsidiaries.

        This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction or in any circumstances where the offer or sale is not permitted. Please refer to the letter of transmittal and the other documents relating to this prospectus for instructions as to your eligibility to tender outstanding notes in this exchange offer. You must not:

  •
  use this prospectus for any other purpose;

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  make copies of any part of this prospectus or give a copy of it to any other person; or

  •
  disclose any information in this prospectus to any other person.

        We have prepared this prospectus and we are solely responsible for its contents. You are responsible for making your own examination of us and your own assessment of the merits and risks of investing in the notes. You may contact us if you need any additional information.

        We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult with your own advisors as needed to assist you in making your investment decision and to advise you whether you are legally permitted to tender your outstanding notes for exchange notes.

        You must comply with all laws that apply to you in any place in which you buy, offer or sell any notes or possess this prospectus. You must also obtain any consents or approvals that you need in order to tender outstanding notes. We are not responsible for your compliance with these legal requirements.

NOTICE TO NEW HAMPSHIRE RESIDENTS

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

        This prospectus contains assumptions, expectations, projections, intentions and beliefs about future events, in particular under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". These statements are intended as "forward-looking statements." We may also from time to time make forward-looking statements in our periodic reports that we will file with the United States Securities and Exchange Commission, other information sent to our security holders, and other written materials. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

        All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

  •
  future operating or financial results;

  •
  statements about future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

  •
  statements about tanker market trends, including charter rates and factors affecting supply and demand;

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  expectations about the availability of vessels to purchase, the time which it may take to construct new vessels, or vessels' useful lives; and

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  our ability to obtain additional financing.

        When used in this document, words such as "believe," "intend," "anticipate," "estimate," "project," "forecast," "plan," "potential," "will," "may," "should," and "expect" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        We undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.

INFORMATION ABOUT THE ENFORCEABILITY OF JUDGMENTS
AND THE EFFECT OF FOREIGN LAW

        We are a Bermuda exempted company and we operate through our vessel owning subsidiaries located in the Bahamas, the Isle of Man, Liberia, Panama and Singapore. Our executive offices are located outside of the United States. The majority of our directors, officers and the experts named in this prospectus reside outside of the United States. In addition, substantially all of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or on some of these persons.

        We have been advised by our Bermuda counsel, Mello, Jones & Martin, that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments obtained in civil and commercial matters and that there is uncertainty as to whether the courts of Bermuda would (1) enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the United States federal or state securities laws or (2) entertain original actions brought in Bermuda against us or such persons, predicated upon the United States federal and state securities laws. As a result, it may be difficult for you to enforce judgments obtained in United States courts against our assets located outside the United States, and it may be difficult for you to enforce judgments obtained in United States courts against our directors, officers and experts that are not in the United States.

        We have appointed Seward & Kissel LLP as our authorized agent upon which process may be served in any action or proceeding arising out of or based upon the indenture or the notes and instituted in any United States federal or state court having subject matter jurisdiction in the Borough of Manhattan, the City of New York, New York. In connection therewith, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding in the United States with respect to the indenture or the notes.

INDUSTRY AND MARKET DATA

        Some of the industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. We believe that this information is accurate and accordingly rely on it in this prospectus, however, neither we nor any of our respective affiliates have undertaken any independent investigation to confirm the accuracy or completeness of such information. In addition, some of the shipping industry information, statistics and charts contained in the section entitled "Industry" have been compiled by P.F. Bassøe AS & Co. ("P.F. Bassøe"), a leading shipping industry consultant.

GLOSSARY OF SHIPPING TERMS

        The following are definitions of certain terms that are commonly used in the tanker shipping industry and in this Prospectus.

        Aframax tanker.    Tanker ranging in size from 80,000 dwt to 120,000 dwt.

        Annual survey.    The inspection of a vessel pursuant to international conventions, by a classification society surveyor, on behalf of the flag state, that takes place every year.

        Ballast.    A substance, usually water, used to improve the stability and control the draft of a ship.

        Bareboat charter.    Charter of a vessel under which the shipowner is usually paid a fixed amount of charterhire for a certain period of time during which the charterer is responsible for the operating and voyage costs of the vessel and for the management of the vessel, including crewing. A bareboat charter is also known as a "demise charter" or a "time charter by demise."

        Bunkers.    Heavy fuel oil used to power the engines of a vessel.

        Charter.    The hire of a vessel for a specified period of time or to carry a cargo from a loading port to a discharging port. The contract for a charter is called a charterparty.

        Charterer.    The company that hires a vessel.

        Charterhire.    A sum of money paid to the shipowner by a charterer under a charter for the use of a vessel.

        Classification society.    An independent society that certifies that a vessel has been built and maintained according to the society's rules for that type of vessel and complies with the applicable rules and regulations of the country of the vessel and the international conventions of which that country is a member. A vessel that receives its certification from time to time is referred to as being "in-class."

        Contract of Affreightment.    A contract for the carriage of a specific type and quantity of cargo which will be carried in two or more shipments over an agreed period of time, usually for more than one year.

        Demurrage.    The delaying of a ship caused by a voyage charterer's failure to take on or discharge its cargo before the time of scheduled departure. The term is also used to describe the payment owed by the voyage charterer for such delay.

        Double-bottom.    Hull construction design in which a vessel has watertight protective spaces that do not carry any oil and which separate the bottom of tanks that hold any oil within the cargo tank length from the outer skin of the vessel.

        Double hull.    Hull construction design in which a vessel has an inner and outer side and bottom separated by void space, usually several feet in width.

        Double side.    Hull construction design in which a vessel has watertight protective spaces that do not carry any oil and which separate the sides of tanks that hold any oil within the cargo tank length from the outer skin of the vessel.

        Drydocking.    The removal of a vessel from the water for inspection and/or repair of those parts of a vessel which are below the water line.

        Dwt.    Deadweight ton. A unit of a vessel's capacity, for cargo, fuel oil, stores and crew, measured in metric tons of 1,000 kilograms.

        Gross ton.    Unit of 100 cubic feet or 2.831 cubic meters.

        Hull.    Shell or body of a ship.

        IMO.    International Maritime Organization, a United Nations agency that issues international standards for shipping.

        Lightering.    To put cargo in a lighter to partially discharge a vessel or to reduce her draft. A lighter is a small vessel used to transport cargo from a vessel anchored offshore.

        Newbuilding.    A new vessel under construction or just completed.

        OBO carrier.    Oil/bulk/ore carrier. A vessel that is designed to carry either oil or dry bulk cargoes, such as ores and minerals, coal, grain forest products and iron/steel products.

        Off hire.    The period a vessel is unable to perform the services for which it is immediately required under a time charter. Off hire periods include days spent on repairs, drydocking and surveys, whether or not scheduled.

        OPA.    The United States Oil Pollution Act of 1990.

        Operating Costs.    The costs of operating a vessel that is incurred during a charter, primarily consisting of crew wages and associated costs, insurance premiums, lubricants and spare parts, and repair and maintenance costs. For a time charter or a voyage charter, the shipowner pays operating costs. For a bareboat charter, the charterer pays operating costs.

        Panamax tanker.    A tanker of approximately 50,000 to 80,000 dwt. The term is derived from the maximum length, breadth and draft capable of passing fully loaded through the Panama Canal.

        Petroleum products.    Refined crude oil products, such as fuel oils, gasoline and jet fuel.

        Protection and indemnity insurance.    Insurance obtained through a mutual association formed by shipowners to provide liability insurance protection against large financial loss to one member by contribution towards that loss by all members.

        Scrapping.    The disposal of old vessel tonnage by way of sale as scrap metal.

        Single hull.    Hull construction design in which a vessel has only one hull.

        Special survey.    The inspection of a vessel by a classification society surveyor that takes place every four to five years.

        Spot market.    The market for immediate chartering a vessel, usually for single voyages.

        Suezmax tanker.    Tanker ranging in size from 120,000 dwt to 200,000 dwt. The term is derived from the maximum length, breadth and draft capable of passing fully loaded through the Suez Canal.

        Tanker.    Ship designed for the carriage of liquid cargoes in bulk with cargo space consisting of many tanks. Tankers carry a variety of products including crude oil, refined products, liquid chemicals and liquid gas.

        Time charter.    Charter under which the shipowner is paid charterhire on a per day basis for a certain period of time. The shipowner is responsible for providing the crew and paying operating costs while the charterer is responsible for paying the voyage costs. Any delays at port or during the voyages are the responsibility of the charterer, save for certain specific exceptions such as off-hire.

        Time charter equivalent.    A measure of the average daily revenue performance of a vessel on a per voyage basis determined by dividing net voyage revenues by voyage days for the applicable time period. For bareboat charters, operating costs are added to revenues attributable to such charters.

        ULCC.    Ultra large crude carrier. Tanker that is 320,000 dwt or greater in size.

        VLCC.    Very large crude carrier. Tanker ranging in size from 200,000 to 320,000 dwt.

        Voyage charter.    Charter under which a shipowner is paid freight on the basis of moving cargo from a loading port to a discharge port. The shipowner is responsible for paying both operating costs and voyage costs. The charterer is typically responsible for any delay at the loading or discharging ports.

        Voyage costs.    Bunker costs, port charges and canal dues (or tolls) incurred during the course of a voyage.

        Voyage revenues.    Revenues generated from voyage charters and time charters.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus, including documents that are incorporated by reference. Before investing in the notes you should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and related notes for a more complete understanding of our business and this offering. Unless we specify otherwise, all references and data in this prospectus to our business, our vessels and our fleet refers to our fleet of 46 vessels that we acquired in the first quarter of 2004. Unless we specify otherwise, all references in this prospectus to "we," "our," "us" and the "Company" refer to Ship Finance International Limited and our subsidiaries, and not to Frontline or its other affiliates.

Overview

        We were formed in October 2003 as a wholly owned subsidiary of Frontline Ltd. (NYSE: FRO), which is one of the largest owners and operators of large crude oil tankers in the world. We purchased a fleet of 46 crude oil tankers from Frontline, which we have chartered under long term, fixed rate charters to Frontline Shipping Limited, also a wholly owned subsidiary of Frontline that we refer to as the Charterer. We also acquired from Frontline an option to purchase one additional VLCC tanker, which we expect to exercise before the end of 2004. The Charterer was initially capitalized with $250 million in cash provided by Frontline to support its obligation to make payments to us under the charters. We have also entered into fixed rate management and administrative services agreements with Frontline Management (Bermuda) Ltd., which we refer as Frontline Management, also a wholly owned subsidiary of Frontline, to provide for the operation and maintenance of our vessels and administrative support services. These arrangements are intended to provide us with stable cash flow and reduce our exposure to volatility in the markets for seaborne oil transportation services.

Our Fleet

        The vessels we acquired from Frontline, including the vessel under option, consist of 23 very large crude carriers, or VLCCs, each having a capacity of 275,000 to 308,000 dwt, and 24 Suezmax tankers, each having a capacity of 142,000 to 169,000 dwt. Our fleet is one of the largest tanker fleets in the world, with a combined deadweight tonnage of 10.5 million dwt, and has an average age of 8.6 years as of December 31, 2003. Thirteen of our VLCCs and 16 of our Suezmax tankers are of double hull construction, with the remainder being modern single hull or double sided vessels built since 1990.

        Our tankers primarily transport crude oil. VLCCs, due to their size, principally operate on routes from the Middle East to the Far East, Northern Europe, the Caribbean and the Louisiana Offshore Oil Port, or LOOP. Suezmax tankers are similarly designed for worldwide trade, although the trade for those vessels is mainly in the Atlantic basin on routes between Northern Europe, the Caribbean and the United States. Eight of our Suezmax tankers are oil/bulk/ore carriers, or OBO carriers, which can be configured to carry either oil or dry cargo as market conditions warrant.

Strategy

        Our long term charters with the Charterer are our sole source of operating income. We currently plan to grow our fleet and to replace vessels as they are retired with modern double hull vessels to maintain stable cash flow and the quality of our fleet. We expect that our replacement and growth vessels will be either existing or newly built VLCC or Suezmax tankers. Depending on market conditions, we may charter any additional vessels that we acquire on long or short term time charters or in the spot markets. We may also seek to diversify our customer base by securing charters with companies other than the Charterer. Frontline currently intends to distribute approximately 40% of our shares to Frontline's shareholders, at which time we will seek to list our shares on the New York Stock Exchange. We cannot assure you that this distribution will occur.

Competitive Strengths

        We believe that our fleet, together with our contractual arrangements with Frontline, give us a number of competitive strengths, including:

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  one of the largest and most modern VLCC and Suezmax fleets in the world;

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  fixed rate, long term charters intended to reduce our exposure to volatility in tanker rates;

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  profit sharing potential when the Charterer's earnings from deploying our vessels exceed certain levels;

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  substantially fixed operating costs under our management agreements;

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  a charter counterparty initially capitalized with $250 million to support its obligation to make charter payments to us; and

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  vessels managed by Frontline Management, which we believe is one of the industry's most experienced operators of tankers.

Fleet Purchase Agreement

        Pursuant to a fleet purchase agreement executed in December 2003, we have acquired from Frontline 46 vessel owning subsidiaries and one subsidiary that holds an option to purchase an additional vessel for an aggregate purchase price of $950 million, excluding working capital and other intercompany balances retained by Frontline. We also assumed senior secured indebtedness with respect to our fleet of 46 vessels in the amount of approximately $1.158 billion. The purchase price for the fleet and the refinancing of the existing senior secured indebtedness were financed through a combination of the net proceeds from the sale of the notes to the initial purchasers, funds from a $1.058 billion senior secured credit facility and a deemed equity contribution from Frontline. The charters and the management agreements were each given economic effect as of January 1, 2004.

Time Charters

        We have chartered the vessels that we acquired from Frontline to the Charter under long term time charters, which will extend for various periods depending on the age of the vessels, ranging from approximately seven to 23 years.

        With certain exceptions, the daily base charter rates, which are payable to us monthly in advance, for a maximum of 360 days per year (361 days per leap year), are as follows:

Year	VLCC	Suezmax
2003 to 2006	$25,575	$21,100
2007 to 2010	$25,175	$20,700
2011 and beyond	$24,175	$19,700

These daily base charter rates are subject to reductions after some periods and to deferral rights that we describe more fully in this prospectus under "Business—Charter Arrangements."

        In addition to the base charter rates, the Charterer has agreed to pay us a profit sharing payment equal to 20% of its excess revenues, calculated annually on a time charter equivalent, or TCE, basis, realized by the Charterer for our fleet above a weighted average rate of $25,575 per day for each VLCC and $21,100 per day for each Suezmax tanker.

The Charterer

        The Charterer was initially capitalized by Frontline with $250 million in cash, which will serve to support the Charterer's obligations to make charter payments to us. The Charterer is entitled to use these funds only (1) to make charter payments to us and (2) for reasonable working capital to meet short term voyage expenses. The Charterer's obligations to us under the charters are secured by a lien over all the assets of the Charterer and a pledge of the equity interests of the Charterer.

        The Charterer is a Bermuda corporation and a wholly owned subsidiary of Frontline, formed to charter the vessels in our fleet and to engage in matters necessary or incidental to that business. Under its constituent documents, the Charterer is not permitted to engage in other businesses or activities and is required to have at least one independent director on its board of directors whose consent is required to approve bankruptcy actions and other extraordinary transactions.

Management and Administrative Services Agreements

        To give us added certainty with respect to the costs of operating our vessels, our vessel owning subsidiaries have entered into fixed rate management agreements with Frontline Management. Under the management agreements, Frontline Management is responsible for all technical management of the vessels, including crewing, maintenance, repair, capital expenditures, drydocking, vessel taxes, maintaining insurance and other vessel operating expenses. Frontline Management will also reimburse us for all lost charter revenue caused by our vessels being off hire for more than five days per year on a fleet-wide basis. Under the management agreements, we pay Frontline Management a fixed fee of $6,500 per day per vessel for all of these services, for as long as the relevant charter is in place. Frontline has guaranteed to us Frontline Management's performance under these management agreements.

        We have also entered into an administrative services agreement with Frontline Management under which Frontline Management provides us with administrative support services. We and each of our vessel owning subsidiaries pay Frontline Management a fixed fee of $20,000 per year for its services under the agreement, and agree to reimburse Frontline Management for reasonable third party costs.

        Because Frontline Management has assumed full managerial responsibility for our fleet and our administrative services, we currently do not have management or employees who are not also officers or employees of Frontline. We have one independent director, while each of our other directors is also a director or executive officer of Frontline.

Structure

        The following diagram depicts our ownership and contractual structure. This diagram does not depict Frontline's other activities.

Our Contractual Cash Flow

        The following table sets forth the aggregate contracted charter revenue that is payable to us under our charters with the Charterer, together with the management fees that are payable by us under the management agreements and the administrative services agreement, but does not include any debt service or other expenses. These figures do not include any profit sharing payments or reflect charter payment deferrals. These amounts are based on our current fleet of 46 vessels and include the additional VLCC under option from January 1, 2005. This table assumes that all parties fully perform their obligations under the relevant agreements and that none of the charters are terminated due to loss of the vessel or otherwise, except for the charters for our non-double hull vessels, which are assumed to be terminated after 2010. Factors beyond our control may affect other parties' ability to satisfy their contractual obligations to us, and we cannot assure you that these results will actually be achieved. These factors may include, among others, a decline in tanker charter rates that could prevent the Charterer from earning sufficient revenue to satisfy its obligation to us if the $250 million cash reserve provided by Frontline is not sufficient to cover any deficiency. Please see "Risks Relating to Our Business—We depend on the Charterer for all of our operating cash flow" and "The Charterer's ability to pay charterhire to us could be materially and adversely affected by volatility in the tanker markets". For more complete information about the rates and terms of our charters, please see "Business—Charter Arrangements".

Year	Charter Payments	Management and Administrative Fees	Net Contracted Cash Payments
	(dollars in millions)
2004	$385.9	$110.9	$275.0
2005	394.1	112.9	281.2
2006	394.1	112.9	281.2
2007	387.3	112.9	274.4
2008	388.4	113.3	275.1
2009	383.0	112.9	270.1
2010	370.4	112.9	257.5
2011	226.6	69.9	156.7
2012	219.4	70.1	149.3
2013	214.1	69.9	144.2
2014 and beyond	1,517.1	496.8	1,020.3

Total	$4,880	$1,495.4	$3,385.0

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

        The following summary contains basic information about the exchange notes and is not intended to be complete. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled "Description of Exchange Notes".

Exchange Offer	We are offering to exchange up to $580,000,000 in aggregate principal amount of our 8 1/2% Senior notes due 2013 that have been registered under the Securities Act of 1933, in exchange for any or all of our outstanding 8 1/2% Senior notes due 2013. In this prospectus, we refer to the unregistered notes as the outstanding notes and the registered notes as the exchange notes. We refer to both the outstanding and the exchange notes collectively as the notes. The issuance of the exchange notes is intended to satisfy some of our obligations under the registration rights agreement entered into in connection with our private placement of the outstanding notes. For procedures for tendering your outstanding notes, please see the section of this prospectus entitled "The Exchange Offer". The exchange notes will be issued in denominations of $1,000, and integral multiples of $1,000.
Expiration Date
This exchange offer expires at 5:00 p.m., New York City time, on July 21, 2004, unless we extend the expiration date. Please read the section of this prospectus entitled "The Exchange Offer—Extensions, Delay in Acceptance, Termination or Amendment" for more information about the expiration date of the exchange offer.
Withdrawal of Tenders
You are entitled to withdraw your election to tender outstanding notes at any time prior to the expiration of the exchange offer. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.
Conditions to the Exchange Offer	We will not be required to accept outstanding notes for exchange:
• if the exchange offer would be unlawful or would violate any interpretation of the staff of the Securities and Exchange Commission, or SEC, or
• if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered. For more information about the conditions to the exchange offer please read the section of this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer".

Procedures for Tendering Outstanding Notes
If your outstanding notes are held through The Depository Trust Company, which we refer to in this prospectus as DTC, and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:
	•	any exchange notes that you receive will be acquired in the ordinary course of your business;
•
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the exchange notes in violation of the Securities Act of 1933;
	•	you are not an "affiliate" of ours or of any of our subsidiaries within the meaning of Rule 405 under the Securities Act of 1933; and
•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.
Special Procedures for Beneficial Owners
If you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.
Guaranteed Delivery Procedures
You must tender your outstanding notes according to the guaranteed delivery procedures described on page 88 of this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures" if any of the following apply:
	•	you wish to tender your outstanding notes but they are not immediately available;
	•	you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent, who is identified below, before the expiration date; or
	•	you cannot comply with the applicable procedures under DTC's automated tender offer program before to the expiration date.

Resales
Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:
• you are acquiring the exchange notes in the ordinary course of your business;
• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
• you are not an affiliate of the Company.

Our belief is based on existing interpretations of the Securities Act of 1933 by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from such requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify holders of notes against such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the exchange notes. Broker-dealers who acquired outstanding notes directly from us will not be eligible to receive exchange notes in return for those outstanding notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes. Please read the section of this prospectus entitled "Plan of Distribution" for more information regarding the resale of the exchange notes.
U.S. Federal Income Tax Considerations
The exchange of outstanding notes for exchange notes under the exchange offer will not be subject to U.S. federal income tax. You will not recognize any taxable gain or loss or any interest income as a result of such exchange. For more information about tax considerations of the exchange offer please read the section of the prospectus entitled "Certain U.S. Federal Income Tax Consequences".

Use of proceeds
We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. We will pay all our expenses incident to the exchange offer.
Registration Rights	If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of outstanding notes.
Exchange Agent
Wilmington Trust Company is the exchange agent for this exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:
Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Attention: Mary St. Amand Assistant Vice President Telephone: (302) 636-6436 Facsimile: (302) 636-4145

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

        The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. A more detailed description of the terms and conditions of the exchange notes is contained in this prospectus in the section entitled "Description of the Exchange Notes".

Issuer	Ship Finance International Limited.
Securities	$580 million aggregate principal amount of 8 1/2% Senior Notes due 2013, which have been registered under the Securities Act of 1933. The terms of the exchange notes and the outstanding notes are identical in all material respects, except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the registration rights agreement. The same indenture will govern the exchange notes as governs the outstanding notes.
Maturity	December 15, 2013.
Interest payment dates	June 15 and December 15, commencing June 15, 2004.
Optional redemption
The notes will be redeemable at our option, in whole or in part, at any time on or after December 15, 2008, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to December 15, 2006, we may redeem up to 35% of the original principal amount of the notes with the proceeds of one or more equity offerings of our common stock at a redemption price of 108 1/2% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.
Optional tax redemption
The notes are redeemable, in whole, but not in part, at our option, at a price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest to the date of redemption, in the event of a change in tax law requiring the imposition of withholding taxes by any relevant tax jurisdiction.
Guarantees
The notes will be guaranteed on a senior unsecured basis by all of our current subsidiaries and any future restricted subsidiaries. The guarantees will be unsecured senior indebtedness of our subsidiary guarantors and will have the same ranking with respect to indebtedness of our subsidiary guarantors as the exchange notes will have with respect to our indebtedness. Neither Frontline nor any of its other subsidiaries has guaranteed the notes.
Ranking	The notes will:
• be our unsecured obligations;
• rank equally in right of payment with all of our existing and future unsecured senior indebtedness;

	•	be effectively junior to our $1.058 billion senior secured credit facility that we have entered into as of the date of this prospectus and to any future senior secured indebtedness; and
	•	be senior in right of payment to any future subordinated indebtedness.
For more information about our $1.058 billion senior credit facility, please read the section of this prospectus entitled "Description of Existing Credit Facility".
Covenants	The outstanding notes were issued under an indenture with Wilmington Trust Company, as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:
	•	incur additional debt;
	•	issue redeemable stock and preferred stock;
	•	pay dividends on our common stock;
	•	repurchase capital stock;
	•	make other restricted payments including, without limitation, investments;
	•	redeem debt that is junior in right of payment to the notes;
	•	create liens;
	•	sell or otherwise dispose of assets, including capital stock of subsidiaries;
	•	enter into agreements that restrict dividends from subsidiaries;
	•	amend certain of our material agreements prior to a successful public listing;
	•	enter into mergers or consolidations;
	•	enter into transactions with affiliates; and
	•	enter into sale/leaseback transactions.
These covenants are subject to a number of important exceptions and qualifications, which are discussed in more detail in the section of this prospectus entitled "Description of the Exchange Notes".

Additional amounts
All payments with respect to the notes will be made without withholding or deduction for taxes imposed by Bermuda or any jurisdiction from or through which payment on the notes is made unless required by law or the interpretation or administration thereof, in which case, subject to some exceptions, we will pay additional amounts as may be necessary so that the net amount received by the holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction.
Mandatory offers to purchase
Upon the occurrence of a change of control, you will have the right to require us to purchase all or a portion of your exchange notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

In connection with some asset dispositions, we may be required to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 360 days to repay some types of indebtedness, or to invest in assets related to our business.
Registration rights agreement	You will be entitled to the payment of additional interest if we do not comply with the obligations of the registration rights agreement within the specified time periods.
Absence of public market for the notes
The exchange notes are a new issue of securities and there is currently no established trading market for the notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system.

RISK FACTORS

        In evaluating participation in the exchange offer, you should carefully consider, along with the other information set forth in or incorporated by reference into this prospectus, the specific factors set forth under "Risk Factors" for risks involved with an investment in the notes.

SUMMARY COMBINED FINANCIAL AND OTHER DATA

        The following summary combined financial and other data summarize our historical combined financial information. The summary combined income statement data for the fiscal years ended December 31, 2003, 2002, 2001 and the summary combined balance sheet data with respect to the fiscal years ended December 31, 2003 and 2002 have been derived from our audited predecessor combined carve-out financial statements included herein. The combined balance sheet data with respect to the fiscal year ended December 31, 2001 has been derived from our audited predecessor combined carve-out financial statements not included herein. The summary combined financial data are not necessarily indicative of our future results. The following standalone financial information as at December 31, 2003 has been derived from our audited standalone financial statements included herein. This information should be read in conjunction with "Selected Combined Financial and Other Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical predecessor combined carve-out financial statements and the notes thereto included elsewhere in this prospectus.

  Predecessor Combined Carve-Out Financial Information

	Year Ended December 31,
	2003	2002	2001
	(dollars in thousands)
Income Statement Data:
Total operating revenues	$695,068	$365,174	$486,655
Net operating income	348,816	86,091	230,718
Net income	334,812	18,024	212,010
Balance Sheet Data (at end of period):
Cash and cash equivalents	$26,519	$20,634	$26,041
Total assets	2,156,348	2,123,607	1,951,353
Stockholders' equity	822,026	485,605	466,742
Cash Flow Data
Cash provided by operating activities	$415,523	$115,658	$307,167
Cash provided by (used in) investing activities	(51,632)	(261,779)	(271,850)
Cash provided by (used in) financing activities	(358,006)	140,714	(24,549)
Other Financial Data
EBITDA(1)	$470,078	$162,554	$330,687
Fleet Data
Number of wholly owned vessels (end of period)	43	42	38
Number of vessels owned in joint ventures (end of period)	6	9	7
Average Daily Time Charter Equivalent(2)
VLCCs	$40,400	$22,200	$34,600
Suezmaxes	$33,500	$18,400	$30,600
Suezmax OBOs	$32,000	$17,700	$28,900

(1)
EBITDA is defined as net income before taxes, interest expense, interest income, depreciation and amortization and cumulative effect of change in accounting principle. We believe that EBITDA is a relevant measurement for assessing performance since it attempts to eliminate variances caused by the effects of differences in taxation, the amount and types of capital employed and depreciation and amortization policies. EBITDA is not a measure determined in accordance with generally accepted accounting principles and should not be considered by investors as an alternative to income from operations or net income as an indicator of our performance. The EBITDA disclosed here is not necessarily comparable to EBITDA disclosed by other companies because EBITDA is not uniformly defined. The following table reconciles EBITDA to Net Income for the 12-month periods ending December 31, 2001, 2002 and 2003:

	Year Ended December 31,
	2003	2002	2001
	(dollars in thousands)
Net income (loss)	334,812	18,024	212,010
Interest income	(5,866)	(8,511)	(4,346)
Interest expense	35,117	42,126	58,892
Depreciation and amortization	106,015	96,773	88,603
Change in Accounting Principle	—	14,142	(24,472)

EBITDA	470,078	162,554	330,687

(2)
Time charter equivalent, or TCE, is a standard industry measure of the average daily revenue performance of a vessel. This is calculated by dividing net operating revenues by the number of days on charter. Net operating revenues are revenues minus voyage expenses. Days spent off hire are excluded from this calculation.

SHIP FINANCE INTERNATIONAL LIMITED

Audited Balance Sheet as of December 31, 2003 on a Stand Alone Basis

(in thousands of $)

ASSETS
Current Assets
Restricted cash	565,500
Other receivables	211

Total current assets	565,711

Deferred charges	16,481

Total assets	582,192

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	—
Accrued expenses	4,015
Amount due to parent company	102

Total current liabilities	4,117
Long-term liabilities
Long term debt	580,000

Total liabilities	584,117
Commitments and contingencies	—
Stockholders' equity
Share capital (12,000 shares of $1 authorized and issued)	12
Retained deficit	(1,937)

Total stockholders' equity	(1,925)

Total liabilities and stockholders' equity	582,192

RISK FACTORS

        An investment in the notes involves a high degree of risk. You should carefully consider the following risk factors and other information included in this prospectus before investing in the notes.

Risks Related to the Notes

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

        In the event of a change of control, we may be required to offer to purchase all of the outstanding notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon to the date of purchase. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or that restrictions in our other indebtedness may not allow these repurchases. Our failure to purchase notes that we are required to purchase would be a default under the indenture.

The notes are effectively subordinated to our and the subsidiary guarantors' secured indebtedness.

        The notes and the guarantees will be our and the subsidiary guarantors' unsecured obligations and will be effectively subordinated to our and their secured indebtedness to the extent of the value of the collateral securing that debt. We currently have outstanding senior secured indebtedness of $1.058 billion that is secured by the vessels owned by each of our vessel owning subsidiaries. The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under our credit facilities or other secured indebtedness, or in the event of our or a subsidiary guarantor's bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, our assets and those of the subsidiary guarantors that secure indebtedness will be available to pay obligations on the notes only after all indebtedness under our expected credit facilities or other secured indebtedness has been paid in full from those assets. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The notes also will be structurally subordinated to all existing and future obligations, including indebtedness, of any of our future subsidiaries that do not guarantee the notes, and the claims of creditors of our subsidiaries that do not guarantee the notes will have priority as to those subsidiaries' assets.

A court may void the guarantees of the notes or subordinate the guarantees to other obligations of the guarantors.

        Although standards may vary depending upon applicable law, a court could void all or a portion of the guarantees of the notes or subordinate the guarantees to other obligations of the guarantors. If the claims of the holders of the notes against any guarantor were voided or held to be subordinated in favor of other creditors of that guarantor, the other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the notes.

In the future, we intend to pay significant cash dividends on our equity.

        If our equity becomes publicly traded, we contemplate making significant cash dividends to our shareholders to the extent permitted by the indenture and the terms of our credit facilities. In that case we will not likely hold any significant cash reserves other than amounts that our board of directors may from time to time deem necessary for the conduct of our business. Our expected credit facilities and the indenture governing the notes will permit us to make significant distributions on our equity.

You may be unable to sell the notes because there is no public trading market for the notes.

        The exchange notes will constitute a new issue of securities with no established trading market. We cannot assure you as to the liquidity of any trading market that may develop for the exchange notes. We do not intend to apply to list the notes on any national securities exchange, although we do expect that they will be eligible for trading in the PORTAL market. In addition, although the initial purchasers have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making activities at any time without notice. If an active market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot assure you as to the liquidity of the market for the exchange notes or the prices at which you may be able to sell the exchange notes.

Risks Relating to Our Business

We depend on the Charterer for all of our operating cash flow.

        All of our vessels are chartered to the Charterer under long term time charters, and the Charterer's payments to us are currently our sole source of operating cash flow. The Charterer is a newly formed entity created to charter our fleet and has no business or sources of funds other than those related to the chartering of our fleet to third parties and no assets other than, initially, $250 million in cash provided by Frontline, which serves to support the Charterer's obligations to make charter payments to us under the charters. Neither Frontline nor any of its affiliates guarantees the payment of the charter payments or is obligated to contribute additional capital to the Charterer at any time.

        Although there are restrictions on the Charterer's rights to use its cash to pay dividends or make other distributions if its cash reserves are below the specified minimum reserve requirement, the Charterer is permitted to use its cash reserves to pay charter payments to us and for reasonable working capital purposes. Accordingly, at any given time in the future, its cash reserves may be diminished or exhausted, and we cannot assure you that the Charterer will be able to make charter payments to us. If the Charterer is unable to make charter payments to us, our results of operations and financial condition will be materially adversely affected.

The Charterer's ability to pay charterhire to us could be materially and adversely affected by volatility in the tanker markets.

        The Charterer subcharters our vessels to end users under long term time charters, on the spot charter market, or under contracts of affreightment under which our vessels carry an agreed upon quantity of cargo over a specified route and time period. As a result, it is directly exposed to the risk of volatility in tanker charter rates. Tanker charter rates have historically fluctuated significantly based upon many factors, including:

  •
  global and regional economic and political conditions;

  •
  changes in production of crude oil, particularly by OPEC and other key producers;

  •
  developments in international trade;

  •
  changes in seaborne and other transportation patterns, including changes in the distances that cargoes are transported;

  •
  environmental concerns and regulations;

  •
  weather; and

  •
  competition from alternative sources of energy.

        Tanker charter rates also tend to be subject to seasonal variations, with demand (and rates) normally higher in winter months.

        The Charterer's successful operation of our vessels in the tanker charter market will depend on, among other things, its ability to obtain profitable tanker charters. We cannot assure you that future tanker charters will be available to the Charterer at rates sufficient to enable the Charterer to meet its obligations to pay charterhire to us.

We are a wholly owned subsidiary of Frontline and depend on officers and directors of Frontline for our management, which may create conflicts of interest.

        We are a wholly owned subsidiary of Frontline. For so long as Frontline owns at least a majority of our outstanding common shares, it will generally be able to control the outcome of any shareholder vote, including the election of directors. We do not have any employees or officers who are not employees or officers of Frontline. Although we do have one independent director, all of our other directors are directors or executive officers of Frontline. These directors owe fiduciary duties to the shareholders of each company and may have conflicts of interest in matters involving or affecting us and Frontline, including matters arising under our agreements with Frontline and its affiliates. In addition, due to their ownership of Frontline common shares, some of these individuals may have conflicts of interest when faced with decisions that could have different implications for Frontline than they do for us. We cannot assure you that any of these conflicts of interest will be resolved in our favor.

The agreements between us and Frontline and its other affiliates may be less favorable than agreements that we could obtain from unaffiliated third parties.

        The charters, the management agreements, the charter ancillary agreement and the other contractual agreements we have with Frontline and its other affiliates were made in the context of an affiliated relationship and were negotiated in the overall context of the private offering of the notes to the initial purchasers and other related transactions. Because we are a wholly owned subsidiary of Frontline, the negotiation of these agreements may have resulted in prices and other terms that are less favorable to us than terms we might have obtained in arm's length negotiations with unaffiliated third parties for similar services.

Frontline's other business activities may create conflicts of interest with Frontline.

        While Frontline has agreed to cause the Charterer to use its commercial best efforts to employ our vessels on market terms and not to give preferential treatment in the marketing of any other vessels owned or managed by Frontline or its other affiliates, it is possible that conflicts of interests in this regard will adversely affect us. Under our charter ancillary agreement with the Charterer and Frontline, we are entitled to receive annual profit sharing payments to the extent that the average TCE rates realized by the Charterer exceed specified levels. Because Frontline also owns or manages other vessels in addition to our fleet, which are not included in the profit sharing calculation, conflicts of interest may arise between us and Frontline in the allocation of chartering opportunities that could limit our fleet's earnings and reduce our profit sharing payments or charter payments under our charters.

Holders of notes must rely on us to enforce our rights against our contract counterparties.

        Holders of exchange notes will have no direct right to enforce the obligations of the Charterer, Frontline Management or Frontline under the charters and related agreements, the Frontline performance guarantee or the management agreements with Frontline Management. Accordingly, if any of those counterparties were to breach their obligations to us under any of these agreements, holders of notes would have to rely on us to pursue our remedies against those counterparties. Under the indenture, some breaches of these agreements by the counterparties will constitute an event of default under the notes only prior to our completing a successful public listing, after which they will not be an event of default. A distribution by Frontline to its shareholders of 40% of our shares and a listing of our shares with the New York Stock Exchange would constitute a successful public listing for this purpose.

If our charters or management agreements terminate, we could be exposed to increased volatility in our business and financial results.

        If any of our charters terminate, it is unlikely that we would be able to re-charter these vessels on a long term basis with terms similar to the terms of our charters with the Charterer. While the terms of our current charters end between 2014 and 2025, the Charterer has the option to terminate the charters of our non double hull vessels in 2010. One or more of the charters with respect to our vessels may also terminate in the event of a requisition for title or a loss of a vessel. We may acquire additional vessels in the future and we cannot assure you that we will be able to enter into similar charters with the Charterer or with a third party charterer. In addition, under our vessel management agreements with Frontline Management, for a fixed management fee Frontline Management is responsible for all of the technical and operational management of our vessels, and will indemnify us against certain losses of hire and various other liabilities relating to the operation of the vessels. Our current management agreements with Frontline Management may be terminated if the relevant charter is terminated. If our management agreements with Frontline Management were to terminate or we were to acquire additional vessels in the future, we do not believe we could obtain similar fixed rate terms from an independent third party.

        With respect to any vessels we acquire that are not subject to the charter and management agreements with the Charterer and Frontline Management, we will be directly exposed to all of the operational and other risks associated with operating our vessels as described in these risk factors. As a result, our future cash flow could be more volatile and we could be exposed to increases in our vessel operating expenses, each of which could materially and adversely affect our results of operations and business and our ability to meet the debt service obligations on our senior secured indebtedness and the notes.

An increase in interest rates could materially and adversely affect our financial performance.

        We have outstanding approximately $1.058 billion in floating rate debt under a senior secured credit facility as of the date of this prospectus. Although we use interest rate swaps to manage our interest rate exposure from a portion of our floating rate debt, if interest rates rise, interest payments on our floating rate debt that we have not swapped into effectively fixed rates would increase. As of March 22, 2004 we have entered into interest rate swaps to fix the interest on $500.0 million of our outstanding indebtedness. Any such increase could materially and adversely affect our results of operations and our ability to make payments on the notes.

Because we are a newly formed company with no separate operating history, our historical financial and operating data will not be representative of our future results.

        We are a newly formed company with no separate operating history. The predecessor combined carve-out financial statements included in this prospectus have been prepared on a carve-out basis and reflect the historical business activities of Frontline relating to our vessel owning subsidiaries. These predecessor financial statements do not reflect the results we would have obtained under our current fixed rate long term charters and management agreements and therefore are not a meaningful representation of our future results of operations.

We are highly leveraged and subject to restrictions in our financing agreements that impose constraints on our operating and financing flexibility.

        We have significant indebtedness outstanding and have significant principal amortization requirements during the term of the notes. We may need to refinance some or all of our indebtedness on maturity but we cannot assure you we will be able to do so. We may incur additional debt following this offering subject to limitations under our credit facilities and the indenture. These limitations include:

  •
  limitations on our incurrence of additional indebtedness, including our issuance of additional guarantees;

  •
  limitations on our incurrence of liens; and

  •
  limitations on our ability to pay dividends.

        For more detailed descriptions of these limitations, please see "Description of the Exchange Notes—Certain Covenants" and "Description of Other Indebtedness".

        Our debt service obligations require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness and could limit our ability to obtain additional financing in the future for capital expenditures, acquisitions, and other general corporate activities. It also may limit our flexibility in planning for, or reacting to, changes in our business and the shipping industry or detract from our ability to successfully withstand a downturn in our business or the economy generally and place us at a competitive disadvantage against other less leveraged competitors.

An acceleration of the current prohibition to trade deadlines for our non-double hull tankers could adversely affect our operations.

        Our tanker fleet includes 18 non-double hull tankers. The United States, the European Union and the International Maritime Organization, or the IMO, have all imposed limits or prohibitions on the use of these types of tankers in specified markets after certain target dates, which range from 2010 to 2015. The sinking of the single hull m.t. Prestige offshore Spain in November 2002 has led to proposals by the European Union and the IMO to accelerate the prohibition to trade of all non-double hull tankers, with certain limited exceptions. In December 2003, the Marine Environmental Protection Committee of the IMO adopted a proposed amendment to the International Convention for the Prevention of Pollution from Ships to accelerate the phase out of single hull tankers from 2015 to 2010 unless the relevant flag states extend the date to 2015. This proposed amendment will take effect in April 2005 unless objected to by a sufficient number of states. We do not know whether any of our vessels will be subject to this accelerated phase-out, but this change could result in a number of our vessels being unable to trade in many markets after 2010. Moreover, the IMO may still adopt regulations in the future that could adversely affect the useful lives of our non-double hull tankers as well as our ability to generate income from them.

Compliance with safety, environmental and other governmental and other requirements may adversely affect our business.

        The shipping industry is affected by numerous regulations in the form of international conventions, national, state and local laws and national and international regulations in force in the jurisdictions in which such tankers operate, as well as in the country or countries in which such tankers are registered. These regulations include the U.S. Oil Pollution Act of 1990, or OPA, the International Convention on Civil Liability for Oil Pollution Damage of 1969, International Convention for the Prevention of Pollution from Ships, the IMO International Convention for the Safety of Life at Sea of 1974, or SOLAS, the International Convention on Load Lines of 1966 and the U.S. Marine Transportation Security Act of 2002. In addition, vessel classification societies also impose significant safety and other requirements on our vessels. We believe our tankers are maintained in good condition in compliance with present regulatory and class requirements relevant to areas in which they operate, and are operated in compliance with applicable safety/environmental laws and regulations.

        However, regulation of tankers, particularly in the areas of safety and environmental impact may change in the future and require significant capital expenditures be incurred on our vessels to keep them in compliance.

We may incur losses when we sell vessels, which may adversely affect our earnings.

        The market value of our vessels will change depending on a number of factors, including general economic and market conditions affecting the shipping industry, competition, cost of vessel construction, governmental or other regulations, prevailing levels of charter rates, and technological changes. During the period a vessel is subject to a charter with the Charterer, we will not be permitted to sell it to take advantage of increases in vessel values without the Charterer's agreement. On the other hand, if the Charterer were to default under the charters due to adverse conditions in the tanker market, causing a termination of the charters, it is likely that the fair market value of vessels would be depressed in such market conditions. If we were to sell a vessel at a time when vessel prices have fallen, we could incur a loss and a reduction in earnings.

Our business has inherent operational risks, which may not be adequately covered by insurance.

        Our tankers and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather, mechanical failures, human error, war, terrorism, piracy and other circumstances or events. In addition, transporting crude oil across a wide variety of international jurisdictions creates a risk of business interruptions due to political circumstances in foreign countries, hostilities, labor strikes and boycotts, the potential for changes in tax rates or policies, and the potential for government expropriation of our vessels. Any of these events may result in loss of revenues, increased costs and decreased cash flows to the Charterer, which could impair its ability to make payments to us under our charters.

        In the event of a casualty to a vessel or other catastrophic event, we will rely on our insurance to pay the insured value of the vessel or the damages incurred. Under the management agreements, Frontline Management is responsible for procuring insurance for our fleet against those risks that we believe the shipping industry commonly insures against. These insurances include marine hull and machinery insurance, protection and indemnity insurance, which includes pollution risks and crew insurances and war risk insurance. Currently, the amount of coverage for liability for pollution, spillage and leakage available to us on commercially reasonable terms through protection and indemnity associations and providers of excess coverage is $1 billion per vessel per occurrence. We cannot assure you that we will be adequately insured against all risks. Frontline Management may not be able to obtain adequate insurance coverage at reasonable rates for our fleet in the future. Additionally, our insurers may refuse to pay particular claims. Any significant loss or liability for which we are not insured could have a material adverse effect on our financial condition.

Maritime claimants could arrest our tankers, which could interrupt the Charterer's or our cash flow.

        Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt the Charterer's or our cash flow and require us to pay a significant amount of money to have the arrest lifted. In addition, in some jurisdictions, such as South Africa, under the "sister ship" theory of liability, a claimant may arrest both the vessel which is subject to the claimant's maritime lien and any "associated" vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert "sister ship" liability against one vessel in our fleet for claims relating to another vessel in our fleet.

As our fleet ages, the risks associated with older tankers could adversely affect our operations.

        In general, the costs to maintain a tanker in good operating condition increase as the tanker ages. Due to improvements in engine technology, older tankers typically are less fuel-efficient than more recently constructed tankers. Cargo insurance rates increase with the age of a tanker, making older tankers less desirable to charterers.

        Governmental regulations, safety or other equipment standards related to the age of tankers may require expenditures for alterations or the addition of new equipment to our tankers to comply with safety or environmental laws or regulations that may be enacted in the future. These laws or regulations may also restrict the type of activities in which our tanker may engage or the geographic regions in which they may operate. We cannot predict what alterations or modifications our vessels may be required to undergo in the future or that as our tankers age, market conditions will justify any required expenditures or enable us to operate our tankers profitably during the remainder of their useful lives.

There may be risks associated with the purchase and operation of secondhand tankers.

        Our current business strategy includes additional growth through the acquisition of secondhand tankers. Although we will inspect secondhand tankers prior to purchase, this does not normally provide us with the same knowledge about their condition that we would have had if such tankers had been built for and operated exclusively by us. Therefore, our future operating results could be negatively affected if some of the tankers do not perform as we expect. Also, we do not receive the benefit of warranties from the builders if the tankers we buy are older than one year.

If Frontline were to become insolvent, a bankruptcy court could pool our or the Charterer's assets and liabilities with those of Frontline under the equitable doctrine of substantive consolidation.

        Under United States bankruptcy law, the equitable doctrine of substantive consolidation can permit a bankruptcy court to disregard the separateness of related entities and to consolidate and pool the entities' assets and liabilities and treat them as though held and incurred by one entity where the interrelationship among the entities warrants such consolidation. Substantive consolidation is an equitable remedy in bankruptcy that results in the pooling of assets and liabilities of a debtor with one or more of its debtor affiliates or, in rare circumstances, non-debtor affiliates, for the purposes of administering claims and assets of creditors as part of the bankruptcy case, including treatment under a reorganization plan.

        Not all jurisdictions that could potentially have jurisdiction over an insolvency or bankruptcy case involving Frontline, us, and/or any of our respective affiliates recognize the substantive consolidation doctrine. For example, we have been advised by our Bermuda counsel that Bermuda does not recognize this doctrine. However, if Frontline or its creditors were to assert claims of substantive consolidation or related theories in a Frontline bankruptcy proceeding in a jurisdiction that recognizes the doctrine of substantive consolidation, such as the United States, the bankruptcy court could make our assets or the Charterer's assets available to satisfy Frontline obligations to its creditors. This could have a material adverse effect on us and on our ability to make payments on the notes.

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial and other obligations.

        We are a holding company, and have no significant assets other than the equity interests in our subsidiaries. Our subsidiaries own all of our vessels, and payments under our charter agreements with the Charterer will be made to our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. If we are unable to obtain funds from our subsidiaries, we will not be able to pay interest or principal on the notes when due, or to redeem the notes upon a change of control, unless we obtain funds from other sources. We cannot assure you that we will be able to obtain the necessary funds from other sources.

Risks relating to the exchange offer

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes described in the offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement that we entered into with Jefferies & Company, Inc. and Citigroup Global Markets Inc., to whom we refer as the initial purchasers in this prospectus, we do not intend to register resales of the outstanding notes under the Securities Act of 1933. You should refer to the section of this prospectus entitled "The Exchange Offer" for information about how to tender your outstanding notes. The tender of outstanding notes pursuant to the exchange offer will reduce the outstanding principal amount of the outstanding notes, which may have an adverse effect on, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The unaudited pro forma statement of operations and balance sheet for the year ended December 31, 2003 gives effect to the following events as if they had occurred on and from January 1, 2003.

  •
  Our purchase from Frontline of our subsidiaries that own a fleet of 46 crude oil tankers and an option to acquire the vessel Oscilla, which assumes: The exercise of our option to acquire the vessel Oscilla, the exchange of Frontline's interests in six associated companies for three wholly owned companies, each owning a VLCC, and a deemed equity contribution from Frontline of $525 million, establishment of an opening cash balance of $5 million and forgiveness of certain historical intercompany balances.

  •
  The charter by us of the fleet to the Charterer under long term fixed rate charters.

  •
  Our entry into the charter ancillary agreement with the Charterer.

  •
  Our entry into the vessel management agreements and the administrative services agreement with Frontline Management.

  •
  The refinancing of our subsidiaries' existing senior secured indebtedness.

        The unaudited pro forma financial information is provided for illustrative purposes only and does not represent what our statements of operations or balance sheet would actually have been if the transactions had in fact occurred on those dates and is not representative of our results of operations for any future periods. Investors are cautioned not to place undue reliance on this unaudited pro forma financial information.

        The footnotes to the pro forma financial information contain a more detailed discussion of how adjustments to reflect the events described above are presented. The unaudited pro forma statements of operations should be read in conjunction with our predecessor combined carve-out financial statements and the related notes and other financial information included elsewhere in this offering circular. The historical statement of operations and the historical balance sheet as of and for year ended December 31, 2003 are derived from the stand alone statement of operations and stand alone balance sheet included elsewhere in this registration statement.

        All of the 47 vessels we have purchased from Frontline are currently under voyage, bareboat or time charter to third parties. The majority of existing charter arrangements will expire prior to March 31, 2004 and the remainder will expire on or before December 31, 2008. We also acquired from Frontline an option to purchase one additional VLCC tanker, which we expect to exercise before the end of 2004.

        The cash flow obligations from our charters with the Charterer became effective as of January 1, 2004, however, we have not reflected any change in the status of the current charter arrangements with third parties for those that expire after March 31, 2004 in either the pro forma statement of operations or the pro forma combined balance sheet. We have determined that we would account for 34 of the long term charters to the Charterer as sales type leases under U.S. GAAP. The remaining 13 vessels will initially be accounted for as chartered under operating leases. We refer you to footnote A to the unaudited pro forma statements of operations for further information regarding the lease classification of our charters. Classification of charters as sales type leases or as operating leases is determined with reference to, among other things, assumptions about useful lives, fair values and scrap values of our vessels. The lease classification of our charters for the purposes of preparing this unaudited pro forma financial information is based on assumptions which reflect our current estimates and reasonably available information. These estimates and available information may change between now and the date of inception of each charter and may cause us to classify our charters differently than the classification we have applied in preparing this unaudited pro forma financial information.

        The following table summarizes our key assumptions about fair values, useful lives and scrap values which we used in classifying our charters as operating leases or sales type leases. Fair values of vessels are generally estimated using the average of three independent broker valuations (which assume a sale between a willing buyer and a willing seller under no compulsion to sell).

Type of vessel	Number of vessels	Dates of construction	Estimated scrapping dates	Average of estimated fair values	Average of estimated scrap values
				(dollars in millions)
Double hull Suezmax OBO	8	1991 to 1992	2016 to 2017	$34.8	$2.4
Double hull Suezmax	8	1993 to 1998	2018 to 2023	$44.6	$3.3
Non-double hull Suezmax	8	1991 to 1993	2015 to 2017	$24.6	$3.0
Double hull VLCC	13	1998 to 2002	2023 to 2027	$79.3	$6.0
Non-double hull VLCC	10	1990 to 1996	2015 to 2017	$34.7	$4.2

Unaudited Pro Forma Statement of Operations for the Year Ended December, 2003

	Historical stand alone	Pro forma Adjustments	Notes	Pro forma
	(dollars in thousands)
REVENUES
Sales type lease income	$—	$150,557	A	$150,557
Time, bareboat and voyage charter revenues	—	143,416	A	143,416
Interest income	199			199

	199			294,172

EXPENSES
Depreciation	—	35,756	C	35,756
Ship operating expenses	—	21,352	B	21,352
Interest expense	2,123	25,723	E
		47,246	F
		4,026	G	79,118
Administrative expenses	14	960	D	974

	2,137			137,200

Net income	$1,938			$156,972

Notes to Adjustments to Unaudited Pro Forma Statements of Operations

        A.    We have chartered all of the 47 vessels we acquired from Frontline to the Charterer under long term charters. All of these vessels are currently under charter to third parties. We refer you to the introduction to this section and to "Business—Our Fleet" in this registration statement for key information regarding the vessels that we acquired and chartered to the Charterer.

        Thirty four of these vessels will complete their current voyage or time charter prior to March 31, 2004 and are assumed to be free and available as of January 1, 2003 for the purposes of this unaudited pro forma financial information. Charters of these vessels have been accounted for as sales type leases and our net investment in the lease is recorded at the inception of the lease. For sales type leases, we will remove the depreciated cost of the associated vessel from our balance sheet and record a net investment in sales type leases. The net investment in a sales type lease is calculated as the sum of the net present values of the minimum lease cash flows, calculated at the inception of the lease. In the unaudited pro forma financial information we have recorded the difference between the depreciated cost of the vessel and the initial net investment in a sales type lease as a gain or loss recorded in the determination of invested equity at the date of inception of the lease.

        Lease cash flows from sales type leases, net of executory costs, are allocated between sales type lease income and a reduction in the balance of the net investment in a manner that results in a constant periodic return based on the reducing balance of the net investment. Management fees payable in respect of vessels with charters classified as sales type leases will be classified as executory costs, and, as such will be recorded as a component of sales type lease cash flows.

        For the purposes of this unaudited pro forma financial information the remaining 13 vessels will be classified as initially chartered under operating leases in accordance with U.S. GAAP. These 13 vessels are currently on charters that end after March 31, 2004 and are therefore assumed by us to be not free and available as of January 1, 2003. When existing charters expire and our new charters to the Charterer take effect for accounting purposes, we will evaluate whether they should be classified as sales type or operating leases.

        Lease cash flows from operating leases are recorded wholly as revenues. Management fees payable in respect of vessels with charters classified as operating leases will be recorded as ship operating expenses. For these vessels, pro forma charter revenues reflect the rates due under existing charter arrangements. These charters will be accounted for as operating leases until the expiration of the existing charters.

        As the economic effect of the new charters to the Charterer took effect January 1, 2004, we will pay to or receive from the Charterer the difference between the new charter rates and the underlying charter rates until vessels complete their current charter arrangements.

        Current charter arrangements for the 12 vessels on charters expiring after March 31, 2004 expire as follows:

Period of charter expiration	Number of vessels
July 1, 2003 to September 30, 2004	3
October 1, 2004 to December 31, 2004	1
January 1, 2005 to December 31, 2005	1
January 1, 2006 to December 31, 2006	5
January 1, 2007 to December 31, 2008	3

Total	13

        The pro forma adjustments for the year ended December 31, 2003 are calculated as follows:

Year ended December 31, 2003
Adjustment to recognize historical revenues from vessels that will be chartered to the Charterer by March 31, 2004 under sales type leases	$130,685
Adjustment to recognize estimated revenues from acquisition of Oscilla from January 1, 2003	12,731

Total pro forma adjustment	143,416

Adjustment to recognize sales type lease income from charters accounted for as sales type leases	150,557

Total pro forma adjustment	$150,557

        Assuming we entered into the sales type leases as of January 1, 2003, we estimate that we would have recognized a gain of $82.2 million in the determination of our deemed equity.

        In addition to the charters to the Charterer which are given effect in this unaudited pro forma financial information, we entered enter into a profit sharing agreement with the Charterer. Under the terms of this agreement, beginning with the final 11-month period in 2004 and for each calendar year thereafter, the Charterer has agreed to pay us a profit sharing payment equal to 20% of the charter revenues for the applicable period, calculated and paid annually in arrears on a TCE basis, realized by the Charterer for our fleet in excess of a weighted average rate of $25,575 per day for each VLCC and $21,100 per day for each Suexmax tanker. We have assumed that there would be no profit sharing payments made to us and no adjustment has been made to this pro forma financial information to reflect any effect of this arrangement.

        B.    This adjustment is to recognize ship operating expenses for the 47 vessels we acquired and to reflect the $6,500 per day per vessel that we will pay under the vessel management agreements. These management fee payments will be recorded as ship operating expenses for the 13 charters accounted for as operating leases. Management fees will be recorded as executory costs for the 34 charters accounted for as sales type leases and as such will be recorded, with the charter payments, as a component of sales type lease cash flows.

        C.    This adjustment is to recognize the depreciation charge relating to the 13 vessels accounted for as chartered under operating leases and to adjust depreciation to reflect the acquisition of Oscilla from January 1, 2003.

        D.    This adjustment is to recognize administrative expenses of $20,000 per year payable by us and each of our subsidiaries under the administrative services agreement. No adjustment has been made to the amount of third party expenses of the Company which comprise out of pocket expenses incurred on behalf of the service recipients, including legal fees, independent auditors, printers, mailing costs, depositories, transfer agents, insurance, proxy solicitors, filing fees, self-regulatory agencies, listing fees, stock exchange maintenance fees, directors' fees as set by the relevant service recipient, and similar fees and expenses. These costs are not covered by the administrative services agreement and will be borne by the Company.

        E.    We refinanced the senior secured indebtedness of our subsidiaries at the time that we acquired them from Frontline with the proceeds of a new senior secured credit facility. This new credit facility has an original principal balance of $1,058 million and is repayable over six years. This adjustment is to recognize the change in interest expense that we would have incurred if our refinancing had taken place as of January 1, 2003. We assumed repayments of $93.7 million in 2003 based on the repayment profile of the new credit facility. The pro forma adjustments for the year ended December 31, 2003 are calculated as follows:

Year ended December 31, 2003
Estimated average balance	$1,022,634
Effective Interest rate	2.48%
Estimated interest on new credit facility	$25,723

Total pro forma adjustment	$25,723

        Interest on the new credit facility is payable at an interest rate based on LIBOR plus a margin of 1.25%. We estimated interest payable on the new credit facility using an average LIBOR rates of 1.235% the year ended December 31, 2003. These rates are based on an average of three month LIBOR over the applicable period. An increase or decrease in assumed interest rates of 0.125% would increase or decrease estimated interest expense $1.3 million in the year ended December 31, 2003 respectively.

        Under our new credit facility we are required to enter into new interest rate swap agreements to effectively fix the interest rate payable on at least $500 million of our new credit facility for five years. We have not made any adjustments to this unaudited pro forma combined financial information to reflect the estimated effect of our new interest rate swap agreements. We estimate that had we entered into new interest rate swap agreements on or around January 1, 2003 we would have effectively fixed the interest rate payable at 3.34%, which was the five year swap rate at January 1, 2003, on the amount so fixed. The estimated effect of effectively fixing our interest rate at 3.34% on $500 million principal amount of debt would be to record additional interest expense of $4.3 million for the year ended December 31, 2003. We have not estimated the effect of changes in market values of interest rate swap contracts in this unaudited pro forma combined financial information.

        F.     This adjustment is to reflect the interest expense on the notes at an interest rate of 8.5% per year. Interest on the notes is estimated to be $49.3 million in the year ended December 31, 2003.

        G.    This adjustment represents the estimated adjustment of amortization of deferred charges and financing fees resulting from our refinancing. The pro forma adjustments for the year ended December 31, 2003 are calculated as follows:

Year ended December 31, 2003
Amortization of deferred charges and financing fees associated with the refinancing of the existing bank debt	2,371
Amortization of deferred charges and financing fees associated with the notes	1,655

Total pro forma adjustment	$4,026

Unaudited Pro Forma Balance Sheet as of December 31, 2003

		Pro forma Adjustments	Pro forma Adjustments	Pro forma Adjustments	Pro forma Adjustments		Pro forma Adjustments
	Historical stand alone					Pro forma before effect of charters
		Note A	Note B	Note C	Note D		Note E	Pro forma
	(dollars in thousands)
Assets
Cash and cash equivalents	$565,500	$(399,520)	$1,043,775	$(1,031,533)	$(173,222)	$5,000		$5,000
Other current assets	211					211		211

Total current assets	565,711					5,211		5,211

Newbuildings and vessel purchase options	—					—		—
Vessels and equipment, net	—	2,098,011				2,098,011	(1,510,949)	587,062
Net investments in sales type leases	—						1,593,167	1,593,167
Investment in associated companies	—
Deferred charges	16,480	4,498	14,225	(4,498)		30,705		30,705
Other long term assets	—

Total assets	$582,191					$2,133,927		$2,216,145

Liabilities and Stockholders' equity
Current portion of long term debt	$—	144,321	$93,711	$(144,321)		$93,711		$93,711
Current liabilities	4,015	2,897		(2,897)		4,015		4,015
Mark to market valuation of derivatives	—	5,655		(5,655)		—		—
Amount due to parent company	102					102		102

Total current liabilities	4,117					97,828		97,828
Long term debt	580,000	878,660	964,289	(878,660)		1,544,289		1,544,289

Total liabilities	584,117					1,642,117		1,642,117
Invested equity	(1,926)	671,456		(4,498)	(173,222)	491,810	82,218	574,028

Total liabilities and stockholder's equity	$582,191					$2,133,927		$2,216,145

Notes to Adjustments to Unaudited Pro Forma Combined Balance Sheet

        A.    These adjustments reflect the effect of our purchase from Frontline of our subsidiaries that own a fleet of 47 crude oil tankers, which assumes: The exercise of Frontline's option to acquire the vessel Oscilla, the exchange of Frontline's interests in six associated companies for three wholly owned companies, each owning a VLCC, and a deemed equity contribution from Frontline of $525 million. We paid Frontline $950 million to acquire our subsidiaries. The subsidiaries assets and liabilities (adjusted for the pro forma exercise of Frontline's option to acquire the Oscilla) consist of $25.5 million of cash balances, $2,098.0 million of vessels at book value, $4.5 million of deferred charges, $2.9 million of current liabilities and $1,028.6 million of secured debt and related interest rate swap derivatives.

        The pro forma adjustments to cash and cash equivalents for the year ended December 31, 2003 is calculated as follows:

Year ended December 31, 2003
Purchase price for our subsidiaries	$(950,000)
Deemed equity contribution from Frontline	525,000
Cash balances acquired with our subsidiaries	25,480

Total pro forma adjustment	$(399,520)

        B.    These adjustments reflect the drawdown of our new senior secured credit facility and payment of estimated finance fees on this facility.

        C.    These adjustments reflect the effect of the repayment of our subsidiaries' existing senior secured indebtedness. In addition they reflect the estimated adjustment to deferred charges and financing fees resulting from the repayment of that existing indebtedness.

        D.    These adjustments reflect the effect of a deemed dividend payable by us to Frontline out of the surplus cash remaining after our acquisition of the fleet from Frontline, our refinancing of the existing senior secured indebtedness of our subsidiaries and the establishment of an opening cash balance of $5.0 million.

        E.    These adjustments reflect our entry into the charters with the Charterer. For the 13 vessels with charters that are classified as operating leases (we refer you to footnote A to the adjustments to the unaudited pro forma statements of operations above) there is no change in the classification of the vessels. For the remaining 34 vessels, the charters will be accounted for as sales type leases and the net investment in sales type leases will be recorded at the inception of the leases. For those 31 vessels the book value of the vessels is eliminated on the sale of the vessels and the charter is recognized by recording the net investment in the sales type lease. The difference between the sales price and the net investment is recorded as invested equity. The pro forma effect on invested equity of entering into these sales type leases as of December 31, 2003 would be to recognize a gain of $82.2 million.

USE OF PROCEEDS OF OUR OUTSTANDING NOTES

        We are making the exchange offer to satisfy our obligations under the outstanding notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of outstanding notes. Any outstanding notes that are properly tendered in the exchange offer will be accepted, canceled and retired and cannot be reissued. Accordingly, issuance of the exchange notes will not result in a change in the capitalization of the Company.

        We issued $580 million principal amount of the outstanding notes on December 18, 2003 to the initial purchasers of the outstanding notes. Our net proceeds from the offering of the outstanding notes, after deducting initial purchasers' discounts and commissions, were approximately $565 million. In addition we incurred approximately $2 million of expenses in connection with our initial offerings.

        We used these net proceeds, together with senior secured bank borrowings of approximately $1.058 billion and an equity contribution of approximately $525 million, to acquire our fleet of 46 vessels and an option to acquire one additional vessel from Frontline for a purchase price of approximately $950 million plus the assumption of indebtedness with respect to the fleet of approximately $1.162 billion.

CAPITALIZATION

        The following table sets forth our stand alone capitalization at December 31, 2003 and as adjusted to reflect:

  •
  the completion of the refinancing of our existing senior secured credit facilities in the amount of $1.158 billion by our senior secured credit facility in the amount of $1.058 billion;

  •
  our purchase of the 46 vessels and an option to purchase an additional vessel from Frontline for a total purchase price of $950 million, excluding working capital and other intercompany balances retained by Frontline; and

  •
  the deemed equity contribution from Frontline, which established an opening cash balance for us of $5.0 million and eliminated any remaining amount due to Frontline.

        The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and our predecessor combined carve-out financial statements together with the notes thereto, included in this prospectus.

	December 31, 2003
	Actual	As Adjusted
	(dollars in millions)	(dollars in millions)
Long-term debt including current portion:
8 1/2% Senior Notes due 2013(3)	$580.0	$580.0
New senior secured credit facility	—	1,058.0
Total debt	580.0	1,638.0

Stockholders' equity(1)(2)	(2.0)	525.0

Total capitalization	$578.0	$2,163.0

(1)
As required by Bermuda law, the initial capital contribution was $12,000.

(2)
Does not reflect any gain or loss that may be recorded under U.S. GAAP on the effective date of the charters. We refer you to "Unaudited Pro Forma Combined Financial Information" for a discussion of the effect of the expected change in status of 31 of our long term charters from operating leases to sales type leases under U.S. GAAP.

(3)
This exchange offer will replace the outstanding notes with exchange notes of the same value.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the 12-month periods ending December 31, 2001, 2002 and 2003. We define the term "earnings" is defined as the amount resulting from adding and subtracting the following items: add the following: (a) net income or loss, (b) fixed charges. From the total of added items subtract the following: (a) share in results of associated companies, (b) interest capitalized. We define the term "fixed charges" as the sum of the following: (a) interest expensed, (b) interest capitalized, (c) amortization of deferred finance charges.

	Year Ended December 31,
	2003	2002	2001
	(dollars in thousands, except ratios)
Earnings	347,831	70,275	256,643

Fixed charges	35,117	43,062	59,763

Ratio of earnings to fixed charges	9.90	1.63	4.29

SELECTED COMBINED FINANCIAL INFORMATION AND OTHER DATA

        The following selected combined financial and other data summarize our historical combined financial information. The selected combined income statement data for the fiscal years ended December 31, 2003, 2002, 2001 and the selected combined balance sheet data with respect to the fiscal years ended December 31, 2003 and 2002 have been derived from our audited predecessor combined carve-out financial statements included herein. The selected income statement data for the fiscal year ended December 31, 2000 and the selected combined balance sheet data with respect to the fiscal years ended December 31, 2001 and 2000 have been derived from our audited predecessor combined carve-out financial statements not included herein. The following standalone financial information as at December 31, 2003 has been derived from our audited standalone financial statements included herein. The selected combined financial data are not necessarily indicative of future results. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical predecessor combined carve-out financial statements and the notes thereto included elsewhere in this prospectus.

        This prospectus does not include selected combined financial and other data for the 12-month period ending December 31, 1999. As noted above, the Company's selected combined financial and other data is derived from the combined carve-out financial statements of Frontline and the Company is not in a position to prepare carve-out financial statements for the 12-month period ending

December 31, 1999 or the selected combined financial and other data derived from such financial statements without unreasonable effort and expense.

	Year Ended December 31,
	2003	2002	2001	2000
	(dollars in thousands, except ratios)
Income Statement Data:
Total operating revenues	$695,068	$365,174	$486,655	$482,908
Total operating expenses	346,252	279,083	255,937	220,657
Net operating income	348,816	86,091	230,718	262,251
Net other income (expenses)	(14,004)	(53,925)	(43,180)	(50,107)
Net income (loss) before cumulative effect of change in accounting principle	334,812	32,166	187,538	212,144
Cumulative effect of change in accounting principle	—	(14,142)	24,472	—
Net income	334,812	18,024	212,010	212,144
Balance Sheet Data (at end of period):
Cash and cash equivalents	$26,519	$20,634	$26,041	$15,274
Newbuildings and vessel purchase options	8,370	8,370	63,470	36,326
Vessels and equipment, net	1,863,504	1,904,146	1,696,528	1,572,844
Total assets	2,156,348	2,123,607	1,951,353	1,784,676
Short-term debt and current portion of long term debt	141,522	131,293	130,428	121,399
Long-term debt	850,088	975,554	870,109	850,453
Share capital	—	—	—	—
Stockholders' equity	822,026	485,605	466,742	259,632
Cash Flow Data
Cash provided by operating activities	$415,523	$115,658	$307,167
Cash provided by (used in) investing activities	(51,632)	(261,779)	(271,850)
Cash provided by (used in) financing activities	(358,006)	140,714	(24,549)
Other Financial Data
EBITDA(1)	$470,078	$162,554	$330,687	$342,908
Fleet Data
Number of wholly owned vessels (end of period)	43	42	38	35
Number of vessels owned in joint ventures (end of period)	6	9	7	2
Average Daily Time Charter Equivalent(2)
VLCCs	$40,400	$22,200	$34,600	$34,500
Suezmaxes	$33,500	$18,400	$30,600	$35,000
Suezmax OBOs	$32,000	$17,700	$28,900	$33,500

(1)
EBITDA is defined as net income before taxes, interest expense, interest income, depreciation and amortization and cumulative effect of change in accounting principle. EBITDA is included because it is used by certain investors to measure a company's performance. EBITDA is not a measure recognized by GAAP and should not be considered as an alternative to net income or any other indicator of a company's performance required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies. For a reconciliation of EBITDA to net income see note 1 to "Summary Combined Financial and Other Data".

(2)
Time charter equivalent, or TCE, is a standard industry measure of the average daily revenue performance of a vessel. This is calculated by dividing net operating revenues by the number of days on charter. Net operating revenues are revenues minus voyage expenses. Days spent off hire are excluded from this calculation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read in conjunction with our predecessor combined carve-out financial statements, which we call our combined financial statements, and the related notes, and the other financial information included elsewhere in this document. This discussion includes forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those contained in the forward-looking statements.

Overview—Predecessor

        For the years ended December 31, 2003, 2002 and 2001, the combined financial statements presented herein have been carved out of the consolidated financial statements of Frontline. Our financial position, results of operations and cash flows reflected in our combined financial statements are not necessarily indicative of those that would have been achieved had we operated autonomously for all periods presented.

        Our combined financial statements assume that our business was operated as a separate corporate entity prior to its inception. Ship Finance International Limited, or the Company, was formed on October 10, 2003, and prior to that time our business was operated as part of the shipping business of Frontline. Our combined financial statements have been prepared to reflect the combination of certain of Frontline's wholly owned VLCC and Suezmax owning subsidiaries, interests in joint ventures and an option to acquire an additional VLCC, which taken together represent the 46 vessel owning subsidiaries and one subsidiary holding an option to acquire a VLCC that we have acquired from Frontline and which we refer to collectively as the Vessel Interests.

        Where Frontline's assets, liabilities, revenues and expenses relate to the specific Vessel Interests, these have been identified and carved out for inclusion in our combined financial statements. Frontline's shipping interests and other assets, liabilities, revenues and expenses that do not relate to the Vessel Interests have been identified and not included in our combined financial statements. The preparation of our combined financial statements requires allocation of certain assets and liabilities and expenses where these items are not identifiable as related to one specific activity. Administrative overheads of Frontline that cannot be related to a specific vessel have been allocated pro rata based on the number of vessels in the Company compared with the number in Frontline's total fleet. Management has deemed that the related allocations are reasonable to present the financial position, results of operations, and cash flows of the Company. Management believes the various allocated amounts would not materially differ from those that would have been achieved had the Company operated on a stand- alone basis for all periods presented. However, the financial position, results of operations and cash flows of the Company are not necessarily indicative of those that would have been achieved had the Company operated autonomously for all periods presented as the Company may have made different operational and investment decisions as a Company independent of Frontline.

        The majority of the Company's assets, liabilities, revenues and expenses are vessel specific and are included in the vessel owning subsidiaries' financial statements. However, in addition, the following significant allocations have been made:

        Goodwill:    Goodwill has arisen on certain of the acquisitions undertaken in the three year period ended December 31, 2003 as described in Note 21 to our combined financial statements. Goodwill has been allocated to the Company on the basis that the vessels obtained in these acquisitions, and to which the goodwill is considered to relate, are included in our combined financial statements. The associated amortization of goodwill has also been allocated to the Company and recognized in our combined financial statements. Following the adoption of FAS 142 effective January 1, 2002, we no longer amortize goodwill, but rather test it for impairment at least on an annual basis.

        Long term debt:    An allocation of corporate debt of Frontline has been made. This debt has been allocated as it relates specifically to a vessel over which the Company has a purchase option. The associated interest expense has also been allocated to our combined financial statements.

        Interest rate swaps:    For the purposes of our combined financial statements, interest rate swaps specific to carved out debt have been included. In addition, non-debt specific interest rate swaps have been included on the basis that such swaps were intended to cover the floating rate debt that has been included in our combined statements. The associated mark to market adjustments arising on the swaps has also been allocated to our combined financial statements and is included in other financial items, net.

        Administrative expenses:    Frontline's overheads relate primarily to management organizations in Bermuda and Oslo that manage the business. These overhead costs include salaries and other employee related costs, office rents, legal and professional fees and other general administrative expenses. Other employee related costs includes costs recognized in relation to Frontline's employee share option plan.

        No allocation of interest income has been made and interest income reported in our combined financial statements represents interest income earned by the vessel owning subsidiaries and interest earned on loans to joint ventures.

        Our combined financial statements have been prepared based on the completion of the transaction between the Company and Frontline described in this prospectus.

        The Company and Frontline entered into a fleet purchase agreement pursuant to which we purchased the Vessel Interests for $950 million, excluding working capital and other intercompany balances to be retained by Frontline, plus assumption of senior secured indebtedness with respect to the fleet in the amount of $1.158 billion. The purchase price for the Vessel Interests and the refinancing of the existing senior secured indebtedness was financed through a combination of the net proceeds of the Notes, funds from our $1.058 billion senior secured credit facility and a deemed equity contribution from Frontline.

        All of our vessels are chartered to the Charterer under long term time charters. All of our vessel technical management is performed for us by Frontline Management under the management agreements for a fixed rate. As such, our future operations and the operations of our subsidiaries will differ significantly from the historical operations of Frontline and its subsidiaries upon which our historical carved out financial statements are based. In particular, our revenues are generated primarily from charter payments made to us by the Charterer under the charters that consist of sales type leases and operating leases. Our expenses consist primarily of interest on the notes and our senior secured credit facility and payments that we make to Frontline Management.

Overview—Stand Alone Basis

        Ship Finance International Limited was incorporated in Bermuda on October 10, 2003 for the purpose of acquiring certain of the shipping assets of its parent company, Frontline Ltd. Frontline is a publicly listed Bermuda based shipping company engaged primarily in the ownership and operation of oil tankers, including oil/bulk/ore, OBO, carriers. The Company is a wholly owned subsidiary of Frontline. Frontline operates tankers of two sizes: very large crude carriers, which are between 200,000 and 320,000 dwt, and Suezmaxes, which are vessels between 120,000 and 170,000 dwt. Frontline is a holding company which operates through subsidiaries and joint ventures located in Bermuda, Isle of Man, Liberia, Norway, Panama, Singapore, the Bahamas and Sweden

        On December 11, 2003 the Company entered into a purchase agreement with Frontline to purchase certain of Frontline's wholly owned VLCC and Suezmax owning subsidiaries, including certain subsidiaries acquired or expected to be acquired through a reorganization of interests in certain joint ventures plus a purchase option to acquire a further VLCC, which we refer to collectively as the Vessel Interests.

        On December 18, 2003 the Company issued $580 million of 8.5% Senior Notes due 2013 in a private offering to Qualified Institutional Buyers. The proceeds from this offering, together with a deemed equity contribution of approximately $525 million from Frontline, were used to complete the acquisition of the Vessel Interests.

        On January 1, 2004 the Company completed the purchase of the Vessel Interests it agreed to purchase from Frontline on December 11, 2003.

        As a result of these transactions the Company has acquired a fleet of 24 Suezmax tankers, 22 VLCCs, and an option to acquire an additional VLCC with a combined deadweight tonnage of 10,498,000,000 tones and a combined book value of approximately $2,107 million.

        On January 1, 2004 the Company entered into time charter agreements with Frontline Shipping Ltd., a subsidiary of Frontline, to charter the 46 vessels for substantially the remainder of their useful lives at fixed rates.

        On January 1, 2004 the Company entered into management agreements with Frontline Management (Bermuda) Ltd. a subsidiary of Frontline, to manage the 46 vessels for substantially the remainder of their useful lives at fixed rates.

Predecessor Business

        Our combined financial statements reflect the business activities of Frontline related to the Vessel Interests. Frontline's principal focus and expertise is to provide transportation services to major integrated oil companies and other customers that require transportation of crude oil and oil products cargoes.

        As at December 31, 2003, the Vessel Interests were comprised of 19 wholly owned VLCCs, 24 wholly owned Suezmax tankers, one option to acquire a VLCC and interests in six associated companies which each own a VLCC. In 2002, we took delivery of four wholly owned newbuilding double hull VLCCs. In 2001, we took delivery of three VLCCs built in 1999 on which we had purchase options. In addition, through Frontline's acquisition of Mosvold Shipping Limited, which was completed in 2001, we acquired one VLCC newbuilding contract, which was delivered in October 2002. In 2000, through Frontline's acquisition of Golden Ocean Group Limited, we acquired three VLCCs, interests in two associated companies which each owned a VLCC and four options to acquire a VLCC.

Future Business

        The completion of the purchase of the 46 crude oil tanker owning subsidiaries and one subsidiary holding an option on an additional tanker from Frontline took place as of January 1, 2004. We have chartered our fleet to the Charterer, a wholly owned subsidiary of Frontline, under long term, fixed rate charters effective as of January 1, 2004. The Charterer was initially capitalized by Frontline with $250 million to support its obligation to make charter payments to us. We also entered into fixed rate management agreements with another wholly owned subsidiary of Frontline. These arrangements are intended to provide us with stable cash flow and reduce our exposure to volatility in the markets for these vessels.

Factors Affecting Our Historical Results

        The principal factors that have affected our historical results of operations and financial position include:

  •
  the earnings of our vessels in the charter market;

  •
  vessel expenses;

  •
  administrative expenses;

  •
  depreciation;

  •
  interest expense; and

  •
  foreign exchange.

        We have derived our earnings from bareboat charters, time charters, voyage charters and contracts of affreightment.

        A bareboat charter is a contract for the use of a vessel for a specified period of time where the charterer pays substantially all of the vessel voyage costs and operating costs. A time charter is a contract for the use of a vessel for a specific period of time during which the charterer pays substantially all of the vessel voyage costs but the vessel owner pays the operating costs. A voyage charter is a contract for the use of a vessel for a specific voyage in which the vessel owner pays substantially all of the vessel voyage costs and operating costs. A contract of affreightment is a form of voyage charter in which the owner agrees to carry a specific type and quantity of cargo in two or more shipments over an agreed period of time. Accordingly, for equivalent profitability, charter income under a voyage charter would be greater than that under a time charter to take account of the owner's payment of the vessel voyage costs. In order to compare vessels trading under different types of charters, it is standard industry practice to measure the revenue performance of a vessel in terms of average daily time charter equivalent earnings, or TCEs. For voyage charters, this is calculated by dividing net operating revenues by the number of days on charter. Days spent offhire are excluded from this calculation.

        As at December 31, 2003, 2002 and 2001, 29, 35 and 24, respectively, of our vessels operated in the voyage charter market. The tanker industry has historically been highly cyclical, experiencing volatility in profitability, vessel values and freight rates. In particular, freight and charter rates are strongly influenced by the supply of tanker vessels and the demand for oil transportation services. The following table sets forth the average daily TCEs earned by our tanker fleet over the last three years:

	Year Ended December 31,
	2003	2002	2001
	(dollars per day)
VLCC	40,400	22,200	34,600
Suezmax	33,500	18,400	30,600
Suezmax OBO	32,000	17,700	28,900

        Operating costs are the direct costs associated with running a vessel and include crew costs, vessel supplies, repairs and maintenance, drydockings, lubricating oils and insurance.

        Administrative expenses are composed of general corporate overhead expenses, including personnel costs, property costs, legal and professional fees and other general administrative expenses. Personnel costs include, among other things, salaries, pension costs, fringe benefits, travel costs and health insurance. In 2002 and 2001, administrative expenses also included administrative costs associated with the Frontline's participation in Tankers International LLC, or Tankers, a pooling arrangement for the commercial operation of the VLCCs of Frontline and five other VLCC operators, entered into in December of 1999. Frontline withdrew from the pool in July of 2002 and these costs ceased in the second half of 2002.

        Depreciation, or the periodic cost charged to our income for the reduction in usefulness and long-term value of our vessels, is also related to the number of vessels we own. We depreciate the cost of our vessels, less their estimated residual value, over their estimated useful life on a straight-line basis. No charge is made for depreciation of vessels under construction until they are delivered.

        Interest expense in our combined financial statements relates to vessel specific debt facilities of our subsidiaries and to corporate debt that has been allocated to us. Interest expense depends on our overall borrowing levels and may significantly increase when we acquire vessels or on the delivery of newbuildings. Interest incurred during the construction of a newbuilding is capitalized in the cost of the newbuilding. Interest expense may also change with prevailing interest rates, although the effect of these changes may be reduced by interest rate swaps or other derivative instruments. As at December 31, 2003, all of our debt was floating rate debt. We may enter into interest rate swap arrangements if we believe it is advantageous to do so. As at December 31, 2003, certain of our subsidiaries had Yen denominated debt and charters denominated in Yen, which expose us to exchange rate risk. As at December 31, 2003 and 2002, we had Yen denominated debt in subsidiaries of ¥9.6 billion and ¥5.1 billion respectively.

        Although inflation has had a moderate impact on our vessel operating expenses and corporate overheads, management does not consider inflation to be a significant risk to direct costs in the current and foreseeable economic environment. In addition, in a shipping downturn, costs subject to inflation can usually be controlled because shipping companies typically monitor costs to preserve liquidity and encourage suppliers and service providers to lower rates and prices in the event of a downturn.

Factors Affecting Our Future Results

        Principal factors that are expected to affect our future results of operations and financial position include:

  •
  the earnings of our vessels under time charters to the Charterer;

  •
  the amount we receive under the profit sharing arrangement with the Charterer;

  •
  the earnings and expenses related to any additional vessels that we acquire;

  •
  vessel management fees;

  •
  administrative expenses; and

  •
  interest expense.

        Initially, our future revenues will derive primarily from our long term, fixed rate time charters with the Charterer. All 46 vessels that we have acquired from Frontline are chartered to the Charterer under long term charters, described under "Business—Charter Arrangements." In addition, beginning with the final 11-month period in 2004 and for each calendar year thereafter, the Charterer will pay us a profit sharing payment if our vessels' earnings exceed certain amounts.

        The Company's future expenses will consist primarily of vessel management fees, administrative expenses and interest expense. With respect to vessel management fees, our vessel owning subsidiaries have entered into fixed cost management agreements with Frontline Management under which Frontline Management will be responsible for all technical management of the vessels, including crewing, maintenance, repair, capital expenditures, drydocking, vessel taxes and other vessel operating and voyage expenses. Each of these subsidiaries pay Frontline Management a fixed fee of $6,500 per day per vessel for all of the above services.

        The Company has entered into an administrative services agreement with Frontline Management under which Frontline Management provides us with administrative support services such as the maintenance of our corporate books and records, the preparation of tax returns and financial statements, assistance with corporate and regulatory compliance matters not related to our vessels, payroll services, legal services, and other non-vessel related administrative services. The Company and our vessel owning subsidiaries pay Frontline Management a fixed fee of $20,000 each per year for its services under the agreement, and reimburse Frontline Management for reasonable third party costs, if any, advanced on our behalf by Frontline, including directors fees and expenses, shareholder communications and public relations, registrars, audit, legal fees and listings costs. The Company currently does not have its own employees.

        Other than the interest expense associated with our notes, the amount of our interest expense will be dependent on the same factors set forth above as to Frontline's historic incurrence of interest expense. The Company has a $1.058 billion secured six-year credit facility with a syndicate of financial institutions. This credit facility provided us with a portion of the capital required to complete the acquisition of the Vessel Interests and to refinance related secured indebtedness. We have entered into interest rate swaps to fix the interest on $500.0 million of the borrowings under this facility for a period of five years at an average rate of 3.4%.

Change in Accounting Policies

        In 2001, the Company changed its accounting policy for drydockings to the "expense as incurred" method, whereby drydocking expenses are recognized when they take place. Prior to 2001, provisions for future drydockings were accrued and charged as an expense on a pro-rata basis over the period to the next scheduled vessel drydocking. The "expense as incurred" method is considered by management to be more reliable as it eliminates the uncertainty associated with estimating the cost and timing of future drydockings. The cumulative effect of this change in accounting principle is shown separately in the combined statements of operations for the year ended December 31, 2001 and resulted in a credit to income of $24.5 million in 2001. The cumulative effect of this change as of January 1, 2001 on our combined balance sheet was to reduce total liabilities by $24.5 million.

        In June 2001, the FASB approved Statement of Financial Accounting Standard, or SFAS, No. 142, "Goodwill and Other Intangible Assets." As of January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" and recorded an impairment charge of $14.1 million for the unamortized goodwill on that date that is shown separately in the combined statement of operations as a cumulative effect of change in accounting principle. The valuation of the fair value of the reporting unit used to assess the recoverability of goodwill, was a combination of independent third party valuations and the quoted market price of Frontline's shares.

        As of January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivatives and Hedging Activities." Certain hedge relationships met the hedge criteria prior to SFAS 133, but do not meet the criteria for hedge accounting under SFAS 133. The Company adopted SFAS 133 in the first quarter of fiscal year 2001 and upon initial adoption recorded certain transition adjustments resulting in recognizing the fair value of its derivatives as assets of $0.4 million and liabilities of $0.7 million. We recognized a gain of $0.2 million in income and a charge of $0.5 million made to other comprehensive income. On January 1, 2002, the Company discontinued hedge accounting for two interest rate swaps previously accounted for as cash flow hedges. This resulted in a balance of $4.9 million being frozen in accumulated other comprehensive income as at that date and this will be reclassified to the income statement over the life of the underlying instrument.

Recently Issued Accounting Standards

        In January 2003, the FASB issued Interpretation 46, Consolidation of Variable Interest Entities. In December 2003, the FASB issued Interpretation 46 Revised, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Interpretation 46 requires a variable interest entity to be combined by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of Interpretation 46 apply in the first fiscal year or interim period ending after December 15, 2003 to variable interest entities created after January 31, 2003. The consolidation requirements apply in the first fiscal year or interim period ending after December 15, 2003 for "Special Purpose Entities" created before January 31, 2003. The consolidation requirements apply in the first fiscal year or interim period ending after March 15, 2004 for other entities created before January 31, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        The Company has an option to purchase the VLCC Oscilla on or before the expiry of a five-year time charter, which commenced in March 2000. Oscilla is owned and operated by an unrelated entity, Seacrest Shipping Ltd. ("Seacrest"). If the Company had exercised its option at December 31, 2003, the cost to the Company of the Oscilla would have been approximately $42.3 million and the maximum exposure to loss is $17.4 million, representing amounts outstanding from Seacrest of $9.0 million and the carrying value of the option of $8.4 million. At December 31, 2003, Seacrest had total indebtedness of $36.0 million (including $9.0 million due to the Company) and JPY674.6 million (equivalent to $6.3 million) and the fair value of the vessel Oscilla was $78.5 million.

Critical Accounting Policies

        The preparation of our combined financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of our combined financial statements and the reported amounts of revenues and expenses during the reporting period. The following is a discussion of the accounting policies applied by the Company that are considered to involve a higher degree of judgment in their application. See Note 2 to our combined financial statements for details of all of the Company's material accounting policies.

  Carve out of the Financial Statements of Frontline

        For the years ended December 31, 2003, 2002 and 2001, our combined financial statements presented herein have been carved out of the financial statements of Frontline.

        Frontline is a shipping company with activities that include the ownership and operations of oil tankers and dry bulk carriers as well as leasing in vessels and participation in tanker owning joint venture arrangements. Frontline is also involved in the purchase and sale of vessels. Where Frontline's assets, liabilities, revenues and expenses relate to the specific Vessel Interests, these have been identified and carved out for inclusion in our combined financial statements. Frontline's shipping interests and other assets, liabilities, revenues and expenses that do not relate to the Vessel Interests have been identified and not included in our combined financial statements. The preparation of our combined financial statements requires the allocation of certain assets and liabilities and expenses where these items are not identifiable as related to one specific activity. Administrative overheads of Frontline that cannot be related to a specific vessel have been allocated based on the number of vessels in the Company compared with the number in Frontline's total fleet. Management has deemed the related allocations are reasonable to present the financial position, results of operations, and cash flows of the Company. Management believes the various allocated amounts would not materially differ from those that would have been achieved had the Company operated on a stand-alone basis for all periods presented. The financial position, results of operations and cash flows of the Company are not necessarily indicative of those that would have been achieved had the Company operated autonomously for all years presented as the Company may have made different operational and investment decisions as a company independent of Frontline.

  Revenue Recognition

        Revenues are generated from freight billings, contracts of affreightment, time charter and bareboat charter hires. Time charter and bareboat charter revenues are recorded over the term of the charter as service is provided. Under a voyage charter the revenues and associated voyage costs are recognized ratably over the estimated duration of the voyage. The operating results of voyages in progress at a reporting date are estimated and recognized pro-rata on a per day basis. Probable losses on voyages are provided for in full at the time such losses can be estimated. Amounts receivable or payable arising from profit sharing arrangements are accrued based on the estimated results of the voyage recorded as at the reporting date.

        The operating revenues and voyage expenses of the vessels operating in the Tankers pool, and certain other pool arrangements, are pooled and net operating revenues, calculated on a TCE basis, are allocated to the pool participants according to an agreed formula. The same revenue and expenses principles stated above are applied in determining the pool's net operating revenues.

  Vessels and Depreciation

        The cost of the Company's vessels is depreciated on a straight-line basis over the vessels' remaining economic useful lives. Management estimates the useful life of the Company's vessels to be 25 years. This is a common life expectancy applied in the shipping industry. Effective in April 2001, the International Maritime Organization, or IMO, implemented new regulations that result in the accelerated phase out of certain non-double hull vessels.

        In December 2003, the Marine Environmental Protection Committee of the IMO adopted a proposed amendment to the International Convention for the Prevention of Pollution from Ships to accelerate the phase out of single hull tankers from 2015 to 2010 unless the relevant flag states extend the date to 2015. This proposed amendment will take effect in April 2005 unless objected to by a sufficient number of states. As a result, the Company has re-evaluated the estimated useful lives of its single hull vessels and determined this to be the earlier of 25 years or the vessel's anniversary date in 2015, resulting in the reduction of the estimated useful lives of thirteen of the Company's vessels in the fourth quarter of 2003. This reduction has resulted in an annualized increase in depreciation expense of $4.4 million effective from October 1, 2003.

        If the estimated economic useful life is incorrect, or circumstances change and the estimated economic useful life has to be revised, an impairment loss could result in future periods. The Company will continue to monitor the situation and revise the estimated useful lives of its non-double hull vessels as appropriate when new regulations are implemented.

        Our vessels are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. In assessing the recoverability of the vessels' carrying amounts, the Company must make assumptions regarding estimated future cash flows. These assumptions include assumptions about the spot market rates for vessels, the revenues the vessel could earn under time charter, voyage charter or bareboat charter, the operating costs of our vessels and the estimated economic useful life of our vessels. In making these assumptions, the Company refers to historical trends and performance as well as any known future factors. Factors we consider important that could effect recoverability and trigger impairment include significant underperformance relative to expected operating results, new regulations that change the estimated useful economic lives of our vessels and significant negative industry or economic trends. If our review indicates impairment, an impairment charge is recognized based on the difference between carrying value and fair value. Fair value is typically established using an average of three independent valuations.

  Variable Interest Entities

        In January 2003, the FASB issued Interpretation 46, Consolidation of Variable Interest Entities. A variable interest entity is a legal entity that lacks either (a) equity interest holders as a group that lack the characteristics of a controlling financial interest, including: decision making ability and an interest in the entity's residual risks and rewards or (b) the equity holders have not provided sufficient equity investment to permit the entity to finance its activities without additional subordinated financial support. Interpretation 46 requires a variable interest entity to be consolidated if any of its interest holders are entitled to a majority of the entity's residual return or are exposed to a majority of its expected losses.

        In December 2003, the FASB issued FASB Interpretation 46(R), Consolidation of Variable Interest Entities. FIN 46(R) replaces FIN 46 and clarifies the accounting for interests in variable interest entities.

        In applying the provisions of Interpretation 46(R), the Company must make assumptions in respect of, but not limited to, the sufficiency of the equity investment in the underlying entity. These assumptions include assumptions about the future revenues, operating costs and estimated economic useful lives of assets of the underlying entity.

        The Company initially applied the provisions of Interpretation 46(R) to all special purpose entities and other entities created after January 31, 2003 on December 31, 2003. This application has not had a material impact on the results of operations or financial position of the Company. In accordance with the requirements of Interpretation 46(R), the Company will initially apply its provisions to entities that are not considered to be special purpose entities that were created before January 31, 2003 as of March 31, 2004.

Results of Operations—Predecessor

  Year ended December 31, 2003 compared with the year ended December 31, 2002

        Total operating revenues increased by 90% to $695.1 million in 2003 from $365.2 million in 2002. Time charter equivalent revenues increased by 102% to $546.5 million in 2003 compared with $271.2 million in 2002. In 2002, the Company took delivery of four wholly owned double hull VLCCs, which are included for the entire 2003 period. However, this increase primarily reflects the strong earnings in the tanker market in the 2003 period. The average daily TCEs earned by the Company's VLCCs, Suezmax tankers, and Suezmax OBO carriers in 2003 were $40,400, $33,500 and $32,000, respectively, compared with $22,200, $18,400 and $17,700, respectively, in 2002. This increase in average daily TCEs is in line with the overall increase in operating revenues that we have experienced during 2003.

        Spot voyage charters represented 88% and 85% of the Company's time charter equivalent revenues in 2003 and 2002 respectively. Accordingly, the Company's revenues are significantly affected by the prevailing spot rates in the markets in which the vessels operate. Traditionally, spot market rates are highly volatile and are determined by market forces such as worldwide demand, changes in the production of crude oil, changes in seaborne and other transportation patterns including changes in the distances that cargoes are transported, environmental concerns and regulations and competition from alternative sources of energy. Fiscal year 2003 started with extremely strong charter rates which were mainly driven by factors such as the strike in Venezuela which resulted in longer haul imports, a cold winter in the northern hemisphere resulting in increased demand for heating oil and increased consumption in the Far East especially China, all of which have resulted in spot market rates being significantly stronger than in 2002. Oil demand for 2003 experienced its strongest growth in 15 years with an increase of approximately 3.5% for the 2003 calendar year.

        Voyage expenses and commission increased by 58% from $94.0 million in 2002 to $148.5 million in 2003. This increase is primarily as a result of the withdrawal of Frontline from participation in the Tankers International LLC pool in July 2002. Under the pool arrangement, voyage costs and commission for vessels entered in the pool were borne by the pool. After Frontline's withdrawal from the pool these costs were borne by Frontline. The increase also reflects increased commissions due to increased operating revenues.

        Vessel operating expenses, which include drydocking costs, have remained steady, increasing marginally by 0.8% to $82.0 million in 2003 from $81.4 million in 2002. The average daily operating costs, including drydockings, of the Company's VLCCs, Suezmax tankers and Suezmax OBO carriers were $6,318, $5,578 and $5,466 respectively, compared with $7,211, $5,972 and $5,711 respectively, in 2002. VLCC rates have reduced primarily as a result of a decrease in the number of VLCCs drydocked in the year from four in 2002 to two in 2003.

        Depreciation and amortization increased 10% to $106.0 million in 2003 to $96.8 million in 2002. The increase primarily relates to a full year's depreciation being included in 2003 for the four vessels delivered in 2002. Effective October 1, 2003, the Company re-evaluated the estimated useful life of its single hull vessels and determined this to be either 25 years or the vessel's anniversary date in 2015 whichever came first. As a result, the estimated useful life of thirteen of the Company's vessels was reduced resulting in an increase in depreciation expense of $1.1 million in the fourth quarter of 2003 ($4.4 million on an annualized basis).

        Administrative expenses increased 40% to $9.7 million in 2003 from $6.9 million in 2002 primarily as a result an increase in costs recognized in relation to Frontline's employee share option plan along with increased legal costs incurred by the Company.

        Net interest expense for 2003 was $29.3 million, a decrease of 13% compared with $33.6 million in 2002. Interest income decreased 31.1% to $5.9 million in 2003 from $8.5 million in 2002 mainly due to a decrease in interest income from loans to associated companies. This is as a result of reductions in our average total interest bearing loans to associated companies in 2003. Interest expense decreased to $35.1 million in 2003 from $42.1 million in 2002. At December 31, 2003, the Company had $991.6 million of floating rate debt and the decrease in the interest expense reflects the benefit of lower interest rates in the 2003 period along with reduced debt in the year.

        The share in result of associated companies increased from a loss $10.1 million in 2002 to earnings of $22.1 million in 2003. The increase is due to a combination of the strength of tanker earnings in 2003 compared with 2002 and foreign currency exchange losses recognized in associated companies with Yen denominated long term debt in 2002. In the year ended December 31, 2003, the Company recorded an impairment charge of $5.2 million related to the other-than-temporary decline in value of its investments in Golden Lagoon Corporation and Ichiban Transport Corporation. This impairment charge was triggered by signing agreements on June 25, 2003 for the sale of our investments for proceeds which were less than book value of those investments.

        The Company incurred a foreign currency exchange loss of $10.4 million in 2003 compared with a loss of $5.6 million in 2002. Foreign exchange gains and losses arise primarily on the Yen debt in certain subsidiaries. In the 2003, the Yen strengthened against the U.S. dollar from ¥118.54 at December 31, 2002 to ¥107.1 at December 31, 2003. At December 31, 2003, the Company had Yen debt of ¥9.6 billion, compared with ¥5.1 billion at December 31, 2002.

        Other financial items have increased from a charge of $4.5 in 2002 million to income of $3.6 million in 2003. In both years, other financial items consisted primarily of market value adjustment on interest rate swaps following the adoption of SFAS No. 133 on January 1, 2001.

  Year ended December 31, 2002 compared with the year ended December 31, 2001

        Total operating revenues decreased by 25% to $365.2 million in 2002 from $486.7 million in 2001. Time charter equivalent revenues decreased by 34% to $271.2 million in 2002 compared with $411.5 million in 2001. In 2002, the Company took delivery of four wholly owned double hull VLCCs. The decrease reflects the significantly weaker tanker charter market in 2002 compared with 2001. The annual average daily TCEs earned by the Company's VLCCs, Suezmax tankers, and Suezmax OBO carriers for 2002 were $22,200, $18,400 and $17,700, respectively, compared with $34,600, $30,600 and $28,900, respectively, in 2001. Spot voyage charters represented 85% and 92% of the Company's time charter equivalent revenues in 2002 and 2001 respectively. The tanker market weakened significantly in the first half of 2002 mainly as a result of the influence of a global economic recession that began in 2001; the lingering effects on September 11 on the airline industry and the quota cuts imposed by OPEC which resulted in an increase in short haul imports. Market conditions improved in the last quarter of 2002 as demand for oil increased due to factors such as a colder than normal winter, a gradual global economic recovery and the shutdown of nuclear power plants in Japan resulting in increased consumption of fossil fuels.

        Voyage expenses and commission increased by 25% from $75.2 million in 2001 to $94.0 million in 2002. This increase is primarily as a result of the withdrawal of Frontline from participation in the Tankers International LLC pool in July 2002. Under the pool arrangement, voyage costs and commission for vessels entered in the pool were borne by the pool. After Frontline's withdrawal from the pool these costs were borne by Frontline.

        Vessel operating expenses, which include drydocking costs, decreased 4% to $81.4 million from $85.1 million in 2001. This decrease was a result of a cost saving initiative. The average daily operating costs, including drydockings, of the Company's VLCCs, Suezmax tankers and Suezmax OBO carriers were $7,211, $5,972 and $5,711 respectively, compared with $7,012, $6,049 and $8,883, respectively, in 2001. In 2002, 11 of the vessels went into drydock compared with 15 in 2001. The decrease in daily operating costs for the Suezmax OBO carriers was a result of seven out of the eight vessels having been drydocked in 2001.

        Administrative expenses decreased 1% to $6.9 million in 2002 from $7.0 million in 2001. A reduction in non-cash charges in connection with employee stock options offset expenses for an increased number of Frontline employees.

        Depreciation and amortization increased 9% from $88.6 million in 2001 to $96.8 million in 2002. The increase relates to the acquisition of four new vessels in 2002 and the impact for a full year of the reduced expected useful life for one of the Company's vessels following the implementation of IMO regulations in 2001.

        Net interest expense for 2002 was $33.6 million, a decrease of 38% compared with $54.5 million in 2001. Interest expense decreased from $58.9 million in 2001 to $42.1 million in 2002. At December 31, 2002 the Company had $1,104.0 million of floating rate debt and the decrease in the interest expense reflects the benefit of lower interest rates throughout 2002.

        The share in result of associated companies decreased from earnings of $14.3 million in 2001 to a loss of $10.1 million in 2002. Certain of the associated companies in which the Company has investments have Yen denominated long term debt. In 2002 the loss was due to a combination of lower revenues and the strengthening of the Yen against the U.S. dollar with the resulting unrealized loss included with the share in results of associated companies.

        The Company incurred a foreign currency exchange loss of $5.6 million in 2002 compared with a gain of $6.2 million in 2001, as a result of the strengthening of the Yen against the U.S. dollar from ¥131.14 at December 31, 2001 to ¥118.54 at December 31, 2002. At December 31, 2002, the Company had Yen debt of ¥5.1 billion, compared with ¥5.6 billion at December 31, 2001.

        The charge for other financial items decreased from $9.1 million in 2001 to $4.5 million in 2002. In both years, other financial items consisted primarily of market value adjustment on interest rate swaps following the adoption of SFAS No. 133 on January 1, 2001. These mark to market valuation adjustments were $3.3 million and $8.6 million for 2002 and 2001, respectively.

        The Company adopted FAS 142 effective January 1, 2002 and recognized an impairment loss on goodwill of $14.1 million that is shown separately in the consolidated statement of operations as a cumulative effect of change in accounting principle. Net income for 2002 before the cumulative effect of change in accounting principle was $32.2 million.

Results of Operations—Stand Alone Basis

        Administrative expenses consist of initial start up costs incurred by the Company.

        Interest income consists of interest accruing on the net proceeds from the offering.

        Interest expense consists of interest accruing on our issue of $580 million of 8.5% Senior Notes due 2013 together with amortization of capitalized fees associated with our offering.

Liquidity and Capital Resources

        The Company operates in a capital intensive industry and has historically financed its purchase of tankers and other capital expenditures through a combination of cash generated from operations, equity capital and borrowings from commercial banks. The liquidity requirements of the Company relate to servicing its debt, funding the equity portion of investments in vessels, funding working capital requirements and maintaining cash reserves against fluctuations in operating cash flows. Revenues from time charters and bareboat charters are received monthly or fortnightly in advance, while revenues from voyage charters are received upon completion of the voyage.

        The Company's funding and treasury activities are conducted within corporate policies to maximize investment returns while maintaining appropriate liquidity for the Company's requirements. Cash and cash equivalents are held primarily in U.S. dollars, with some balances held in Japanese Yen, British Pound and Norwegian Kroner.

        As of December 31, 2003 and 2002, the Company had cash and cash equivalents of $26.5 million, and $20.6 million, respectively. The Company generated cash from operations of $415.5 million in 2003 compared with $115.7 million in 2002 and $307.2 million in 2001. Net cash used in investing activities in 2003 was $51.6 million compared with net cash used in investing activities of $261.8 million in 2002 and $271.9 million in 2001. In 2003, investing activities related primarily to $70 million in funding payments to the various investments in associated companies, in addition to $17 million received as proceeds from the sale of investments in associated companies. In 2002, the Company's investing activities related to the acquisition of four VLCC's for an amount totaling $249.3 million. In 2001, investing activities consisted primarily of payments for three VLCC acquisitions, totaling $210.0 million.

        Cash used in financing activities was $358.0 million at December 31, 2003 compared with cash provided by financing activities of $140.7 million in 2002 and cash used in financing activities of $24.5 million at December 31, 2001. In 2003 there were $178.2 million in principal repayments on long term debt compared to principal repayments of $126.7 million and $228.7 million proceeds from long term debt in 2002. In 2001 there were proceeds from long term debt of $164.6 million and repayments of long term debt of $129.2 million. In 2003 there was a net reduction of $178.8 million in the amount due to parent company compared with an increase of $41.4 million in 2002 and a decrease of $59.5 million in 2001.

        In July, 2003 the Company disposed of it interests in Golden Lagoon Corporation and Ichiban Transport Corporation for proceeds of $17 million.

        In June 2003, the Company acquired the remaining 50% of the shares in Golden Tide Corporation for $9.5 million.

        In July 2002, the Company acquired a 33% interest in a joint venture, which acquired a 2002-built VLCC for approximately $78.5 million. At the same time, $52.5 million of bank financing was secured for the joint venture.

        In 2002, the Company took delivery of four vessels: Front Serenade; Front Stratus; Front Page; and Front Falcon. In March 2002 the Company obtained bank financing for a total sum of $150 million for the Front Serenade, Front Stratus and Front Falcon. In August 2002, the Company obtained bank financing for a total sum of $50 million for Front Page.

        In February 2001, the Company acquired a 50.1% interest in a joint venture, which acquired a VLCC built in 1993 for approximately $53.0 million. At the same time, $35 million of financing was secured for this joint venture.

        In 2001, the Company took delivery of three vessels that were acquired through the exercise of purchase options; Front Commerce; Front Comanche; and Opalia. In April 2001, the Company obtained bank financing for Front Commerce, for a total amount of $55 million. In May 2001, the Company obtained bank financing for a total sum of $59 million for the Front Comanche and in July 2001, obtained bank financing for a total sum of $50 million for Opalia.

        The Company had total long term debt outstanding of $991.6 million at December 31, 2003 compared with $1,106.8 million at December 31, 2002 and $1,000.5 million at December 31, 2001. As of December 31, 2003, all of company's debt was floating rate debt. The Company is exposed to various market risks, including interest rates and foreign currency fluctuations. The Company uses floating-to-fixed interest rate swaps to manage interest rate risk. The interest rates swaps are used solely to hedge interest flow on the Company's debt portfolio and are not used for speculative purposes. As at December 31, 2003, the Company's interest rate swap arrangements effectively fixed the Company's interest rate exposure on $152.6 million of floating rate debt (2002 $327.7 million, 2001 362.8 million). The interest rate swap agreements expire between January 2006 and August 2008.

        At December 31, 2003, the Company, on a predecessor combined carve-out basis, had outstanding debt of $991.6 million which is repayable as follows:

December 31, 2003
(dollars in thousands)
2004	141,522
2005	230,993
2006	205,044
2007	111,543
2008 and later	302,508

Total debt	$991,610

        We believe that our cash flow from the charters will be sufficient to fund our anticipated debt service and working capital requirements for the short and medium term. To the extent we determine to acquire additional vessels, we may consider additional borrowings, and equity and debt issuances. Our long-term liquidity requirements include repayment of the balance our secured credit facility in 2010 and repayment of our issue of 8.5% Senior Notes in 2013. We may require additional borrowings or issuances of equity in the long-term to meet these requirements.

        As of December 31, 2003 the Company on a stand-alone basis had cash and cash equivalents of $565.5 million. This amount represents the net proceeds from our issue of 8.5% Senior Notes due 2013.

        The Company on a stand-alone basis had total long term debt outstanding of $580.0 million at December 31, 2003 which consists of our issue of 8.5% Senior Notes due 2013. We expect interest expense on the Notes to amount to $49.3 million per year and amortization of related capitalized fees and expenses to amount to approximately $1.7 million per year.

        On January 1, 2004, our agreements with the Charterer and the management agreements and administrative services agreements that we entered into on December 11, 2003 became effective. Under these agreements, we are contracted to make and receive amounts that will impact our future liquidity requirements. Based upon our current fleet of 46 vessels, and including the additional VLCC under option from January 1, 2005, we estimate that we will receive approximately $385.9 million under these contracts in 2004 and will be required to pay approximately $110.9 million during the same period. For further information on contractual operating cash flows, please refer to "Summary—Our Contractual Cash Flow". In February 2004, we completed the refinancing of the existing senior secured indebtedness with a $1.058 billion senior secured credit facility. This facility bears interest at LIBOR plus 1.25% payable quarterly in arrears and may be prepaid without penalty. The principal amortization schedule in respect of our senior secured credit facility, assuming that it is fully drawn upon, will be as follows:

Year	Amount
(dollars in millions)
2004	$93.7
2005	93.7
2006	93.7
2007	93.7
2008	93.7
2009	89.8
At maturity in 2010	499.7

Contractual Commitments

        At December 31, 2003, on a predecessor combined carve-out basis, the Company had the following contractual obligations and commitments:

	Payment due by period
	Less than 1 year	1 - 3 years	3 - 5 years	After 5 years	Total
	In thousands of $
Borrowings	141,522	230,993	316,587	302,508	991,610

Total contractual cash obligations	141,522	230,993	316,587	302,508	991,610

        At December 31, 2003, on a stand alone basis, the Company had no contractual commitments other than those relating to our agreement to purchase the Vessel Interests from Frontline and our issue of $580.0 million 8.5% Senior Notes due 2013. These commitments are discussed in "Overview" above.

        Following the drawdown of the $1.058 billion senior secured credit facility as discussed above, the Company has the following contractual obligations and commitments:

	Payment due by period
	Less than 1 year	1 - 3 years	3 - 5 years	After 5 years	Total
	In thousands of $
Borrowings	93,700	93,700	187,400	1,263,200	1,638,000

Total contractual cash obligations	93,700	93,700	187,400	1,263,200	1,638,000

INDUSTRY

        The discussion of tanker industry statistics and charts under this heading have been complied by P.F. Bassøe AS & Co., which has confirmed to us that they accurately describe the international tanker market, subject to the availability and reliability of the data supporting the statistical and graphical information presented. P.F. Bassøe AS & Co.'s methodologies for collecting data, and therefore the data collected, may differ from those of other sources, and its data does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the market.

Overview

        The tanker industry provides crude oil transportation between oil producing and consuming nations. Almost one-half of the world's crude oil production is transported by sea. There are primarily two types of operators that provide international seaborne oil and petroleum products transportation services: major integrated oil companies with captive fleets (both private and state-owned) and independent shipowners. Both types of operators transport oil under short term contracts (including single voyage spot charters) and long term time charters with oil companies, oil traders, petroleum product producers and government agencies. The oil companies use their fleets to transport their own oil as well as to transport oil for third party charterers in direct competition with independent shipowners in the tanker charter market.

        Since the latter half of the 1990s, the market situation for tanker owners has improved significantly. Several factors have contributed to this improvement. Increased focus on vessel quality has been a main driver. Long seen as a commodity market with little degree of differentiation between vessels and owners, the industry began to change during the 1990s. This process was triggered by the Exxon Valdez incident in 1989, which began the movement towards double hull vessels and tighter industry regulations, including OPA. The emergence of vessels equipped with double hulls represented a differentiation in vessel quality and enabled such vessels to command higher rates in the spot charter markets. The effect has been a shift in major charterers' preference towards greater use of double hulls and, therefore, more difficult trading conditions for older single hull vessels. These changes are reflected in the sharp increase in scrapping of older vessels during periods of weaker market conditions in recent years. As a result, the net increase in transportation capacity for Suezmax tankers and VLCCs has been low during this period.

  Types of Tankers

        The oil tanker fleet is generally divided into six major categories of vessels, based on carrying capacity. To minimize the cost of shipping, tanker charterers transporting crude oil will typically charter the largest vessel that meets the specific port and canal size restrictions for the voyage. The six types of vessels, categorized according to their size in dwt, are:

  •
  ULCCs of approximately 320,000 dwt or more;

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  VLCCs of approximately 200,000 to 320,000 dwt;

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  Suezmax tankers of approximately 120,000 to 200,000 dwt;

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  Aframax tankers of approximately 80,000 to 120,000 dwt;

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  Panamax tankers of approximately 50,000 to 80,000 dwt; and

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  Small tankers (such as Handysize) of less than approximately 50,000 dwt.

  World Crude Oil Tanker Fleet by Type of Vessel

        ULCCs and VLCCs provide the most efficient means of long haul transportation, and mainly transport oil from the Arabian Gulf to Western Europe, the United States and Asia. According to P.F. Bassøe, as of October 31, 2003, the cargo capacity of ULCCs and VLCCs represented approximately 55% of the world's crude oil tanker fleet above 80,000 dwt.

        Suezmax tankers engage in long- and medium-haul crude oil trades, such as from West Africa and the North Sea to the United States. Aframax vessels generally engage in both medium- and short-haul trades and carry crude oil or petroleum products. As of October 31 2003, data from P.F. Bassøe shows that the cargo capacity of Aframax and Suezmax tankers represented approximately 24% and 20%, respectively, of the total world crude oil tanker fleet over 80,000 dwt. Unlike smaller vessels, Aframax and Suezmax vessels are large enough to allow them to benefit from economies of scale in some regional markets. They also have access to a wide range of ports, many of which are not accessible by larger vessels such as ULCCs and VLCCs, and are particularly well-suited for trading in regional markets, including the Atlantic basin.

        Panamax and smaller tankers mostly transport petroleum products in short- to medium-haul trades.

        Besides tankers, oil/bulk/ore (OBO) carriers are vessels which are capable of carrying either crude oil or dry bulk cargoes. As a result of being able to transport more than one type of cargo, OBOs can have a higher utilization and charter rates over a similar size tanker. Frontline's OBO vessels are similar in size to Suezmax tankers.

Tanker Demand Drivers

  Overview

        Tanker demand is derived from a combination of factors, including world oil supply and demand, and the geographic locations of oil production, refinement and consumption. Tanker demand is generally expressed in "ton-miles" and is measured as the product of (1) cargo volume, usually measured in metric tons, and (2) the distance over which this oil is transported.

        Tanker demand is a function of global trends in oil consumption and oil production, with a particular emphasis on the geographic location of both the consumers and the producers. Consumption and production trends are in turn influenced by a combination of economic growth, oil prices, weather conditions and long term geological profiles. Tonnage of oil shipped is also influenced by the cost and availability of transportation alternatives such as pipelines.

  Oil Demand

        Oil demand has grown at a compound annual growth rate of 1.5% over the past ten years. In addition, oil demand has consistently grown every year for over 40 years, except for two periods: 1974 to 1975 and 1980 to 1983. Demand growth was weak in the early part of this decade following the sharp increase in oil prices since 1999 and the ensuing recession in industrialized countries. During the past year growth has increased, led by strong economic performance in China and the recovery in the United States. The International Energy Agency, or IEA, recently upgraded its outlook for global demand growth through 2004. The IEA expects world oil demand to increase by 1.3 million barrels per day (mbd), or 1.7%, in 2003 and 1.0 mbd, or 1.4%, in 2004. Longer-term, the IEA expects global oil demand to grow at an overall rate of 1.6% per year. Growth in the mature OECD regions is expected to be less than 1.0% per year while growth in the emerging Asian economies is expected to be between 3.0% and 4.0% per year. Given that the region is a net importer on oil, we expect this trend to result in increased tanker demand.

  Oil production and reserves

        There are significant differences in reserves, geological profiles, and production costs in the various oil producing regions of the world. While swings in oil prices, technological advances and government energy policies can influence production trends in the short- to medium-term, the level of oil reserves will ultimately determine production trends in the long term.

        Countries in the Middle East have nearly twice the proved reserves of all of the other countries combined, which will continue to drive long- and medium-haul seaborne transportation.

        World oil production is expected to reach approximately 79 mbd in 2003. OPEC countries located in the Middle East are expected to supply approximately 28% of this volume. Given the dominance of world oil reserves located in this region, this share is expected to grow in coming years as oil fields in other parts of the world gradually reach maturity and begin a process of natural decline. The length of transportation distances between the Middle East and consuming areas means that such a trend would boost ton-miles and would be beneficial for tanker demand.

  Seaborne Transportation of Crude Oil

        Seaborne transportation of oil has grown on average by 2.7% per year over the past decade, which is nearly twice as fast as the rate of growth in oil demand over the same period. The higher rate of growth for seaborne oil trade illustrates that while total trade is roughly 60% of total oil demand, virtually all of the increase in consumption from year to year has to be transported. In addition, crude oil production in some consuming regions has fallen.

  Major consumers, producers, importers and exporters of oil

        The United States is the largest consumer and importer of oil, and China is the fastest growing importer of oil. The Middle East and the former Soviet Union, or FSU, are the largest producers and, together with the North Sea, the largest exporters of oil, making them the primary drivers of long- and medium-haul seaborne transportation. The FSU is the fastest growing exporter of crude oil and generates demand for medium-haul transportation.

  Crude Oil Trading Patterns

        The distance over which oil is transported by sea reflects prevailing seaborne trading and distribution patterns. These patterns are in turn a function of the optimal economic distribution of that production for refining and consumption, as dictated by, among other things, the level of spot and forward oil prices, the price between different crude oil qualities, refining margins and freight rates. Seaborne trading patterns also are influenced by geopolitical events that divert tankers from normal trading patterns, as well as by inter-regional oil trading activity created by global oil supply and demand imbalances. The Middle East is the only region in the world that holds significant volumes of excess oil production capacity. Production volumes from this region fluctuate in line with OPEC's attempts to keep world oil prices within OPEC's desired price range of $22 to $28 per barrel. Because the Middle East is the main loading area for VLCCs, these output swings have a direct and significant bearing on the VLCC freight market.

  Crude Oil Inventories

        The level of oil inventories is an important element of tanker demand because it indicates the available cushion in the oil industry to absorb unexpected events. Typically, low inventories will raise the importance of tanker transportation in providing incremental supply to meet higher oil demand or shortfalls in production. Currently, U.S. commercial oil inventories (crude and products) are near their five year lows and OECD commercial oil inventories are in the bottom half of their five year range at approximately 960 and 2,590 million barrels, respectively. This decrease has taken place over a protracted period and reflects both major oil companies' drive to reduce capital employed as well as OPEC's desire for higher oil prices. The result for the tanker industry has been that its role in the supply logistics of the oil market has increased. As of September 30, 2003, the OECD inventory level was approximately 50 million barrels, or 2% below its five-year average and as of November 14, 2003 the United States inventory level was approximately 54 million barrels, or 5% below its five year average.

        Demand for oil fluctuates with the different seasons and in response to price swings and unforeseen events. As inventory levels have declined, producers with excess capacity have been relied upon to balance such swings. These producers are mainly located in the Middle East and are net exporters of oil, which means demand for tankers increasingly has become a part of such fluctuations.

        Continued low inventories would in all likelihood result in continued volatility in tanker rates as demand for tonnage responds to swings in regional oil balances. A general increase in inventory levels would likely reduce this volatility but would involve a period of above-trend tanker demand.

Tanker Supply Drivers

  Overview

        The supply of tankers increases with deliveries of newbuildings, and decreases with scrapping of older vessels and loss of tonnage as a result of casualties and conversion of vessels to other uses, such as floating production and storage facilities. A tanker's size is measured in dwt, which is the amount of crude oil measured in metric tons that the vessel is capable of loading. The supply of tankers is measured both in the number of vessels and in aggregate dwt.

  Newbuildings

        Typically, newbuildings are delivered 18 months after they are ordered, depending on the available capacity of the shipyard. Shipyard capacity for 2004, 2005 and part of 2006 has already been committed and, as a result, a large tanker ordered today is unlikely to be delivered until 2007.

  Scrapping

        Vessel owners often conclude that it is more economical to scrap a vessel that has exhausted its useful life than to upgrade the vessel to maintain it in-class. A vessel is deemed to be "in-class" if the surveyors of a classification society determine that the vessel conforms to the standards and rules of that classification society. In many cases, particularly when tankers reach 25 years of age, the costs of conducting the special survey and performing associated repairs, such as the replacement of steel plate, in order to maintain a vessel in-class may not be economically efficient. Customers, insurance companies and other industry participants use the survey and classification regime to obtain reasonable assurance of a vessel's seaworthiness, and vessels must be certified as in-class in order to continue to trade (i.e., to be admitted to ports worldwide). In addition, regulations set by the IMO impose significant restrictions on tankers trading beyond 25 years of age.

        Scrapping of most of the vessels delivered in the mid-1970s, as they near the end of their useful lives, in conjunction with customers' preference for younger vessels, has changed the tanker business in recent years and is expected to continue to do so during the next several years. Factors affecting the amount of tonnage scrapped include market conditions and second hand vessel values in relation to scrap prices. Scrap prices are currently at a modern-day high of $270 per light weight ton, or the weight of the tanker unloaded. According to P.F. Bassøe, approximately 11 million dwt of VLCC tankers and 2.2 million dwt of Suezmax tankers were scrapped during 2002.

  Deliveries and Scrapping of VLCC and Suezmax Tankers

        Despite the large number of newbuildings delivered in the past two years, the size of the VLCC and Suezmax tanker fleets have remained relatively constant. Increased focus on environmental and safety concerns has led to increased scrapping to offset the increase in newbuilding deliveries, creating greater stability in tanker supply. Since 1999, there has been a net increase in the global VLCC fleet of 2.0 million dwt, or approximately 0.5% growth per year. Suezmax net supply has increased by approximately 2.8 million dwt, or about 1.7% per year. The marginal increase in fleet growth was absorbed through increased tanker demand, which grew by more than 3% per year over the same time period.

        The following table shows the growth in the global fleet of VLCC and Suezmax tankers since 1990:

Gross and net growth in tanker fleet capacity

Newbuilding deliveries and net growth, total VLCC and Suezmax fleet

Source: P.F. Bassøe

BUSINESS

Overview

        We were formed in October of 2003 as a wholly owned subsidiary of Frontline, which is one of the largest owners and operators of large crude oil tankers in the world. We have purchased from Frontline a fleet of 46 crude oil tankers, which we have chartered under long term, fixed rate charters to Frontline Shipping Limited, which we refer to as the Charterer and the option to purchase an additional vessel. The Charterer was initially capitalized with $250 million in cash provided by Frontline to support its obligation to make payments to us under the charters. We have also entered into fixed rate management and administrative services agreements with Frontline Management (Bermuda) Limited, or Frontline Management, to provide for the operation and maintenance of our vessels and administrative support services. These arrangements are intended to provide us with stable cash flow and reduce our exposure to volatility in the markets for seaborne oil transportation services.

        We have acquired from Frontline 23 VLCCs, including the VLCC under option, each having a capacity of 275,000 to 308,000 dwt, and 24 Suezmax tankers, each having a capacity of 142,000 to 169,000 dwt. Our fleet is one of the largest tanker fleets in the world, with a combined deadweight tonnage of 10.5 million dwt, and has an average age of 8.6 years as of December 31, 2003. Thirteen of our VLCCs and 16 of our Suezmax tankers are of double hull construction, with the remainder being modern single hull or double sided vessels built since 1990. Eight of our Suezmax tankers are oil/bulk/ore carriers, or OBO carriers, which can be configured to carry either oil or dry cargo as market conditions warrant.

Strategy

        Our long term charters with the Charterer are our sole source of operating income. We plan to grow our fleet and to replace vessels as they are retired with modern double hull vessels to maintain stable cash flow and the quality of our fleet. We expect that our replacement and growth vessels will be either existing or newly built VLCC or Suezmax tankers. Depending on market conditions, we may charter our additional vessels on long or short term time charters or in the spot markets. We may also seek to diversify our customer base by securing charters with companies other than the Charterer. Frontline currently intends to distribute 40% of our shares to Frontline's shareholders, at which time we will seek to have our shares listed on the New York Stock Exchange, although we cannot assure you that this will occur.

Competitive Strengths

        We believe that our fleet, together with our contractual arrangements with Frontline and its affiliates, give us a number of competitive strengths, including:

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  one of the largest and most modern VLCC and Suezmax fleets in the world;

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  fixed rate, long term charters intended to reduce our exposure to volatility in tanker rates;

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  profit sharing potential when the Charterer's earnings from deploying our vessels exceed certain levels;

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  substantially fixed operating costs under our management agreements;

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  a charter counterparty initially capitalized with $250 million to support its obligation to make charter payments to us; and

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  vessels managed by Frontline Management, one of the industry's most experienced operators of tankers.

Charter Arrangements

  Time Charters

        We have chartered the vessels we acquired from Frontline to the Charterer under long term time charters, which will extend for various periods depending on the age of the vessels, ranging from approximately seven to 23 years. We refer you to "—Our Fleet" below for the relevant charter termination dates for each of our vessels. Eleven of the vessels that we acquired are on current long term time charters and three vessels are on current long term bareboat charters. We have agreed with the Charterer that it will treat all of these vessels as being under time charters with us, on the same terms and effective on the same dates as with the other 32 vessels for all economic purposes. If the current underlying charterer defaults, the Charterer will continue to perform the economic terms of the charters with us. On redelivery of a vessel from its underlying charter, that vessel will be deemed delivered under the Charterer's charter with us for the rest of its term.

        With the exceptions described below, the daily base charter rates, which are payable to us monthly in advance for a maximum of 360 days per year (361 days per leap year), are as follows:

Year	VLCC	Suezmax
2003 to 2006	$25,575	$21,100
2007 to 2010	$25,175	$20,700
2011 and beyond	$24,175	$19,700

The daily base charter rates for vessels that reach their 18th delivery date anniversary, in the case of non-double hull vessels, or their 20th delivery date anniversary, in the case of double hull vessels, will decline to $18,262 per day for VLCCs and $15,348 for Suezmax tankers after such dates, respectively.

        In addition, the base charter rate for our non-double hull vessels will decline to $7,500 per day after 2010, at which time the Charterer will have the option to terminate the charters for those vessels. Each charter also provides that the base charter rate will be reduced if the vessel does not achieve the performance specifications set forth in the charter. The related management agreement provides that Frontline Management will reimburse us for any such reduced charter payments. The Charterer has the right under a charter to direct us to bareboat charter the related vessel to a third party. During the term of the bareboat charter, the Charterer will continue to pay us the daily base charter rate for the vessel, less $6,500 per day. The related management agreement provides that our obligation to pay the $6,500 fixed fee to Frontline Management will be suspended for so long as the vessel is bareboat chartered.

        Under the charters we are required to keep the vessels seaworthy, and to crew and maintain them. Frontline Management performs those duties for us under the management agreements described below. If a structural change or new equipment is required due to changes in classification society or regulatory requirements, the Charterer may make them, at its expense, without our consent, but those changes or improvements will become our property. The Charterer is not obligated to pay us charterhire for off hire days in excess of five off hire days per year per vessel calculated on a fleet-wide basis, which include days a vessel is unable to be in service due to, among other things, repairs or drydockings. However, under the management agreements described below, Frontline Management will reimburse us for any loss of charter revenue in excess of five off hire days per vessel, calculated on a fleet-wide basis.

        The terms of the charters do not provide the Charterer with an option to terminate the charter before the end of its term, other than with respect to our non-double hull vessels after 2010. We may terminate any or all of the charters in the event of an event of default under the charter ancillary agreement that we describe below. The charters may also terminate in the event of (1) a requisition for title of a vessel or (2) the total loss or constructive total loss of a vessel. In addition, each charter provides that we may not sell the related vessel without the Charterer's consent.

  The Charterer

        The Charterer's activities are limited in its organizational documents to chartering our vessels and any business necessary or incidental to that purpose. Under its constituent documents, the Charterer is not permitted to engage in other businesses or activities and is required to have at least one independent director on its board of directors whose consent will be required to file for bankruptcy, liquidate or dissolve the Charterer, merge or sell all or substantially all of the Charterer's assets. The Charterer is also required under its constituent documents to maintain, among other things, its corporate separateness from its affiliates, to maintain books, records and accounts separate from any other entities, to observe all corporate formalities, not to co-mingle its assets, to maintain an arm's-length relationship with its affiliates and not to guarantee or become obligated for the debts of any other entity.

  Charter Ancillary Agreement

        We have entered into a charter ancillary agreement with the Charterer, our vessel owning subsidiaries that own our vessels and Frontline, which remains in effect until the last long term charter with the Charterer terminates in accordance with its terms. Frontline has guaranteed the Charterer's obligations under the charter ancillary agreement.

        Charter Service Reserve.    Frontline has made an initial capital contribution to the Charterer in the amount of $250 million in cash. These funds are being held as a charter service reserve to support the Charterer's obligation to make charter payments to us under the charters. The Charterer is entitled to use the charter service reserve only (1) to make charter payments to us and (2) for reasonable working capital to meet short term voyage expenses. The Charterer is required to provide us with monthly certifications of the balances of and activity in the charter service reserve.

        Material Covenants.    Pursuant to the terms of the charter ancillary agreement, the Charterer has agreed not to pay dividends or other distributions to its shareholders or loan, repay or make any other payment in respect of indebtedness of the Charterer or any of its affiliates (other than us or our wholly owned subsidiaries), unless (1) the Charterer is then in compliance with its obligations under the charter ancillary agreement, (2) after giving effect to the dividend or other distribution, (A) it remains in compliance with such obligations, (B) the balance of the charter service reserve equals at least $250 million (which threshold will be reduced by $5.3 million upon the termination of each charter other than by reason of a default by the Charterer), which we refer to as the "Minimum Reserve", and (C) it certifies to us that it reasonably believes that the charter service reserve will be equal to or greater than the Minimum Reserve level for at least 30 days after the date of that dividend or distribution, taking into consideration the Charterer's reasonably expected payment obligations during such 30-day period, (3) any charter payments deferred pursuant to the deferral provisions described below by the Charterer have been fully paid to us and (4) any profit sharing payments deferred by the Charterer pursuant to the profit sharing payments provisions described below have been fully paid to us. In addition, the Charterer has agreed to certain other restrictive covenants, including restrictions on its ability to, without our consent:

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  amend its organizational documents in a manner that would adversely affect us;

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  violate its organizational documents;

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  engage in businesses other than the operation and chartering of our vessels;

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  incur debt, other than in the ordinary course of business;

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  sell all or substantially all of its assets or the assets of any of its subsidiaries or enter into any merger, consolidation or business combination transaction;

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  enter into transactions with affiliates, other than on an arm's-length basis;

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  permit the incurrence of any liens on any of its assets, other than liens incurred in the ordinary course of business;

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  issue any capital stock to any person or entity other than Frontline; and

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  make any investments in, provide loans or advances to, or grant guarantees for the benefit of any person or entity other than in the ordinary course of business.

In addition, Frontline has agreed that it will cause the Charterer at all times to remain its wholly owned subsidiary.

        Deferral of Charter Payments.    For any period during which the cash and cash equivalents held by the Charterer are less than $75 million, the Charterer is entitled to defer from the payments payable to us under each charter up to $4,600 per day for each of our vessels that is a VLCC and up to $3,400 per day for each of our vessels that is a Suezmax, in each case without interest. However, no such deferral with respect to a particular charter may be outstanding for more than one year at any given time. The Charterer will be required to immediately use all revenues that the Charterer receives that are in excess of the daily charter rates payable to us to pay any deferred amounts at such time as the cash and cash equivalents held by the Charterer are greater than $75 million, unless the Charterer reasonably believes that the cash and cash equivalents held by the Charterer will not exceed $75 million for at least 30 days after the date of the payment. In addition, the Charterer will not be required to make any payment of deferred charter amounts until the payment would be at least $2 million.

        Profit Sharing Payments.    Under the terms of the charter ancillary agreement, beginning with the final 11-month period in 2004 and for each calendar year after that, the Charterer has agreed to pay us a profit sharing payment equal to 20% of the charter revenues for the applicable period, calculated annually on a TCE basis, realized by the Charterer for our fleet in excess of a weighted average rate of $25,575 per day for each VLCC and $21,100 per day for each Suezmax tanker. After 2010, all of our non-double hull vessels will be excluded from the annual profit sharing payment calculation. For purposes of calculating bareboat revenues on a TCE basis, expenses are assumed to equal $6,500 per day. The Charterer has agreed to use its commercial best efforts to charter our vessels on market terms and not to give preferential treatment to the marketing of any other vessels owned or managed by Frontline or its affiliates.

        The Charterer is entitled to defer, without interest, any profit sharing payment to the extent that, after giving effect to the payment, the charter service reserve would be less than the Minimum Reserve. The Charterer is required to immediately use all revenues that the Charterer receives that are in excess of the daily charter rates payable to us to pay any deferred profit sharing amounts at such time as the charter service reserve exceeds the minimum reserve, unless the Charterer reasonably believes that the charter service reserve will not exceed the minimum reserve level for at least 30 days after the date of the payment. In addition, the Charterer will not be required to make any payment of deferred profit sharing amounts until the payment would be at least $2 million.

        Collateral Arrangements.    The charter ancillary agreement provides that the obligations of the Charterer to us under the charters and the charter ancillary agreement are secured by a lien over all of the assets of the Charterer and a pledge of the equity interests in the Charterer.

        Default.    An event of default shall be deemed to occur under the charter ancillary agreement if:

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  the Charterer materially breaches any of its obligations under any of the Charters,

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  the Charterer or Frontline materially breaches any of its obligations under the charter ancillary agreement or the Frontline performance guarantee,

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  Frontline Management materially breaches any of its obligations under any of the management agreements or

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  the Charterer fails at any time to hold at least $55 million in cash and cash equivalents.

        The occurrence of any event of default under the charter ancillary agreement that continues for 30 days after notice, we may elect to:

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  terminate any or all of the charters,

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  foreclose on any or all of our security interests described above and/or

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  pursue any other available rights or remedies.

Management and Administrative Services Agreements

  Vessel Management Agreements

        Our vessel owning subsidiaries that we acquired from Frontline entered into fixed rate management agreements with Frontline Management. Under the management agreements, Frontline Management is responsible for all technical management of the vessels, including crewing, maintenance, repair, certain capital expenditures, drydocking, vessel taxes and other vessel operating expenses. In addition, if a structural change or new equipment is required due to changes in classification society or regulatory requirements, Frontline Management will be responsible for making them, unless the Charterer does so under the charters. We expect that Frontline Management will outsource many of these services to third party providers.

        Frontline Management is also obligated under the management agreements to maintain insurance for each of our vessels, including marine hull and machinery insurance, protection and indemnity insurance (including pollution risks and crew insurances) and war risk insurance. Frontline Management will also reimburse us for all lost charter revenue caused by our vessels being off hire for more than five days per year on a fleet-wide basis or failing to achieve the performance standards set forth in the charters. Under the management agreements, we will pay Frontline Management a fixed fee of $6,500 per day per vessel for all of the above services, for as long as the relevant charter is in place. If the Charterer exercises its right under a charter to direct us to bareboat charter the related vessel to a third party, the related management agreement provides that our obligation to pay the $6,500 fixed fee to Frontline Management will be suspended for so long as the vessel is bareboat chartered. Both we and Frontline Management have the right to terminate any of the management agreements if the relevant charter has been terminated.

        Frontline has guaranteed to us Frontline Management's performance under these management agreements.

  Administrative Services Agreement

        We have entered into an administrative services agreement with Frontline Management and our vessel owning subsidiaries under which Frontline Management provides us and our vessel owning subsidiaries with administrative support services such as the maintenance of our corporate books and records, payroll services, the preparation of tax returns and financial statements, assistance with corporate and regulatory compliance matters not related to our vessels, legal and accounting services, assistance in complying with United States and other relevant securities laws, obtaining non-vessel related insurance, if any, cash management and bookkeeping services, development and monitoring of internal audit controls, disclosure controls and information technology, furnishing any reports or financial information that might be requested by us and other non-vessel related administrative services. Under this agreement Frontline Management also provides us and our vessel owning subsidiaries with office space in Bermuda. We and our vessel owning subsidiaries pay Frontline Management a fixed fee of $20,000 each per year for its services under the agreement, and reimburse Frontline Management for reasonable third party costs, including directors fees and expenses, shareholder communications and public relations, registrars, audit, legal fees and listing costs, if Frontline Management advances them on our behalf. Before any public equity offering by us, neither party may terminate this agreement for a period of two years without cause, but after two years or after public equity offering either party may terminate the agreement on 180 days' notice.

        Because Frontline Management has assumed full managerial responsibility for our fleet and our administrative services, we currently do not have separate management or employees. We do, however, have one director who is not affiliated with Frontline.

        Frontline guarantees to us Frontline Management's performance under this administrative services agreement.

Frontline Performance Guarantee

        Frontline has issued a performance guarantee with respect to the charters, the charter ancillary agreement, the management agreements and the administrative services agreement. Pursuant to the performance guarantee, Frontline has guaranteed the following obligations of the Charterer and Frontline Management:

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  the performance of the obligations of the Charterer under the charters with the exception of payment of charter hire, which will not be guaranteed,

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  the performance of the obligations of the Charterer under the charter ancillary agreement,

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  the performance of the obligations of Frontline Management under the management agreements, provided, however, that Frontline's obligations with respect to indemnification for environmental matters shall not extend beyond the protection and indemnity insurance coverage with respect to any vessel required by us under the management agreements, and

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  the performance of the obligations of Frontline Management under the administrative services agreement.

        Frontline's performance guarantee shall remain in effect until all obligations of the Charterer or Frontline Management, as the case may be, that have been guaranteed by Frontline under the performance guarantee have been performed and paid in full.

Our Fleet

        The following chart summarizes certain information about the 47 vessels, including the vessel under option, we have acquired from Frontline:

Vessel	Year Built	Dwt.	Construction	Flag	Charter Termination Date December 31,
VLCCs
Front Sabang	1990	286,000	Single hull	Singapore	2014	(1)
Front Vanadis	1990	286,000	Single hull	Singapore	2014	(1)
Front Highness	1991	284,000	Single hull	Singapore	2014	(1)
Front Lady	1991	284,000	Single hull	Singapore	2014	(1)
Front Lord	1991	284,000	Single hull	Singapore	2014	(1)
Front Duke	1992	284,000	Single hull	Singapore	2014	(1)
Front Duchess	1993	284,000	Single hull	Singapore	2014	(1)
Front Ace	1993	276,000	Single hull	Liberia	2014	(1)
Edinburgh	1993	302,000	Double side	Liberia	2016	(1)
Navix Astral	1996	276,000	Single hull	Panama	2014	(1)
New Vanguard	1998	300,000	Double hull	Hong Kong	2021
New Vista	1998	300,000	Double hull	Hong Kong	2021
New Circassia	1999	306,000	Double hull	Panama	2022
Opalia	1999	302,000	Double hull	Isle of Man	2022
Front Comanche	1999	300,000	Double hull	France	2022
Front Commerce	1999	300,000	Double hull	Liberia	2022
Oscilla	2000	302,000	Double hull	Isle of Man	2024
Ariake	2001	298,000	Double hull	Bahamas	2024
Front Serenade	2002	299,000	Double hull	Liberia	2025
Front Stratus	2002	299,000	Double hull	Bahamas	2025
Front Falcon	2002	308,000	Double hull	Bahamas	2025
Front Page	2002	299,000	Double hull	Liberia	2025
Hakata	2002	296,000	Double hull	Bahamas	2025
Suezmax OBO Carriers
Front Breaker	1991	169,000	Double hull	Norway	2015
Front Climber	1991	169,000	Double hull	Singapore	2015
Front Driver	1991	169,000	Double hull	Norway	2015
Front Guider	1991	169,000	Double hull	Singapore	2015
Front Leader	1991	169,000	Double hull	Singapore	2015
Front Rider	1992	169,000	Double hull	Singapore	2016
Front Striver	1992	169,000	Double hull	Singapore	2016
Front Viewer	1992	169,000	Double hull	Singapore	2016

Vessel	Year Built	Dwt.	Construction	Flag	Charter Termination Date December 31,
Suezmax Tankers
Front Lillo	1991	147,000	Single hull	Marshall Islands	2014	(1)
Front Birch	1991	152,000	Double side	Marshall Islands	2015	(1)
Front Maple	1991	152,000	Double side	Marshall Islands	2015	(1)
Front Granite	1991	142,000	Single hull	Norway	2014	(1)
Front Emperor	1992	147,000	Single hull	Singapore	2014	(1)
Front Sunda	1992	142,000	Single hull	Norway	2014	(1)
Front Spirit	1993	147,000	Single hull	Marshall Islands	2014	(1)
Front Comor	1993	142,000	Single hull	Norway	2014	(1)
Front Pride	1993	150,000	Double hull	Norway	2017
Front Glory	1995	150,000	Double hull	Norway	2018
Front Splendour	1995	150,000	Double hull	Norway	2018
Front Ardenne	1997	153,000	Double hull	Norway	2020
Front Brabant	1998	153,000	Double hull	Norway	2021
Mindanao	1998	158,000	Double hull	Singapore	2021
Front Fighter	1998	153,000	Double hull	Norway	2021
Front Hunter	1998	153,000	Double hull	Norway	2021

(1)
Charter subject to termination at the Charterer's option after 2010.

        We are considering reflagging several of the Singapore and Norwegian flag vessels in the Republic of Marshall Islands, because we believe that a Marshall Islands registry will provide us with greater administrative convenience and operating efficiencies. These comparative advantages include an absence of the requirement that vessels be manned with crews of a specific nationality and the maintenance of correspondent offices in New York City and other major port cities around the world. Other than our interests in the vessels described above, we do not own any material physical properties.

Our Contractual Cash Flow

        The following table sets forth the aggregate contracted charter revenue that is payable to us under our charters with the Charterer, together with the management fees that are payable by us under the management agreements and the administrative services agreement, but does not include any debt service or other expenses. These figures do not include any profit sharing payments. These amounts are based on our current fleet of 46 vessels and include the additional VLCC under option from January 1, 2005. These amounts further assume that we do not make any other vessel acquisitions. This table assumes that all parties fully perform their obligations under the relevant agreements and that none of the charters are terminated due to loss of the vessel or otherwise, except for the charters for our non-double hull vessels, which are assumed to be terminated after 2010. We cannot assure you that these results will actually be achieved.

Year	Charter Payments	Management and Administrative Fees	Net Contracted Cash Payments
	(dollars in millions)
2004	$395.1	$113.3	$281.9
2005	394.1	112.9	281.2
2006	394.1	112.9	281.2
2007	387.3	112.9	274.3
2008	388.4	113.3	275.1
2009	383.0	112.9	270.1
2010	370.4	112.9	257.5
2011	226.6	69.9	156.7
2012	219.4	70.1	149.3
2013	214.1	69.9	144.2
2014 and beyond	1,517.7	496.8	1,020.3

Total	$4,880.4	$1,495.4	$3,385.0

Risk of Loss and Insurance

        Our operations may be affected by a number of risks, including mechanical failure of the vessels, collisions, property loss to the vessels, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, the operation of any ocean-going vessel is subject to the inherent possibility of catastrophic marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade.

        Frontline Management is responsible for arranging for the insurance of our vessels on terms specified in the management agreements, which we believe are in line with standard industry practice. In accordance with that practice, Frontline Management has procured marine hull and machinery and war risks insurance, which includes the risk of actual or constructive total loss, and protection and indemnity insurance with mutual assurance associations. Currently, the amount of coverage for liability for pollution, spillage and leakage available to us on commercially reasonable terms through protection and indemnity associations and providers of excess coverage is $1 billion per vessel per occurrence. Protection and indemnity associations are mutual marine indemnity associations formed by shipowners to provide protection from large financial loss to one member by contribution towards that loss by all members.

        We believe that our current insurance coverage is adequate to protect us against the accident-related risks involved in the conduct of our business and that we maintain appropriate levels of environmental damage and pollution insurance coverage, consistent with standard industry practice. However, there is no assurance that all risks are adequately insured against, that any particular claims will be paid or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future.

Inspection by a Classification Society

        All of our tankers have been certified as being "in-class" by the classification societies that inspect our vessels. Each of these classification societies is a member of the International Association of Classification Societies. Every commercial vessel's hull and machinery is evaluated by a classification society authorized by its country of registry. The classification society certifies that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the vessel's country of registry and the international conventions of which that country is a member. Each vessel is inspected by a surveyor of the classification society in three surveys of varying frequency and thoroughness: every year for the annual survey, every two to three years for intermediate surveys and every four to five years for special surveys. Should any defects be found, the classification surveyor will issue a "recommendation" for appropriate repairs which have to be made by the shipowner within the time limit prescribed. Vessels may be required, as part of the annual and intermediate survey process, to be drydocked for inspection of the underwater portions of the vessel and for necessary repair stemming from the inspection. Special surveys always require drydocking.

Environmental Regulation

        Government regulation significantly affects the ownership and operation of our tankers. They are subject to international conventions, national, state and local laws and regulations in force in the countries in which our tankers may operate or are registered. Under our management agreements, Frontline Management has assumed full managerial responsibility for our fleet, including compliance with all government and other regulations. If our management agreements with Frontline Management terminate, we would assume responsibility for managing our vessels, including compliance with the regulations described herein and any costs associated with such compliance.

        A variety of governmental and private entities subject our tankers to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of registry) and charterers, particularly terminal operators and oil companies. Certain of these entities require us to obtain permits, licenses and certificates for the operation of our tankers. Failure to maintain necessary permits or approvals could require us to incur substantial costs or temporarily suspend operation of one or more of our tankers.

        We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all tankers and may accelerate the scrapping of older tankers throughout the industry. Increasing environmental concerns have created a demand for tankers that conform to the stricter environmental standards. Frontline Management is required to maintain operating standards for all of our tankers that will emphasize operational safety, quality maintenance, continuous training of our officers and crews and compliance with U.S. and international regulations. We believe that the operation of our vessels are in substantial compliance with applicable environmental laws and regulations; however, because such laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on the resale value or useful lives of our tankers.

International Maritime Organization

        In 1992, the International Maritime Organization, or IMO (the United Nations agency for maritime safety and the prevention of marine pollution by ships) adopted regulations that set forth pollution prevention requirements applicable to tankers. These regulations, which have been adopted by over 150 nations, including many of the jurisdictions in which our tankers operate, provide, in part, that:

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  tankers between 25 and 30 years old must be of double hull construction or of a mid-deck design with double sided construction, unless (1) they have wing tanks or double-bottom spaces not used for the carriage of oil, which cover at least 30% of the length of the cargo tank section of the hull or bottom; or (2) they are capable of hydrostatically balanced loading (loading less cargo into a tanker so that in the event of a breach of the hull, water flows into the tanker, displacing oil upwards instead of into the sea);

  •
  tankers 30 years old or older must be of double hull construction or mid-deck design with double sided construction; and

  •
  all tankers are subject to enhanced inspections.

        Also, under IMO regulations, a tanker must be of double hull construction or a mid-deck design with double sided construction or be of another approved design ensuring the same level of protection against oil pollution if the tanker:

  •
  is the subject of a contract for a major conversion or original construction on or after July 6, 1993;

  •
  commences a major conversion or has its keel laid on or after January 6, 1994; or

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  completes a major conversion or is a newbuilding delivered on or after July 6, 1996.

        Effective September 2002, the IMO accelerated its existing timetable for the phase-out of single hull oil tankers. These regulations require the phase-out of most single hull oil tankers by 2015 or earlier, depending on the age of the tanker and whether it has segregated ballast tanks. After 2007, the maximum permissible age for single hull tankers will be 26 years. Fifteen of our vessels are single hull tankers that were built in 1990 or later. Under the IMO's current regulations, these tankers and our three double sided tankers will be able to operate until 2015 before being required to be scrapped or retrofitted to conform to international environmental standards. Under current regulations, retrofitting will enable a vessel to operate until the earlier of 25 years of age and the anniversary date of its delivery in 2017. However, as a result of the oil spill in November 2002 relating to the loss of the m.t. Prestige, which was owned by a company not affiliated with us, in December 2003 the Marine Environmental Protection Committee of the IMO adopted a proposed amendment to the International Convention for the Prevention of Pollution from Ships to accelerate the phase out of single hull tankers from 2015 to 2010 unless the relevant flag states extend the date to 2015. This proposed amendment will come into effect in April 2005 unless objected to by a sufficient number of member states. We do not know whether any of our vessels will be subject to this accelerated phase-out, but this could result in a number of our vessels being unable to trade in many markets after 2010. Moreover, the IMO may still adopt regulations in the future that could adversely affect the remaining useful lives of our single hull tankers as well as our ability to generate income from them.

        The IMO has also negotiated international conventions that impose liability for oil pollution in international waters and a signatory's territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships to address air pollution from ships. Annex VI is expected to be ratified by the end of 2003, and will become effective 12 months after ratification. Annex VI, when it becomes effective, will set limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibit deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Frontline Management is formulating a plan to comply with the Annex VI regulations once they come into effect. Compliance with these regulations could require the installation of expensive emission control systems and could have an adverse financial impact on the operation of our vessels. Additional or new conventions, laws and regulations may be adopted that could adversely affect Frontline Management's ability to manage our ships.

        Under the International Safety Management Code, or ISM Code, promulgated by the IMO the party with operational control of a vessel is required to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies. Frontline Management will rely upon the safety management system that Frontline and its third party technical managers have developed.

        The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel's management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a document of compliance, issued by each flag state, under the ISM Code. We have the requisite documents of compliance for our offices and safety management certificates for all of our tankers for which the certificates are required by the IMO. Frontline Management is required to renew these documents of compliance and safety management certificates annually.

        Noncompliance with the ISM Code and other IMO regulations may subject the shipowner or bareboat charterer to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. For example, the U.S. Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in U.S. and European Union ports.

        Although the United States is not a party to these conventions, many countries have ratified and follow the liability plan adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969. Under this convention and depending on whether the country in which the damage results is a party to the 1992 Protocol to the International Convention on Civil Liability for Oil Pollution Damage, a vessel's registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Under an amendment to the Protocol that became effective on November 1, 2003, for vessels of 5,000 to 140,000 gross tons (a unit of measurement for the total enclosed spaces within a vessel), liability will be limited to approximately $6.5 million plus $907 for each additional gross ton over 5,000. For vessels of over 140,000 gross tons, liability will be limited to approximately $122.5 million. The current maximum amount under the 1992 protocol is approximately $86.98 million. As the convention calculates liability in terms of a basket of currencies, these figures are based on currency exchange rates on April 14, 2004. The right to limit liability is forfeited under the International Convention on Civil Liability for Oil Pollution Damage where the spill is caused by the owner's actual fault and under the 1992 Protocol where the spill is caused by the owner's intentional or reckless conduct. Vessels trading to states that are parties to these conventions must provide evidence of insurance covering the liability of the owner. In jurisdictions where the International Convention on Civil Liability for Oil Pollution Damage has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to that convention. We believe that our P&I insurance will cover the liability under the plan adopted by the IMO.

U.S. Oil Pollution Act of 1990 and Comprehensive Environmental Response, Compensation and Liability Act

        The United States regulates the tanker industry with an extensive regulatory and liability regime for environmental protection and cleanup of oil spills, consisting primarily of the U.S. Oil Pollution Act of 1990, or OPA, and the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA. OPA affects all owners and operators whose vessels trade with the United States or its territories or possessions, or whose vessels operate in the waters of the United States, which include the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the United States. CERCLA applies to the discharge of hazardous substances (other than oil) whether on land or at sea. Both OPA and CERCLA impact our operations.

        Under OPA, vessel owners, operators and bareboat charterers are "responsible parties" who are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from oil spills from their vessels. These other damages are defined broadly to include:

  •
  natural resource damages and related assessment costs;

  •
  real and personal property damages;

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  net loss of taxes, royalties, rents, profits or earnings capacity;

  •
  net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards; and

  •
  loss of subsistence use of natural resources.

        OPA limits the liability of responsible parties to the greater of $1,200 per gross ton or $10 million per tanker that is over 3,000 gross tons (subject to possible adjustment for inflation). The act specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for discharge of pollutants within their waters. In some cases, states that have enacted this type of legislation have not yet issued implementing regulations defining tanker owners' responsibilities under these laws. CERCLA, which applies to owners and operators of vessels, contains a similar liability regime and provides for cleanup, removal and natural resource damages. Liability under CERCLA is limited to the greater of $300 per gross ton or $5 million.

        These limits of liability do not apply, however, where the incident is caused by violation of applicable U.S. federal safety, construction or operating regulations, or by the responsible party's gross negligence or willful misconduct. These limits do not apply if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with the substance removal activities. OPA and CERCLA each preserve the right to recover damages under existing law, including maritime tort law.

        OPA also requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet the limit of their potential strict liability under the act. The U.S. Coast Guard has enacted regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton for tankers, coupling the OPA limitation on liability of $1,200 per gross ton with the CERCLA liability limit of $300 per gross ton. Under the regulations, evidence of financial responsibility may be demonstrated by insurance, surety bond, self-insurance or guaranty. Under OPA regulations, an owner or operator of more than one tanker is required to demonstrate evidence of financial responsibility for the entire fleet in an amount equal only to the financial responsibility requirement of the tanker having the greatest maximum strict liability under OPA and CERCLA. Frontline Management has provided requisite guarantees and received certificates of financial responsibility from the U.S. Coast Guard for each of our tankers required to have one.

        Frontline Management has insured each of our tankers with pollution liability insurance in the maximum commercially available amount of $1.0 billion. However, a catastrophic spill could exceed the insurance coverage available, in which event there could be a material adverse effect on our business, on the Charterer's business, which could impair the Charterer's ability to make payments to us under our charters, and on Frontline Management's business, which could impair Frontline Management's ability to manage our vessels.

        Under OPA, oil tankers without double hulls will not be permitted to come to U.S. ports or trade in U.S. waters by 2015. Based on the current phase-out requirement, our 15 single hull tankers will not be eligible to carry oil as cargo within the 200-mile United States exclusive economic zone starting in 2010, except that these tankers and our three double sided tankers may trade in U.S. waters until 2015 if their operations are limited to discharging their cargoes at the LOOP or off-loading by lightering within authorized lightering zones more than 60 miles off-shore.

        OPA also amended the Federal Water Pollution Control Act to require owners or operators of tankers operating in the waters of the United States must file vessel response plans with the U.S. Coast Guard, and their tankers are required to operate in compliance with their U.S. Coast Guard approved plans. These response plans must, among other things:

  •
  address a "worst case" scenario and identify and ensure, through contract or other approved means, the availability of necessary private response resources to respond to a "worst case discharge";

  •
  describe crew training and drills; and

  •
  identify a qualified individual with full authority to implement removal actions.

        Vessel response plans for our tankers operating in the waters of the United States have been approved by the U.S. Coast Guard. In addition, the U.S. Coast Guard has announced it intends to propose similar regulations requiring certain vessels to prepare response plans for the release of hazardous substances. Frontline Management is responsible for ensuring our vessels comply with any additional regulations.

        OPA does not prevent individual states from imposing their own liability regimes with respect to oil pollution incidents occurring within their boundaries. In fact, most U.S. states that border a navigable waterway have enacted environmental pollution laws that impose strict liability on a person for removal costs and damages resulting from a discharge of oil or a release of a hazardous substance. These laws may be more stringent than U.S. federal law.

European Union Tanker Restrictions

        In July 2003, in response to the m.t. Prestige oil spill in November 2002, the European Union adopted legislation that prohibits all single hull tankers from entering into its ports or offshore terminals by 2010. The European Union has also banned all single hull tankers carrying heavy grades of oil from entering or leaving its ports or offshore terminals or anchoring in areas under its jurisdiction. Commencing in 2005, certain single hull tankers above 15 years of age will also be restricted from entering or leaving European Union ports or offshore terminals and anchoring in areas under European Union jurisdiction. The European Union is also considering legislation that would: (1) ban manifestly sub-standard vessels (defined as those over 15 years old that have been detained by port authorities at least twice in a six month period) from European waters and create an obligation of port states to inspect vessels posing a high risk to maritime safety or the marine environment; and (2) provide the European Union with greater authority and control over classification societies, including the ability to seek to suspend or revoke the authority of negligent societies. The sinking of the m.t. Prestige and resulting oil spill in November 2002 has lead to the adoption of other environmental regulations by certain European Union nations, which could adversely affect the remaining useful lives of all of our tankers and our ability to generate income from them. For example, Italy announced a ban of single hull crude oil tankers over 5,000 dwt. from most Italian ports, effective April 2001. Spain has announced a similar prohibition. It is impossible to predict what legislation or additional regulations, if any, may be promulgated by the European Union or any other country or authority.

        There are 18 tankers in our total fleet that are not double hull and that will begin to be phased out beginning in 2010 under regulations imposed under OPA, the IMO and the European Union.

Vessel Security Regulations

        Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002 (MTSA) came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast

Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea (SOLAS) created a new chapter of the convention dealing specifically with maritime security. The new chapter is scheduled to go into effect in July 2004 and will impose various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security (ISPS) Code. Among the various requirements are:

  •
  on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

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  on-board installation of ship security alert systems;

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  the development of vessel security plans; and

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  compliance with flag state security certification requirements.

        The U.S. Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. tankers from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate (ISSC) that attests to the vessel's compliance with SOLAS security requirements and the ISPS Code. Frontline Management will implement the various security measures addressed by the MTSA, SOLAS and the ISPS Code and ensure that our tankers attain compliance with all applicable security requirements within the prescribed time periods. We do not believe these additional requirements will have a material financial impact on our operations.

Legal Proceedings

        Our shipowning subsidiaries are routinely party, as plaintiff or defendant, to claims and lawsuits in various jurisdictions for demurrage, damages, off hire and other claims and commercial disputes arising from the operation of their vessels, in the ordinary course of business or in connection with its acquisition activities. We believe that resolution of such claims will not have a material adverse effect on our operations or financial conditions.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth information regarding our executive officers and directors and certain key officers of Frontline Management AS, which is a wholly owned subsidiary of Frontline, who are responsible for overseeing the management of our vessels. With the exception of Paul Leand who is independent, all of our current executive officers and directors are officers and/or directors of Frontline, Frontline Management and the Charterer.

Name	Age	Position
Tor Olav Trøim	41	Chairman of the Board, Chief Executive Officer, President and Director of the Company
Tom E. Jebsen	46	Chief Financial Officer and Vice President of the Company
Kate Blankenship	39	Chief Accounting Officer, Company Secretary and Director of the Company
Paul Leand	37	Director of the Company
Oscar Spieler	42	Chief Executive Officer of Frontline Management AS

        Under our constituent documents, we are required to have at least one independent director on our board of directors whose consent will be required to file for bankruptcy, liquidate or dissolve, merge or sell all or substantially all of our assets. We are also required, among other things, to maintain our corporate separateness from our affiliates, to maintain books, records and accounts separate from any other entities, to observe all corporate formalities and not to co-mingle our assets with any other entity.

        Certain biographical information about each of the directors and executive officers of the Company is set forth below.

        Tor Olav Trøim is the Chairman of the Board, Chief Executive Officer, President and a Director of the Company. He has been Vice-President and a director of Frontline since November 3, 1997. He previously served as Deputy Chairman of Frontline from July 4, 1997. Mr. Trøim also serves as a consultant to Seatankers Management Co. Ltd. and since May 2000, has been a director and Vice-Chairman of Knightsbridge Tankers Limited ("Knightsbridge"). He is a director of Aktiv Inkasso ASA and Northern Oil ASA, both Norwegian Oslo Stock Exchange listed companies and Northern Offshore Ltd., a Bermuda company listed on the Oslo Stock Exchange. Prior to his service with Frontline, from January 1992, Mr. Trøim served as Managing Director and a member of the Board of Directors of DNO AS, a Norwegian oil company. Mr. Trøim has served as a director of Golar LNG Limited since May 2001.

        Tom E. Jebsen is the Chief Financial Officer and Vice President of the Company. Mr. Jebsen has served as Chief Financial Officer of Frontline since June 1997. From December 1995 until June 1997, Mr. Jebsen served as Chief Financial Officer of Tschudi & Eitzen Shipping ASA, a publicly traded Norwegian shipowning company. From 1991 to December 1995, Mr. Jebsen served as Vice President of Dyno Industrier ASA, a publicly traded Norwegian explosives producer. Mr. Jebsen is also a director of Assuranceforeningen Skuld and Hugin ASA, an internet company.

        Kate Blankenship is Chief Accounting Officer, Company Secretary and a Director of the Company. Mrs. Blankenship joined Frontline in 1994. She is Chief Accounting Officer and Company Secretary of Frontline and has been a director of Frontline since 2003. Prior to joining Frontline, she was a Manager with KPMG Peat Marwick in Bermuda. She is a member of the Institute of Chartered Accountants in England and Wales. Mrs. Blankenship has been Chief Financial Officer of Knightsbridge since April 2000 and Secretary of Knightsbridge since December 2000. Mrs. Blankenship has been a director of Golar LNG Limited since 2003.

        Paul Leand Jr., who is not affiliated with Frontline, Serves a Director of the Company. Mr. Leand is the Chief Executive Officer and Director of American Marine Advisors, Inc., or AMA, an investment bank specializing in the maritime industry. From 1989 to 1998 Mr. Leand served at the First National Bank of Maryland where he managed the Bank's Railroad Division and its International Maritime Division. He has worked extensively in the U.S. capital markets in connection with AMA's restructuring and mergers and acquisitions practices. Mr. Leand serves as a member of American Marine Credit LLC's Credit Committee and served as a member of the Investment Committee of AMA Shipping Fund I, a private equity fund formed and managed by AMA.

        Oscar Spieler has served as Chief Executive Officer of Frontline Management AS since October 2003, and prior to that time as Technical Director of Frontline Management AS since November 1999. From 1995 until 1999, Mr. Spieler served as Fleet Manager for Bergesen, a major Norwegian gas tanker and VLCC owner. From 1986 to 1995, Mr. Spieler worked with the Norwegian classification society DNV, working both with shipping and offshore assets.

COMPENSATION INFORMATION TO BE PROVIDED

        With the exception of Mr. Leand, the Company does not currently compensate its directors and officers for their services to the Company. Mr. Leand receives an annual fee of $40,000. We do reimburse directors for reasonable out of pocket expenses incurred by them in connection with their service to the Company. The Company does not currently have any board committees.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS AND MANAGEMENT

        As of January 1, 2004, a total of 12,000 shares of our common stock was outstanding. All of our shares are owned by our parent, Frontline.

RELATED PARTY TRANSACTIONS

        We were formed as a wholly owned subsidiary of Frontline in October 2003 and commenced operations in January 2004. We acquired the majority of our assets, which consist primarily of our fleet of 46 vessels and an option to acquire one additional vessel, from Frontline. The majority of our operations are conducted through contractual relationships between us and other affiliates of Frontline. In addition, the majority of our directors are also directors of Frontline. We do not have a corporate policy regarding related party transactions, nor are there any provisions in our Memorandum of Association or bye-laws regarding related party transactions. Our Bye-laws, as permitted by the Bermuda Companies Act of 1981, provides that we, or one of our subsidiaries, may enter into a contract with on or our directors or officers, or an entity in which a director or an officer has a material interest, if the director or officer discloses its interest to our Board of Directors.

        Frontline Ltd.—Fleet Purchase Agreement.    We acquired our fleet of 46 vessel owning subsidiaries and one subsidiary with an option to acquire an additional vessel from Frontline pursuant to a fleet purchase agreement between us and Frontline that we entered into in December 2003 for an aggregate purchase price of $950 million. We also assumed senior secured indebtedness with respect to our fleet in the amount of approximately $1.158 billion, which we subsequently refinanced with the proceeds of our notes, our $1,058 billion credit facility and a deemed equity contribution from Frontline. The fleet purchase agreement provides that the charters and the management agreements were each given economic effect as of January 1, 2004.

        Frontline Shipping Limited—Charters.    We have chartered our fleet of vessels to the Charterer under long term time charters, which extend for periods ranging from approximately seven to 23 years. We expect that the Charterer will, in turn, charter our vessels to third parties. The daily base charter rates payable to us under the charters have been fixed in advance and will decrease as our vessels age, and the Charterer has the right to terminate a charter for a non double hull vessel after 2010. The daily charter rate that the Charterer will pay to us is not dependant on the revenue that the Charter receives from chartering our vessels to third parties. The Charterer is not obligated to pay us charterhire for off hire days in excess of five off hire days per year per vessel, calculated on a fleet-wide basis. However, under the vessel management agreements, Frontline Management will reimburse us for any loss of charter revenue in excess of five off hire days per vessel, calculated on a fleet-wide basis.

        Frontline Ltd. and Frontline Shipping Limited—Charter Ancillary Agreement.    We and our vessel owning subsidiaries have entered into a charter ancillary agreement with Frontline and Frontline Shipping Limited which provides, among other things, for:

  •
  the maintenance of the charter service reserve by the Charterer,

  •
  profit sharing payments by the Charterer to us when charter revenues for our fleet exceed a weighted average rate of $25,575 per day for each VLCC and $21,100 per day for each Suezmax tanker, and

  •
  the deferral of charter payments to us by the Charterer during any period when cash and cash equivalents held by the Charterer fall below a predetermined amount. The charter ancillary agreement also imposes certain restrictive covenants on the Charter, including, among others, a covenant not to pay dividends or make other distributions to its shareholders, incur additional indebtedness, loan, repay or make any other payment in respect of its indebtedness, undertake some corporate transactions, or amend its charter, unless, in each case, certain conditions are met.

        The Charterer's obligations to us under the charters and the charter ancillary agreement are secured by a lien over its assets and a pledge of the equity interests in the Charterer. In addition, Frontline has guaranteed the Charterer's obligations under the charter ancillary agreement pursuant to the performance guarantee. Subject to a 30-day cure period, and in addition to any other available rights or remedies we may have, upon the occurrence of any event of default under the charter ancillary agreement we may terminate any or all of the charters and foreclose on any or all of our security interests provided by the agreement.

        Frontline Management—Vessel Management Agreements.    Each of our vessel owning subsidiaries has entered into fixed rate vessel management agreements with Frontline Management, pursuant to which Frontline Management is responsible for the technical management of their respective vessels. We expect that Frontline Management will outsource many of these services to third party providers. The management agreements also require Frontline Management to maintain insurance for each of the vessels. Under the management agreements, each of our vessel owning subsidiary pays Frontline Management a fixed fee of $6,500 per day per vessel for as long as the relevant charter is in place.

        Frontline Management—Administrative Services Agreement.    We and each of our vessel owning subsidiaries have entered into an administrative services agreement with Frontline Management. Under the terms of the agreement, Frontline Management provides us and our vessel owning subsidiaries with all of our non-vessel related administrative support services and with office space in Bermuda. We and our vessel owning subsidiaries each pay Frontline Management a fixed fee of $20,000 per year for its services under the agreement, and will reimburse Frontline Management for reasonable third party costs that it incurs on our behalf.

        Frontline Ltd.—Performance Guarantee.    Frontline has issued a performance guarantee with respect to the charters, the management agreements, the administrative services agreement, and the charter ancillary agreement. Under the terms of this guarantee, Frontline has guaranteed:

  •
  the Charterer's performance of its obligations under the charters other than the payment of charter hire,

  •
  the Charterer's performance of its obligations under the charter ancillary agreement,

  •
  Frontline Management's performance of its obligations under the management agreements (however, Frontline "s indemnification obligation for environmental matters will not exceed the coverage of the applicable protection and indemnity insurance), and

  •
  Frontline Management's obligations under the administrative services agreement.

        The performance guarantee will remain in effect until all of the obligations of the Charterer and Frontline Management that are guaranteed under the performance guarantee have been performed.

DESCRIPTION OF OTHER INDEBTEDNESS

        We have entered into a $1.058 billion senior term loan secured facility with a syndicate of lenders led by Citigroup Global Markets Limited and Nordea Bank Norge ASA. The facility is for a term of term of six years. The proceeds from the facility were used in part to fund the acquisition of our fleet from Frontline and to refinance existing debt on all of our vessels. Our obligations under the loan facility are secured by all of our assets, including our vessels, the equity interests of our vessel owning subsidiaries and our interest in the Charterer's assets. In addition, each of our vessel owning subsidiaries has guaranteed our performance under the loans.

        The loan facility bears interest at the LIBOR rate plus 1.25% per year and may be prepaid on a pro-rata basis without penalty. As required under the terms of the facility, we have entered into an interest rate swap to fix the interest on at least $500.0 million of the borrowings under the facility for a period of at least five years.

        The principal amortization schedule in respect of the loan facility is follows:

Year	Amount
(dollars in millions)
2004	$93.7
2005	93.7
2006	93.7
2007	93.7
2008	93.7
2009	89.8
At maturity in 2010	499.7

        The loan facility subjects us to number of restrictions on our business and financial maintenance covenants, including restrictions on creating liens on the vessels, limitations on our ability to amend our charters, management and administrative agreements, minimum liquidity and working capital requirements, and collateral maintenance limitations. Under the loan facility, we may incur additional indebtedness to fund acquisitions of additional vessels, provided that the additional indebtedness incurred does not exceed 70% of value of the vessel. The loan facility also restricts us from issuing any guarantees other than guarantees issued in connection with our ordinary course of commercial activities, or as contemplated in the loan facility or the note indenture. Further, the loan facility restricts our ability to make distributions unless (i) the charter service reserve and our available working capital exceed, in the aggregate, $100 million and (ii) we satisfy financial covenants contained in the loan facility relating to minimum liquidity, working capital and equity to debt ratios as of the date of the distribution.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the sale of the outstanding notes, on behalf of the Company and our subsidiary guarantors we have entered into a registration rights agreement with the initial purchasers of the outstanding notes, which has been filed as an exhibit to the registration statement of which this prospectus is a part. In the registration rights agreement, we agreed to use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding notes for an issue of SEC registered notes with terms identical to the notes (except that the exchange notes are not subject to restrictions on transfer and, following the exchange offer, neither the exchange notes nor the outstanding notes are subject to any increase in annual interest rate). We are offering the exchange notes under this prospectus in exchange for the outstanding notes to satisfy our obligations under the registration rights agreement. We refer to our offer to exchange the exchange notes for the outstanding notes as the "exchange offer". The exchange notes have been registered under the Securities Act of 1933 and are being sold by the Company in the exchange offer in reliance on the SEC staff's position as enunciated in Exxon Capital Holdings Corporation (available April 13, 1988) and subsequent no-action letters including Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993).

Resale of Exchange Notes

        Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if, among other things:

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

  •
  you are not an affiliate of Ship Finance International Limited (within the meaning of Rule 405 of the Securities Act of 1933).

        We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the SEC would make a similar determination with respect to the exchange notes as it has in such no-action letters cited above.

        If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes or you are an affiliate of Ship Finance International Limited, you:

  •
  cannot rely on such interpretations by the SEC staff; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction of the exchange notes and such secondary resale transaction must be covered by an effective registration statement under the Securities Act of 1933 containing the selling security holder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act of 1933.

        This prospectus may be used for an offer to resell or otherwise transfer exchange notes only as specifically described in this prospectus. Only those broker-dealers that acquired outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where that broker-dealer acquired such outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, there are $580 million principal amount of outstanding notes, all of which are subject to exchange pursuant to the exchange offer. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer:

  •
  will remain outstanding;

  •
  will continue to accrue interest; and

  •
  will be subject to all terms and conditions specified in the indenture relating to the outstanding notes and will not have any rights under the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

        If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section of this prospectus entitled "The Exchange Offer—Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

        We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer in accordance with Rule 14(e)-1(c) of the Securities and Exchange Act of 1934, as amended.

Expiration Date

        This exchange offer expires at 5:00 p.m., New York City time, on July 21, 2004, unless we extend the expiration date.

Extensions, Delay In Acceptance, Termination Or Amendment

        We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any outstanding notes if we extend the exchange offer by giving written notice of the extension to their holders. During any such extensions, all outstanding notes you have previously tendered will remain subject to the exchange, and we may accept them for exchange. To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If any of the conditions described below under "The Exchange Offer—Conditions to the Exchange Offer" have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes;

  •
  to extend the exchange offer; or

  •
  to terminate the exchange offer.

        We will give oral or written notice of any delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed promptly by written notice of the delay to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during that period.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions To The Exchange Offer

        We will not be required to accept for exchange, or exchange any exchange notes for any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

  •
  the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any publicly available, written interpretations of the staff of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described below under "The Exchange Offer—Your Representations to Us".

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right to assert a condition, other than a condition involving a governmental approval, will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Exchange Agent

        We have appointed Wilmington Trust Company as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under the Depository Trust Company's, or DTC's, automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

    Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, Delaware 19890
    Attention: Mary St. Amand
    Assistant Vice President
    Telephone: 302 636 6436

Procedures for Tendering Outstanding Notes

        Only a holder of outstanding notes may tender those outstanding notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender, described below, or (2) comply with the automated tender offer program procedures of the DTC, described below.

        The tender by a holder that is not withdrawn before the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How To Tender If You Are A Beneficial Owner

        If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of your outstanding notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Procedures For Physical Tender

        To complete a physical tender, a holder must:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

  •
  have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

  •
  mail or deliver or send by facsimile the letter of transmittal to the exchange agent prior to the expiration date; and

  •
  deliver the outstanding notes to the exchange agent before the expiration date or comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above in the section "The Exchange Offer—Exchange Agent" before the expiration date.

Signatures And Signature Guarantees

        You must have signatures on a letter of transmittal or a notice of withdrawal described below under "The Exchange Offer—Withdrawal of Tenders" guaranteed by an eligible institution unless the outstanding notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        An eligible institution is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements And Bond Powers Are Needed

        If a person other than the registered holder of any outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the outstanding notes. An eligible institution must guarantee that signature.

        If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC's Automated Tender Offer Program

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

        An agent's message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

  •
  DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce the agreement against that participant.

        To complete a tender through DTC's automated tender offer program, the exchange agent must receive, before the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

Determinations Under The Exchange Offer

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular outstanding notes. Any waiver of a defect or irregularity of a note or of a term of the exchange offer will be applicable to all outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

When We Will Issue Exchange Notes

        In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange in the exchange offer promptly after the completion of exchange offer provided that the exchange agent has timely received:

  •
  outstanding notes or a timely book-entry confirmation of transfer of those outstanding notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Return of Outstanding Notes Not Accepted or Exchanged

        If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged outstanding notes without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations To Us

        By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any exchange notes you receive will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the outstanding notes or the exchange notes in violation of the provisions of the Securities Act of 1933;

  •
  you are not an affiliate (within the meaning of Rule 405 under the Securities Act of 1933) of ours or of any of our subsidiary guarantors;

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of those exchange notes.

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but they are not immediately available or if you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program before the expiration date, you may tender if:

  •
  the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution; or,

  •
  before the expiration date, the exchange agent receives from the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

  •
  stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

  •
  stating that the tender is being made thereby;

  •
  guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal Of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "The Exchange Offer—Exchange Agent"; or

  •
  the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the registration number and the principal amount of the outstanding notes to be withdrawn;

  •
  be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender; and

  •
  specify the name in which the outstanding notes to be withdrawn are to be registered, if different from that of the person who tendered the outstanding notes.

        If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination will be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, those outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place promptly after the withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under the section "The Exchange Offer—Procedures for Tendering" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Fees And Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

        We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include:

  •
  SEC registration fees for the exchange notes;

  •
  fees and expenses of the exchange agent and trustee;

  •
  accounting and legal fees;

  •
  printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        No service charge will be imposed by the Company, the exchange agent or the Registrar for any registration of transfer or exchange of notes, but the Company may require you to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any outstanding note selected for redemption. Also, the Company is not required to transfer or exchange any outstanding note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem that outstanding note.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act of 1933 or the offer or sale is exempt from or not subject to registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act of 1933.

        The tender of outstanding notes in the exchange offer will reduce the outstanding principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any outstanding notes that you continue to hold.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action, if any, to take. In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as required by the registration rights agreement.

DESCRIPTION OF THE EXCHANGE NOTES

        The outstanding notes were issued, and the exchange notes will be issued, under an Indenture dated as of December 18, 2003 (the "Indenture") among the Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee (the "Trustee"). The terms of the exchange notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is unlimited in aggregate principal amount. $580 million will be issued in this offering.

        The notes will constitute a single series of debt securities under the Indenture. Any holders of outstanding notes who do not exchange their outstanding notes for exchange notes will vote together with all holders of the notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the other notes, and the holders of the outstanding notes and the other notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the "notes" mean, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the outstanding notes and the exchange notes.

        This description of notes is intended to be a useful overview of the material provisions of the notes and the indenture. Since this description is only a summary, you should refer to the indenture for a complete description of the obligations of the Company and the Subsidiary Guarantors and your rights.

        Whenever the covenants or default provisions or definitions in the indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies.

        The determination of U.S. Dollar Equivalent for any purpose under the Indenture will be determined as of a date of determination as described in the definition of "U.S. Dollar Equivalent" under "Certain Definitions" and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

        You will find the definitions of certain capitalized terms used in this description under the heading "Certain Definitions." Other capitalized terms have the meanings assigned to them elsewhere in this description or in the indenture. For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Ship Finance International Limited and not to its subsidiaries.

General

The Notes

        The exchange notes:

  •
  will be general unsecured, senior obligations of the Company;

  •
  will be limited initially to an aggregate principal amount of $580 million;

  •
  will mature on December 15, 2013;

  •
  will be issued in denominations of $1,000 and integral multiples of $1,000;

  •
  will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form;

  •
  will rank equally in right of payment to any future senior Indebtedness of the Company but will be effectively subordinated to all present and future secured Indebtedness of the Company, to the extent of the value of the collateral securing such Indebtedness;

  •
  will be unconditionally guaranteed on a senior unsecured basis by each Restricted Subsidiary of the Company, but the guarantees will be effectively subordinated to all present and future secured Indebtedness of the Restricted Subsidiaries, to the extent of the value of the collateral securing such Indebtedness; and

  •
  are expected to be eligible for trading in the PORTAL market.

Interest

        Interest on the exchange notes will:

  •
  accrue at the rate of 8.50% per annum;

  •
  accrue from the date of issuance or the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on June 15 and December 15, commencing on June 15, 2004;

  •
  be payable to the holders of record on June 1 and December 1 immediately preceding the related interest payment dates; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Notes; Paying Agent and Registrar

        We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by the Company in the continental United States, except that we may, at our option, pay interest on any notes in definitive form by check mailed to holders of the notes at their registered address as it appears in the registrar's books. We have initially designated the corporate trust office of the trustee in Wilmington, Delaware to act as our paying agent and registrar. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Restricted Subsidiaries may act as paying agent or registrar.

        We will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.

Transfer and Exchange

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the trustee or the registrar for any registration of transfer or exchange of notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes, and all references in this description to "holders" mean holders of record, unless otherwise indicated.

Additional Issuances

        We may from time to time, without notice or the consent of the holders of the notes, but subject to compliance with the covenant described below under "Certain Covenants—Limitation on Indebtedness," create and issue additional notes ranking equally and ratably with the original notes in all respects (except for the payment of interest accruing prior to the issue date of such additional notes), so that such additional notes form a single series with the original notes and have the same terms as to status, redemption or otherwise as the original notes.

Subsidiary Guarantees

        The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee on a senior basis the Company's obligations under the notes and all obligations under the Indenture. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees rank equally in right of payment with other Indebtedness of such Subsidiary Guarantors, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Subsidiary Guarantees. However, the notes are structurally subordinated to the secured Indebtedness of our Subsidiary Guarantors to the extent of the value of the collateral securing such Indebtedness.

        Although the indenture limits the amount of indebtedness that the Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Indebtedness of Subsidiary Guarantors.

        The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation or the sale of its Capital Stock and whether or not the Subsidiary Guarantor is the survivor in such transaction) to a Person that is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

  (1)
  the sale or other disposition is in compliance with the indenture, including the covenants under "Limitation on Sales of Assets and Subsidiary Stock" and "Limitation on Sales of Capital Stock of Restricted Subsidiaries;" and

  (2)
  all the obligations of such Subsidiary Guarantor under the Credit Facilities and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

        In addition, a Subsidiary Guarantor will be released from its obligations under the indenture, the Subsidiary Guarantee and the registration rights agreement:

  •
  if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the indenture;

  •
  upon the liquidation and dissolution of such Subsidiary; or

  •
  upon the occurrence of either legal defeasance or covenant defeasance as described below under "Defeasance."

Optional Redemption

        Except as described below, the notes are not redeemable until December 15, 2008. On and after December 15, 2008, the Company may redeem all or, from time to time, a part of the notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on December 15 of the years indicated below:

Year	Percentage
2008	104.250
2009	102.833
2010	101.417
2011 and thereafter	100.000

        Prior to December 15, 2006, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the notes with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 108.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

  (1)
  at least 65% of the original principal amount of the notes remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 60 days after the closing of such Public Equity Offering.

        If a Redemption Date is on or after an interest record date and on or before the related interest payment date, then accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by the Company.

        In the case of any partial redemption of notes in definitive form, the trustee will select the notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis, by lot or by such other method as the trustee in its sole discretion will deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

        At any time prior to December 15, 2008, the notes may be redeemed in whole or in part at the option of the Company upon (a) the occurrence of a Change of Control or (b) if no more than 5.0% of the principal amount of the notes (including any additional notes issued in the future) shall remain outstanding at any time, in each case upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control event) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        "Applicable Premium" means, with respect to a note at any Redemption Date, the greater of (x) 1.0% of the principal amount of such note and (y) the excess of (A) the present value at such time of (1) the redemption price of such note at December 15, 2008 (such redemption price being described under "Optional Redemption" without regard to accrued and unpaid interest) plus (2) all required interest payments due on such note through December 15, 2008, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2008; provided, however, that if the period from the Redemption Date to December 15, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Optional Tax Redemption

        The Payor (as defined below) will be entitled to redeem all, but not less than all, of the notes if, as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction (as defined below) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a "Change in Tax Law"), the Payor is or would be required on the next succeeding interest payment date to pay Additional Amounts (as defined below) with respect to the notes as described under "Payment of Additional Amounts," and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor; provided that the Board of Directors of the Company determines in good faith that the aggregate amount of such Additional Amounts would create additional annual costs in excess of 0.50% of the aggregate principal amount of notes then outstanding. In the case of the Company, the Change in Tax Law must become effective on or after the date of this prospectus. In the case of a Subsidiary Guarantor, or a successor of either the Company or a Subsidiary Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the notes. Further, the Payor must deliver to the trustee at least 30 days before the redemption date an Opinion of Counsel to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law. The Payor must also provide the holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date. The redemption price will equal the principal amount of the note plus accrued and unpaid interest thereon, if any to the redemption date and Additional Amounts, if any, then due and which otherwise would be payable.

Payment of Additional Amounts

        If any taxes, assessments or other governmental charges are imposed by any jurisdiction where the Company, a Subsidiary Guarantor or a successor of either (a "Payor") is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the "Relevant Tax Jurisdiction") in respect of any payments under the notes, the Payor will pay to each holder of a note, to the extent it may lawfully do so, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such note to which such holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

  (a)
  any tax, assessment or other governmental charge which would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (2) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (in either case (x) or (y), except to the extent that the holder would have been entitled to Additional Amounts had the note been presented for such 30-day period);

  (b)
  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

  (c)
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the note to comply with a reasonable and timely request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

  (d)
  any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any note to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such note.

        The Payor will provide the trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the notes or the paying agents, as applicable, upon request therefor.

        The Company and the Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the notes or any other document or instrument referred to in the indenture (other than a transfer of the notes), or the receipt of any payments with respect to the notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Bermuda or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the indenture or any other such document or instrument following the occurrence of any Event of Default.

        All references in this prospectus to principal of, premium, if any, and interest on the notes will include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

No Mandatory Redemption

        The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.

Suspended Covenants

        During any period of time that the notes have an Investment Grade Rating from both the Rating Agencies and no Default or Event of Default has occurred and is continuing under the indenture, the Company and its Restricted Subsidiaries will not be subject to the provisions of the indenture described below under the following captions:

  •
  "—Certain Covenants—Limitation on Indebtedness,"

  •
  "—Certain Covenants—Limitation on Restricted Payments,"

  •
  "—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

  •
  "—Certain Covenants—Limitation of Sales of Assets and Subsidiary Stock,"

  •
  "—Certain Covenants—Limitation on Affiliate Transactions,"

  •
  "—Certain Covenants—Limitation on Sale of Capital Stock of Restricted Subsidiaries," and

  •
  "—Certain Covenants—Limitation on Lines of Business;"

provided, however, that if the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, or a Default or Event of Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the indenture. As a result, during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

Ranking

        The notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated. However, the notes and the Subsidiary Guarantees will be effectively subordinated to all present and future secured Indebtedness of the Company and its Restricted Subsidiaries, respectively. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or its Restricted Subsidiaries or upon a default in payment with respect to, or the acceleration of, any secured Indebtedness, the assets of the Company and its Restricted Subsidiaries that secure secured Indebtedness will be available to pay obligations on the notes and the Subsidiary Guarantees only after all such secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Subsidiary Guarantees then outstanding.

Change of Control

        If a Change of Control occurs, unless the Company has exercised its right to redeem the notes as described under "Optional Redemption," each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the notes as described under "Optional Redemption," the Company will mail a notice (the "Change of Control Offer") to each holder with a copy to the trustee stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

  (3)
  the procedures determined by the Company, consistent with the indenture, that a holder must follow in order to have its notes repurchased.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered under the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly deliver to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the indenture by virtue of the conflict.

        The Company's ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Credit Facilities. In addition, certain events that may constitute a change of control under the Credit Facilities and cause a default thereunder may not constitute a Change of Control under the indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company or covenants prohibiting the payment by the Company of such amounts. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources.

        We cannot assure you that sufficient funds will be available when necessary to make any required repurchases, or that the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control. If such holders fail to waive the event of default caused by the Change of Control, the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of notes under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such waiver within 30 days following any Change of Control, it being a default of the Change of Control provision of the indenture if the Company fails to comply with such covenant.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any person or group (other than a Permitted Holder). Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

Certain Covenants

        For purposes of the following covenants, all of our Subsidiaries will initially be Restricted Subsidiaries, subject to their later being designated as Unrestricted Subsidiaries in the manner contemplated by the definition of Unrestricted Subsidiary below.

  Limitation on Indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if, on the date thereof:

  (1)
  the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

  (2)
  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to the Credit Facilities in an amount up to $1,160,000,000 at any time outstanding;

  (2)
  Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the replacement (through construction or acquisition) of one or more Vessels, and any assets that shall become Related Assets (and any Refinancing Indebtedness with respect to such Vessels or assets), upon a Total Loss, in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any Restricted Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

  (3)
  the Subsidiary Guarantees and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

  (4)
  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary, provided, however;

  (a)
  if the Company is the obligor on such Indebtedness, such Indebtedness is unsecured and expressly subordinated to all its obligations with respect to the notes; and

  (b)
  (x)    any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary; and

  (y)    any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary,

    shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

  (5)
  (a) Indebtedness represented by the notes (excluding any additional notes issued after the Issue Date) and (b) any Refinancing Indebtedness Incurred in respect of (w) the notes, (x) any Indebtedness described in clause (2), (y) any Indebtedness Incurred pursuant to the first paragraph of this covenant or (z) any Indebtedness described in this clause (5);

  (6)
  Indebtedness under Currency Agreements, Fuel Hedging Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements and Fuel Hedging Agreements, such Currency Agreements and Fuel Hedging Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements, Fuel Hedging Agreements and Interest Rate Agreements, such Currency Agreements, Fuel Hedging Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the indenture;

  (7)
  Indebtedness of the Company or any Restricted Subsidiary Incurred in relation to: (a) regular maintenance required to maintain the classification of any of the Vessels owned, time chartered or bareboat chartered to or by the Company or any Restricted Subsidiary; (b) scheduled dry-docking of any of the Vessels owned by the Company or any Restricted Subsidiary for normal maintenance purposes; and (c) any expenditures which will or may reasonably expected to be recoverable from insurance on such Vessels;

  (8)
  Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

  (9)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence; and

  (11)
  in addition to the items referred to in clauses (1) through (10) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $75.0 million.

        The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence (or later classify or reclassify such Indebtedness) and only be required to include the amount and type of such Indebtedness in one of such clauses; and

  (2)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (b) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

  Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

  (b)
  dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of Common Stock on a pro rata basis);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

  (4)
  make any Restricted Investment in any Person;

  (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

    (I)
    Prior to completion of a Successful Public Listing only, the Company is able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment, and the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would not exceed the sum of:

    (i)
    15% of Consolidated Cash Flow for the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence; plus

      (ii)
      the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

      (iii)
      $5 million; or

    (II)
    From and after completion of a Successful Public Listing only,

    (a)
    if the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries with respect to the fiscal quarter for which such Restricted Payment is made, is less than Available Surplus Cash with respect to the immediately preceding fiscal quarter, provided that the Company will not pay or declare any extraordinary or one-time dividends on its Capital Stock ("extraordinary or one time dividends" meaning for such purpose dividends in excess of amounts stated in the Company's regular Capital Stock dividend policy as determined from time to time by the Company's Board of Directors); or

    (b)
    if the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (b) meaning only distributions on Common Stock of the Company), is less than $25 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (b) during the period ending on the last day of the fiscal quarter of the Company immediately preceding the date of such Restricted Payment and beginning on the Issue Date.

        Notwithstanding any of the foregoing provisions of this covenant, neither the Company nor any Restricted Subsidiary shall make any Restricted Payment to the extent that, after giving effect to such Restricted Payment, the sum of (a) cash and Cash Equivalents held by the Company and its Restricted Subsidiaries and (b) cash and Cash Equivalents held by the Charterer to support its obligations under its Vessel charters with the Company or its Restricted Subsidiaries in accordance with the charter ancillary agreement, is less than $100 million.

        The foregoing provisions of this covenant will not prohibit:

  (1)
  any purchase or redemption of Capital Stock, Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause I(ii) of the preceding paragraph;

  (2)
  any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations or Guarantor Subordinated Obligations, respectively, that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (4)
  so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former employees or management of the Company or any Restricted Subsidiary or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee or director stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.5 million in the aggregate during any calendar year and $10.0 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

  (5)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense;" provided that the payment of such dividends will be included in subsequent calculations of the amount of Restricted Payments; and

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith by resolution, such determination to be based upon an opinion or appraisal issued by an investment banking firm of national standing if such fair market value is estimated to exceed $25 million, or, in the case of a Vessel, to be based upon a written appraisal of three Independent Appraisers. Not later than the date of making any Restricted Payment, the Company shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  Limitation on Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date of the indenture or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under the indenture and the notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

  Limitation on Sale/Leaseback Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

  (2)
  the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on Indebtedness;"

  (3)
  the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the notes or any Subsidiary Guarantee of such Restricted Subsidiary by the covenant described under "—Limitation on Liens;" and

  (4)
  the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the indenture described under "—Limitation on Sale of Assets and Subsidiary Stock" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

  (2)
  make any loans or advances to the Company or any Restricted Subsidiary; or

  (3)
  transfer any of its property or assets to the Company or any Restricted Subsidiary.

        The preceding provisions will not prohibit:

    (a)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

    (b)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) of this paragraph or this clause (b) or contained in any amendment to an agreement referred to in clause (a) of this paragraph or this clause (b); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the notes than the encumbrances and restrictions contained in such agreements referred to in clause (a) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

    (c)
    in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

    (x)
    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a charter, lease, license or similar contract, or the assignment or transfer of any such charter, lease, license or other contract;

    (y)
    contained in mortgages, pledges or other security agreements permitted under the indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

    (z)
    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

    (d)
    purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

    (e)
    any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and

    (f)
    encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

  Limitation on Sales of Assets and Subsidiary Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition (excluding for purposes of the following clauses (1) and (2) an Asset Disposition connected with a Total Loss) unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  at least 80% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  subject to the requirement to make an Asset Disposition Offer as described below, an amount equal to 100% of the Net Available Cash from such Asset Disposition (including from an Asset Disposition connected with a Total Loss) is applied by the Company or such Restricted Subsidiary, as the case may be, to any one of the following:

  (a)
  to prepay, repay or purchase Indebtedness (other than Disqualified Stock or Subordinated Obligations) of the Company or Indebtedness (other than any Preferred Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

  (b)
  to acquire or invest in Additional Assets or make installment or progress payments in respect of such Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash.

        Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes and Pari Passu Notes (or, in respect of the Pari Passu Notes, such lesser offer price as may be applicable) plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the indenture. If the aggregate principal amount of notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the trustee shall select the notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Disposition Offer will remain open for a period of 20 business days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five business days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders of the notes who tender notes pursuant to the Asset Disposition Offer.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of notes and Pari Passu Notes or portions of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the trustee an Officers' Certificate stating that such notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and Pari Passu Notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five business days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new note, and the trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new note to such holder, in a principal amount equal to any unpurchased portion of the note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

        For the purposes of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

  (2)
  securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days from the receipt of such obligations.

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

  (1)
  at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (2)
  in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $5.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

  (3)
  in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of

    Directors of the Company in good faith, in excess of $30.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing (or, in the case of Vessels, three Independent Appraisers), that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of any conflict.

  Limitation on Affiliate Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no direct or indirect interest (other than with respect to the Company) in such transaction, if any, (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

  (3)
  in the event such Affiliate Transaction involves an aggregate amount in excess of $10 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing (or, in the case of Vessels, three Independent Appraisers) that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

        The preceding paragraph will not apply to:

  (1)
  any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments;"

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

  (3)
  any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

  (4)
  the issuance or sale of any Common Stock of the Company or any contribution to the capital of the Company or any Restricted Subsidiary; and

  (5)
  the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and disclosed in this prospectus or identified in a schedule to the indenture, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the notes than the terms of the agreements in effect on the Issue Date.

  Limitation on Sale of Capital Stock of Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

  (1)
  to the Company or a Wholly Owned Subsidiary; or

  (2)
  in compliance with the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

        Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock."

SEC Reports

        The Company shall, for so long as any of the notes remain outstanding, file with the SEC and the trustee (a) all such reports and other information which the Company would have been required to file with (and in such form as is required by) the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto applicable to a "foreign private issuer," as that term is defined in Rule 3b-4 under the Exchange Act, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would be required so to file such documents and (b) whether or not required pursuant to the immediately preceding clause, (i) within 120 days following the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form); and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 6-K (or any successor form), containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of each such quarter (with comparable financial statements for such quarter in the immediately preceding fiscal year). The Company shall also in any event (a) within 15 days of each Required Filing Date, as applicable, request that the trustee transmit such documents by mail to all holders, as their names and addresses appear in the note register, without cost to such holders, and (b) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder. Notwithstanding anything to the contrary, if the Company is not subject to the reporting requirements of such Section 13(a) or 15(d) of the Exchange Act, the Company shall be deemed to have satisfied this covenant by supplying all of the foregoing information to the trustee and making all such information publicly available on the Company's website.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in Management's Discussion and Analysis of Results of Operations and Financial Condition of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of Bermuda, the United States of America, any State of the United States or the District of Columbia, or any other country recognized by the United State of America and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the Company under the notes and the indenture;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant;

  (4)
  unless the Company is the Successor Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the indenture and the notes and its obligations under the registration rights agreement shall continue to be in effect;

  (5)
  if the Successor Company is organized under the laws of a jurisdiction other than Bermuda or the United States of America, any State thereof or the District of Columbia, it delivers to the trustee an Officers' Certificate and Opinion of Counsel experienced in such matters that, taken together, state that the holders of the notes will not suffer any economic, legal or regulatory disadvantage as a result of such transaction; and

  (6)
  the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the assets of a Person.

Future Subsidiary Guarantors

        After the Issue Date, the Company will cause each Restricted Subsidiary created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the trustee a supplement to the indenture providing for a Subsidiary Guarantee.

Limitation on Lines of Business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Amendments of Material Agreements

        Prior to the completion of a Successful Public Listing, the Company will not, and will not permit any Restricted Subsidiary to, amend or modify any of the Material Agreements in a manner that would materially adversely affect the rights of the Company and its Restricted Subsidiaries thereunder, taken as a whole.

Payments for Consent

        Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Insurance

        The Company will maintain, and cause its Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are at that time customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties including general liability insurance and (but without duplication) protection and indemnity insurance, hull and machinery insurance and oil pollution insurance.

Events of Default

        Each of the following is an Event of Default:

  (1)
  default in the payment of principal of or premium, if any, on any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (2)
  failure by the Company or any Subsidiary Guarantor to comply with its obligations under "Certain Covenants—Merger and Consolidation;"

  (3)
  failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase notes which will constitute an Event of Default under clause (1) above and other than failure to comply with the covenant covered by clause (2) above);

  (4)
  failure by the Company to comply with its other agreements contained in the indenture for 60 days after notice;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on the stated maturity of such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

  (6)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (7)
  failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $15.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision");

  (8)
  any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the indenture or its Subsidiary Guarantee; or

  (9)
  Prior to the completion of a Successful Public Listing, the failure by Charterer, Frontline or Frontline Management to comply for 30 days after notice with any of their obligations under the Material Agreements.

        If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. In the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of his own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 30 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture or was required to repurchase the notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Amendments and Waivers

        Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of a note then outstanding affected, no amendment may, among other things:

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any note;

  (3)
  reduce the principal of or extend the Stated Maturity of any note;

  (4)
  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any note may be redeemed or repurchased as described above under "Optional Redemption," "Change of Control," "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (5)
  make any note payable in money other than that stated in the note;

  (6)
  impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  (7)
  modify the Subsidiary Guarantees in any manner adverse to the holders of the notes; or

  (8)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

        Without the consent of any holder, the Company and the trustee may amend the indenture to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a Successor Company of the obligations of the Company under the indenture in accordance with the indenture;

  (3)
  provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f) (2) (B) of the Code);

  (4)
  add additional Subsidiary Guarantors or confirm and evidence the release of a Subsidiary Guarantee in accord with the applicable provisions of the indenture;

  (5)
  secure the notes or the Subsidiary Guarantees;

  (6)
  add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

  (7)
  make any change that does not adversely affect the rights of any holder;

  (8)
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

  (9)
  provide for a successor trustee under the indenture.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

        The Company at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, and the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clause (3) under "Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of Default" above or because of the failure of the Company to comply with clause (3) under "Certain Covenants—Merger and Consolidation" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law. If the Company exercises either its legal defeasance or its covenant defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either

  (a)
  all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the trustee for cancellation or

  (b)
  all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

  (3)
  the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under the Indenture; and

  (4)
  the Company has delivered an Officers' Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, limited partner, member, manager, incorporator or stockholder of the Company or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the notes, the indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

        Wilmington Trust Company, as trustee, is the trustee under the indenture and has been appointed by the Company as registrar and paying agent with regard to the notes.

Governing Law

        The indenture and the notes will be governed by the laws of the State of New York.

Certain Definitions

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) used or useful by the Company or a Restricted Subsidiary in a Related Business, including, without limitation, a hull under construction or rights under a Vessel Construction Contract, any installment payment under a Vessel Construction Contract, and any repairs, improvements, additions, enhancements, drydocking or capital improvement of any vessel;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the foregoing, Knightsbridge Tankers Limited shall be deemed to be an Affiliate of Frontline.

        "Asset Disposition" means any direct or indirect sale, lease (other than a charter or operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (including by way of a Total Loss), or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory in the ordinary course of business;

  (4)
  a disposition of obsolete, scrap or worn out assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (5)
  transactions permitted under "Certain Covenants—Merger and Consolidation;"

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary;

  (7)
  for purposes of "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to "Certain Covenants—Limitation on Restricted Payments;"

  (8)
  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $5.0 million;

  (9)
  dispositions in connection with Liens permitted to be incurred under the indenture;

  (10)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

  (11)
  foreclosure on assets; and

  (12)
  Asset Swaps.

        "Asset Swap" means concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Available Surplus Cash" means, for any quarter, all cash and Cash Equivalents on hand at the end of that quarter, less the amount of any cash reserves necessary or appropriate in the reasonable discretion of the Board of Directors to (a) provide for the proper conduct of the business of the Company and its Subsidiaries, including reserves for anticipated future credit needs and future capital expenditures, after that quarter, or (b) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the company is a party or by which the Company or any Subsidiary is bound or to which its assets are subject.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank or financial institution the long term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (6)
  interests in any investment company or money market fund which invests primarily in instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

  (1)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

  (2)
  the first day on which a majority of the members of the Board of Directors (but not committees thereof) of the Company are not Continuing Directors; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

  (4)
  the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Cash Flow" for any period means, without duplication, the Consolidated Net Income of the Company for such period, plus the portion of lease payments allocated as a reduction in the net investment in capital leases in accordance with GAAP to the extent not included in Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization of intangibles; and

  (5)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

        Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary will be added to Consolidated Net Income of the Company to compute its Consolidated Cash Flow only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Company and, to the extent the amounts set forth in clause (1) and clauses (3) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Coverage Ratio" means, as of any date of determination, the ratio of (x) the aggregate amount of Consolidated Cash Flow of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense of the Company for such four fiscal quarters, provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated Cash Flow and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

    (b)
    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Cash Flow and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness or otherwise, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

  (a)
  the Consolidated Cash Flow for such period will be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business (or for purposes of this subsection, any Vessel), Consolidated Cash Flow and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). For purposes of this definition, whenever pro forma effect is to be given to an acquisition or construction of a Vessel or the Capital Stock of a Vessel owning company or the financing thereof, the Company may (a) if the relevant Vessel is to be subject to a time charter with a remaining term longer than six months, apply pro forma earnings (losses) for such period for such Vessel based upon such charter, or (b) if such Vessel is not to be subject to a time charter, is under time charter that is due to expire within six months or less, or is to be subject to charter on a voyage charter basis (whether or not any such charter is in place for such Vessel), then in each case apply earnings (losses) for such period for such Vessel based upon the average of the historical earnings of comparable Vessels in the Company's fleet (as determined in good faith by its Board of Directors) during such period or if there is no such comparable Vessel, then based upon industry average earnings for comparable Vessels (as determined in good faith by its Board of Directors). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness.

        "Consolidated Income Taxes" means, with respect to any period, taxes imposed upon the Company and its consolidated Restricted Subsidiaries or other payments required to be made by any such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of any of the Company and its consolidated Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost;

  (3)
  non-cash interest expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

  (6)
  net costs associated with Hedging Obligations (other than under Fuel Hedging Agreements) (including amortization of fees);

  (7)
  the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of the Company, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

For purposes of this definition, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  the Company's equity in a net loss of any such Person (other than an unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale, writedown or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person in each case, not in the ordinary course of business;

  (4)
  any extraordinary gain or loss; and

  (5)
  the cumulative effect of a change in accounting principles.

        "Consolidated Net Tangible Assets" of any Person means, as of any date of determination, the sum of the assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with GAAP, including appropriate deductions for any minority interest in tangible assets of such Person's Subsidiaries, less (without duplication) (a) the net book value of all of its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (b) unamortised Indebtedness discount and expenses, (c) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (d) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Facilities" means one or more debt facilities with commercial banks providing for revolving credit loans, term loans, receivables financing or trade letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced by commercial banks in whole or in part from time to time.

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the notes mature or (b) on which there are no notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in the indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the indenture described under the captions "Change of Control" and "Limitation on Sales of Assets and Subsidiary Stock" and such repurchase or redemption complies with "Certain Covenants—Restricted Payments."

        "Frontline" means Frontline Ltd., an exempted Bermuda company.

        "Fuel Hedging Agreements" means any spot, forward or option fuel price protection agreements and other types of fuel hedging agreements designed to protect against or manage exposure to fluctuations in fuel prices.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has the corresponding meaning.

        "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Fuel Hedging Agreement.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurring," "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Fuel Hedging Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)
  if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

        "Independent Appraiser" means a Person:

  (1)
  engaged in the business of appraising vessels who is generally acceptable to institutional lenders to the shipping industry; and

  (2)
  who (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, promoter, underwriter, trustee, partner or person performing similar functions.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

        For purposes of "Certain Covenants—Limitation on Restricted Payments:"

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such

    Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Investment Grade Rating" means a rating equal to or higher than "Baa3" (or the equivalent) by Moody's or "BBB" (or the equivalent) by S&P.

        "Issue Date" means the first date on which the notes are originally issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Material Agreements" means the charters of our vessels with the Charterer, the Charter Ancillary Agreement, the Frontline performance guarantee or the management agreements with Frontline Management, each as described in this prospectus.

        "Net Available Cash" from an Asset Disposition means cash payments actually received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

  (5)
  all expenditures incurred to inspect, repair or modify a Vessel and bring such Vessel to the condition and place of delivery in connection with the sale of such Vessel as may be specified in the related purchase and sale agreement or otherwise as the Board of Directors of the Company shall determine as advisable in connection with such sale.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale actually received net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Recourse Debt" means Indebtedness as to which:

  (1)
  neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to the Company or the trustee.

        "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the notes.

        "Permitted Holders" means Frontline and its Affiliates.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (3)
  Investments in Joint Ventures in connection with a Related Business in an aggregate principal amount not to exceed, as of the most recent balance sheet date, the lesser of (a) $25.0 million and (b) 2.5% of Consolidated Net Tangible Assets of the Company at any one time outstanding;

  (4)
  cash and Cash Equivalents;

  (5)
  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (6)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (7)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (8)
  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (9)
  Investments in existence on the Issue Date;

  (10)
  Currency Agreements, Fuel Hedging Agreements and Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain Covenants—Limitation on Indebtedness;"

  (11)
  Guarantees issued in accordance with "Certain Covenants—Limitations on Indebtedness;" and

  (12)
  in addition to the items referred to in clauses (1) through (11) above, so long as no Event of Default has occurred and is continuing, Investments by the Company or any of its Restricted Subsidiaries, when taken together with other Investments made pursuant to this clause (12), in an aggregate amount not to exceed $20 million outstanding at any one time.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations of the Company and its Restricted Subsidiaries under Credit Facilities in an aggregate amount at any one time not to exceed $1,160,000,000;

  (2)
  Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person, including a Vessel (which term, for purposes of this clause (2), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel and any Related Assets, as the context may require); provided, however, (A) subject to clause (B) below, in the case of a Vessel, (i) except as provided in clauses (ii), (iii) and (iv) below, the principal amount of Indebtedness secured by such a Lien does not exceed (x) with respect to Indebtedness Incurred to finance the construction of such Vessel, 80% of the sum of (1) the contract price pursuant to the Vessel Construction Contract for such Vessel and (2) any other Ready for Sea Cost for such Vessel, and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel, 80% of the sum of (1) the contract price for the acquisition of such Vessel and (2) any other Ready for Sea Cost of such Vessel, (ii) in the case of Indebtedness that matures within nine months after the Incurrence of such Indebtedness (other than any Refinancing Indebtedness of such Indebtedness or Indebtedness that matures within one year prior to the Stated Maturity of the notes), the principal amount of Indebtedness secured by such a Lien shall not exceed the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred, (iii) in the case of a Sale/Leaseback Transaction, the principal amount of Indebtedness secured by such a Lien shall not exceed the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and (iv) in the case of Indebtedness representing Capitalized Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1) the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel and (B) in the case of Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock," the principal amount of Indebtedness secured by such a Lien does not exceed the lesser of (i) 80% of the contract price for the acquisition of such Additional Asset and (ii) the contract price for the acquisition of such Additional Asset less the Net Available Cash used to acquire such Additional Asset; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  (3)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders,

    contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (4)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens;

  (5)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (6)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (7)
  encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (8)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligation;

  (9)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (10)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (11)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property (other than Vessels) acquired or constructed in the ordinary course of business, provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (12)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

    (b)
    such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

  (13)
  Liens arising from "precautionary" Uniform Commercial Code financing statements;

  (14)
  Liens existing on the Issue Date;

  (15)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (16)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (17)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary;

  (18)
  Liens securing the notes and Subsidiary Guarantees;

  (19)
  Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (20)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Vessel chartering, drydocking, maintenance, the furnishing of supplies and bunkers to Vessels, repairs and improvements to Vessels, crews' wages and maritime Liens;

  (21)
  any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

  (22)
  Liens for salvage and general average; and

  (23)
  in addition to the items referred to in clauses (1) through (22) above, Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $20.0 million.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Public Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock made pursuant to a registration statement that has been declared effective by the SEC (other than on Form S-4 or S-8 or their foreign private issuer equivalent, if any).

        "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

        "Ready for Sea Cost" means with respect to a Vessel or Vessels to be acquired or leased (pursuant to a Capitalized Lease Obligation) by the Company or any Restricted Subsidiary of the Company, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, construction related insurance, additions, permits and licenses in connection with such acquisition or lease.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance" and "refinances" and "refinanced" shall have correlative meanings) any Indebtedness existing on the Issue Date or Incurred in compliance with the indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith); and

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Related Asset" means, with respect to a Vessel, (a) any insurance policies and contracts from time to time in force with respect to such Vessel, (b) the Capital Stock of any Subsidiary of the Company owning such Vessel and related assets, (c) any requisition compensation payable in respect of any compulsory acquisition thereof, (d) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, (e) any charters, operating leases and related agreements entered into in respect of such Vessel and any security or guarantee in respect of the charterer's or lessee's obligations under such charter, lease or agreement, (f) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (g) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder's obligations under such contracts and (h) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

        "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the indenture or any other business that the Board of Directors determines in good faith is an appropriate business for the Company or a Restricted Subsidiary.

        "Related Business Assets" means assets used or useful in a Related Business.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Subsidiary Guarantee" means, individually, any Guarantee of payment of the notes by a Subsidiary Guarantor pursuant to the terms of the indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such supplemental indenture will be in the form prescribed by the indenture.

        "Subsidiary Guarantor" means (1) each Subsidiary of the Company in existence on the date of the Escrow Release and (2) each other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with the covenant described under "Certain Covenants—Future Subsidiary Guarantors," in each case until such Subsidiary Guarantor ceases to be such in accordance with the indenture.

        "Successful Public Listing" means the completion of one or more transactions that result in at least 20% of the then outstanding Common Stock of the Company being listed or quoted for public trading on the Oslo Stock Exchange or the New York Stock Exchange, American Stock Exchange, Nasdaq National Market System or other United States national securities exchange, as evidenced by an Officers' Certificate delivered to the trustee to such effect. We believe that the distribution by Frontline to its shareholders of 40% of our shares and their listing on the New York Stock Exchange as currently contemplated could constitute a "Successful Public Listing".

        "Total Loss" means, with respect to a Vessel, a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture, blocking and trapping or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture, blocking and trapping or other taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person).

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of the Company in such Subsidiary complies with "Certain Covenants—Limitation on Restricted Payments;"

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)
  to subscribe for additional Capital Stock of such Person; or

  (b)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (6)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

        "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination.

        "Vessel" means one or more shipping vessels whose primary purpose is the maritime transportation of cargo and/or passengers or which are otherwise engaged, used or useful in any business activities of the Company and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries pursuant to a lease or other operating agreement constituting a Capitalized Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

        "Vessel Construction Contract" means any contract for the construction (or construction and acquisition) of a Vessel entered into by the Company or any Restricted Subsidiary, including any amendments, supplements or modifications thereto or change orders in respect thereof.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees of such Person.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

The Global Notes

        The notes will be issued in the form of several registered notes in global form, without interest coupons (the "Global Notes"), as follows:

  •
  notes sold to qualified institutional buyers under Rule 144A will be represented by a separate Rule 144A Global Note;

  •
  notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S will be represented by a separate Regulation S Global Note; and

  •
  any notes sold to institutional accredited investors will be represented by a separate Institutional Accredited Investor Global Note.

        Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

        Beneficial interests in the temporary Regulation S Global Note will initially be credited within DTC to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on behalf of the owners of such interests. During the Distribution Compliance Period described below, beneficial interests in the temporary Regulation S Global Note may be:

  •
  held only through Euroclear or Clearstream; and

  •
  transferred only to non-U.S. persons under Regulation S, qualified institutional buyers under Rule 144A or institutional accredited investors.

        Investors may hold their interests in the permanent Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems. After the Distribution Compliance Period ends, investors may also hold their interests in the permanent Regulation S Global Note through organizations other than Euroclear or Clearstream that are DTC participants. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in each Regulation S Global Note that are held within DTC for the account of each settlement system on behalf of its participants.

        Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

        The Distribution Compliance Period will begin on the closing date and end 40 days after the closing date.

        Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. Depending on whether the transfer is being made during or after the Distribution Compliance Period, and to which Global Note the transfer is being made, the Trustee may require the seller to provide certain written certifications in the form provided in the indenture. In addition, in the case of a transfer of interests to the Institutional Accredited Investor Global Note, the Trustee may require the buyer to deliver a representation letter in the form provided in the indenture that states, among other things, that the buyer is not acquiring notes with a view to distributing them in violation of the Securities Act.

        A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.

Book-Entry Procedures for the Global Notes

        All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

  •
  will not be entitled to have Notes represented by the Global Note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated Notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the Trustee to DTC's nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in

Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated Notes; or

  •
  certain other events provided in the indenture should occur.

Registration Rights

        We entered into an exchange and registration rights agreement with the initial purchasers or our outstanding notes, Jeffries & Company, Inc. and Citigroup Global Markets Inc., pursuant to which we agreed, for the benefit of the holders of the outstanding notes, at our cost:

  (1)
  to use our best efforts to file with the SEC a registration statement on this appropriate form relating to a registered exchange offer for the outstanding notes under the Securities Act of 1933; and

  (2)
  to commence the exchange offer promptly after the exchange offer registration statement has been declared effective and to use our reasonable best efforts to complete the exchange offer not more than 60 days after the effective date of the exchange offer registration statement.

        Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for the surrender of the outstanding notes. We will keep the exchange open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes. For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered note. The exchange notes will have terms identical in all material aspects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions or to additional interest payments).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a discussion of the principal United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the beneficial ownership and disposition of the exchange notes. For purposes of this discussion, (1) the United States Internal Revenue Code of 1986, as amended, is referred to as "the Code," and (2) the Internal Revenue Service is referred to as "the IRS." The Company believes this section contains a discussion of the material tax consideration applicable to most investors deciding to exchange outstanding notes for exchange notes or that may arise from the ownership of exchange notes. However, this section does not purport to address every tax consideration that may be relevant to every investor. Investors should consult with their own tax advisor.

        This discussion:

  •
  is based on the tax laws of the United States, including the Code, Treasury regulations (final, temporary and proposed), administrative rulings and practice, and judicial decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect;

  •
  deals only with holders who hold the notes as "capital assets" within the meaning of Section 1221 of the Code;

  •
  discusses only the tax considerations applicable to holders who purchased the outstanding notes at initial issuance for an amount equal to their "issue price" within the meaning of Section 1273 of the Code; and

  •
  does not address tax considerations applicable to investors that are subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, grantor trusts, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that will hold the notes as part of a hedging transaction, "straddle" or "conversion transaction" for tax purposes, persons deemed to sell notes under the constructive sale provisions of the Code, persons liable for alternative minimum tax or U.S. Holders of the notes whose "functional currency" is not the U.S. dollar.

        Except as indicated under "Tax Treatment of Non-U.S. Holders" below, this discussion applies only to beneficial owners of notes that for U.S. federal income tax purposes are (1) individual citizens or residents of the United States, (2) corporations, partnerships or other entities that are taxable as corporations or partnerships, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) estates, the income of which is subject to United States federal income taxation regardless of its source, and (4) trusts, if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons has the authority to control all substantial decisions of the trust (each, a "U.S. Holder"). A "Non-U.S. Holder" is a beneficial owner of Notes that is not a U.S. Holder.

        The Company has not sought any ruling from the IRS with respect to the statements made or the conclusions reached in the following discussion, and the IRS may not agree with such statements and conclusions. In addition, the IRS is not precluded from adopting a contrary position. This section does not consider the effect of any applicable foreign, state, local or other tax laws.

        PROSPECTIVE EXCHANGERS OF THE OUTSTANDING NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE OUTSTANDING NOTES FOR THE EXCHANGE NOTES, AND THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES.

Tax Treatment of U.S. Holders

  Exchange Offer

        The exchange of the notes for exchange notes pursuant to the exchange offer will not be a taxable exchange for United States federal income tax purposes. Consequently, a U.S. Holder will not recognize taxable income or loss as a result of exchanging the notes for exchange notes pursuant to the exchange offer. For federal income tax purposes, the exchange notes will be treated as a continuation of the notes in the hands of the U.S. Holder. Accordingly, a U.S. Holder's tax basis in the Exchange Notes immediately after the exchange will be the same as such holder's tax basis in the notes immediately before the exchange, and the U.S. Holder's holding period for the exchange notes will include its holding period for the notes.

        Although we will be required to pay additional interest to holders of the exchange notes if certain circumstances relating to the exchange offer are not satisfied (we refer you to "Registration Rights Agreement"), Treasury regulations relating to the determination of whether "original issue discount" exists with respect to a particular debt instrument provide that the possibility that amounts such as additional interest may be paid on a debt instrument will not affect the instrument's yield to maturity if the likelihood of such payment is remote. We intend to treat the possibility of our payment of additional interest as remote and as not affecting the yield to maturity of the exchange notes. Thus, although the matter is not free from doubt, we intend to take the position that a U.S. Holder should be required to report any such additional interest as ordinary income for United States federal income tax purposes at the time it accrues or is received in accordance with such holder's regular method of accounting. It is possible, however, that the IRS may take a different position if it were to audit the federal income tax return of a U.S. Holder, in which case the timing and amount of interest income recognized by the U.S. Holder may differ from that reported by the U.S. Holder.

  Stated Interest

        Interest on a note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued in accordance with such holder's regular method of accounting for United States federal income tax purposes.

  Additional Amounts

        Additional amounts received by a U.S. Holder of a note will be subject to tax in the same manner as stated interest.

  Sale, Exchange and Retirement of the Notes

        In general, a U.S. Holder of the exchange notes will have a tax basis in such notes equal to his tax basis of the outstanding notes reduced by payments of principal on such notes. Upon a sale, exchange, or retirement of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued and unpaid interest, which will be taxable as ordinary income) and the U.S. Holder's tax basis in such notes. Such gain or loss will be long term capital gain or loss if the U.S. Holder is treated as having held the exchange notes for more than one year at the time of disposition. In certain circumstances, the net long term capital gains derived by U.S. Holders that are individuals may be entitled to a preferential tax rate; however, the ability of U.S. Holders to offset capital losses against ordinary income is limited.

        Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of the exchange notes generally will be treated as U.S.-source gain or loss for foreign tax credit purposes.

Tax Treatment of Non-U.S. Holders

        A non-U.S. Holder will not be subject to United States federal income taxation upon the exchange of outstanding notes for exchange notes pursuant to the exchange offer. In general, payments on the exchange notes to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the exchange notes will not be subject to United States federal income or withholding tax, unless:

  (1)
  such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (or, in the case of an applicable tax treaty, is attributable to the Non-U.S. Holder's permanent establishment in the United States),

  (2)
  in the case of gain, such Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days in the taxable year of the sale of the exchange notes and certain other requirements are met, or

  (3)
  the certification described below (see—"Information Reporting and Backup Withholding") has not been fulfilled with respect to such Non-U.S. Holder.

        Except as may otherwise be provided in an applicable income tax treaty between the United States and a foreign country, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Such a Non-U.S. Holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. In addition, if the Non-U.S. Holder is a corporation, such holder may be subject to a branch profits tax at a 30% rate (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. A Non-U.S. Holder will not be considered to be engaged in a trade or business within the United States for federal income tax purposes solely by reason of holding the exchange notes or solely by reason of exchanging outstanding notes to exchange notes pursuant to the exchange offer.

Information Reporting and Backup Withholding

        Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each U.S. Holder and Non-U.S. Holder (collectively, a "Holder"), and "backup withholding" with respect to certain payments made on or with respect to the exchange notes. Certain Holders are exempt from backup withholding, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its Taxpayer Identification Number, or TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

        If a Non-U.S. Holder receives payments made on or with respect to the exchange notes through the United States office of a broker, such Non-U.S. Holder will be required to provide to the withholding agent either IRS Form W-8BEN or W-8IMY, as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person will not be subject to either IRS reporting requirements or backup withholding.

        The payment of the proceeds on the disposition of the exchange notes to or through the United States office of a broker generally will be subject to information reporting and backup withholding unless the Holder provides the certification described above or otherwise establishes an exemption from such reporting and withholding requirements.

        Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of United States federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is furnished. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX CONSEQUENCES OF SUCH EXCHANGE AND INVESTMENT IN LIGHT OF EACH SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any Similar Laws, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes using a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The acquisition and/or holding of the notes (and the exchange of notes for Exchange Notes) by an ERISA Plan with respect to which we or the initial purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes or Exchange Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding (and any exchange of notes for Exchange Notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire and hold notes constitutes assets of any Plan or (2) the purchase and holding of Notes (and any exchange of notes for Exchange Notes) by such purchaser or transferee will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes (and any exchange of notes for Exchange Notes).

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where those exchange notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

        For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify certain holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred any holder of such exchange notes, other than a holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  The exchange notes are acquired in the ordinary course of business;

  •
  At the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in a distribution of the exchange notes, and

  •
  The holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

        We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the exchange notes as it has in such no-action letters.

LEGAL MATTERS

        Certain legal matters in connection with the sale of the notes offered hereby are being passed upon for the Company by Seward & Kissel LLP, New York, New York, as to matters of United States and New York law and by Mello, Jones & Martin as to matters of Bermuda law.

EXPERTS

        The financial statements as of December 31, 2003 and for the year then ended, and the financial statements as of December 31, 2001 and for the year then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers DA Oslo, Norway, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements as of and for the year ended December 31, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Hamilton, Bermuda, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The section in this prospectus entitled "Industry" has been reviewed by P.F. Bassøe AS & Co., which has confirmed to us that it accurately describes the international tanker market, subject to the availability and reliability of the data supporting the statistical and graphical information presented in this prospectus, as indicated in the consent of P.F. Bassøe AS & Co. filed as an exhibit to the registration statement on Form F-4 under the Securities Act of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement including exhibits and schedules thereto on Form F-4 under the Securities Act of 1933 with respect to the exchange notes offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement, as permitted by SEC rules and regulations. For further information with respect to the Company and the exchange notes offered hereby, reference is made to the registration statement. In addition, following the effectiveness of the registration statement, we will become subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 and will file such reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically, which you can access over the internet at http://www.sec.gov.

        You may request a copy of our filings at no cost, by writing or telephoning us at the following address:

Ship Finance International Limited
Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM 08, Bermuda.
(441) 295-9500

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

SHIP FINANCE INTERNATIONAL LIMITED
INDEX TO PREDECESSOR COMBINED CARVE-OUT FINANCIAL STATEMENTS

Report of Independent Auditor	F-2
Report of Independent Auditor	F-3
Report of Independent Auditor	F-4
Audited Predecessor Combined Carve-out Statements of Operations for the years ended December 31, 2003, 2002 and 2001	F-5
Audited Predecessor Combined Carve-out Balance Sheets as of December 31, 2003 and 2002	F-6
Audited Predecessor Combined Carve-out Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	F-7
Audited Predecessor Combined Carve-out Statements of Changes in Stockholders' Equity for the years ended December 31, 2003, 2002 and 2001	F-8
Notes to Predecessor Combined Carve-out Financial Statements	F-9

REPORT OF INDEPENDENT AUDITOR

        To the Board of Directors and Stockholder of Ship Finance International Limited.

        In our opinion, the accompanying predecessor combined carve-out balance sheet and the related predecessor combined carve-out statements of operations, cash flows and changes in stockholder's equity present fairly, in all material respects, the financial position of the predecessor to Ship Finance International Limited and its subsidiaries (the Company) at December 31, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As discussed in Note 2 to the financial statements, on January 1, 2002 the Company adopted Statement of Financial Accounting Standard No. 142.

/s/ PricewaterhouseCoopers DA

PricewaterhouseCoopers DA
Oslo, Norway
22 March 2004

REPORT OF INDEPENDENT AUDITOR

        To the Board of Directors and Stockholder of Ship Finance International Limited.

        In our opinion, the accompanying predecessor combined carve-out balance sheet and the related predecessor combined carve-out statements of operations, cash flows and changes in stockholder's equity present fairly, in all material respects, the financial position of the predecessor to Ship Finance International Limited and its subsidiaries (the Company) at December 31, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As discussed in Note 2 to the financial statements, on January 1, 2002 the Company adopted Statement of Financial Accounting Standard No. 142.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
28 November 2003

REPORT OF INDEPENDENT AUDITOR

        To the Board of Directors and Stockholder of Ship Finance International Limited.

        In our opinion, the accompanying predecessor combined carve-out balance sheet and the related predecessor combined carve-out statements of operations, cash flows and changes in stockholder's equity present fairly, in all material respects, the financial position of the predecessor to Ship Finance International Limited and its subsidiaries (the Company) at December 31, 2001 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As discussed in Note 2 to the financial statements, on January 1, 2001 the Company changed its method of accounting for drydocking costs and adopted Statement of Financial Accounting Standard No. 133.

/s/ PricewaterhouseCoopers DA

PricewaterhouseCoopers DA
Oslo, Norway
28 November 2003

SHIP FINANCE INTERNATIONAL LIMITED

Audited Predecessor Combined Carve-out Statements of Operations for the years ended
December 31, 2003, 2002 and 2001

(in thousands of $)

	Year ended December 31,
	2003	2002	2001
Operating revenues
Time charter revenues	40,759	10,873	5,804
Bareboat charter revenues	25,986	30,121	27,067
Voyage charter revenues	628,323	324,180	453,784

Total operating revenues	695,068	365,174	486,655
Operating expenses
Voyage expenses and commission	148,533	93,996	75,199
Ship operating expenses	81,989	81,369	85,105
Depreciation and amortization	106,015	96,773	88,603
Administrative expenses	9,715	6,945	7,030

Total operating expenses	346,252	279,083	255,937

Net operating income	348,816	86,091	230,718
Other income (expenses)
Interest income	5,866	8,511	4,346
Interest expense	(35,117)	(42,126)	(58,892)
Share of results of associated companies	22,098	(10,125)	14,259
Foreign currency exchange gain (loss)	(10,442)	(5,644)	6,246
Other financial items, net	3,591	(4,541)	(9,139)

Net other income (expenses)	(14,004)	(53,925)	(43,180)

Net income before cumulative effect of change in accounting principle	334,812	32,166	187,538

Cumulative effect of change in accounting principle	—	(14,142)	24,472

Net income (loss)	334,812	18,024	212,010

See accompanying Notes that are an integral part of these
Predecessor Combined Carve-out Financial Statements

SHIP FINANCE INTERNATIONAL LIMITED

Audited Predecessor Combined Carve-out Balance Sheets as of
December 31, 2003 and 2002

(in thousands of $)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	26,519	20,634
Trade accounts receivable	23,896	22,993
Other receivables	7,251	6,967
Inventories	16,248	19,949
Voyages in progress	34,916	30,648
Prepaid expenses and accrued income	2,234	1,699

Total current assets	111,064	102,890

Newbuildings and vessel purchase options	8,370	8,370
Vessels and equipment, net	1,863,504	1,904,146
Investment in associated companies	160,082	93,673
Deferred charges	4,304	4,338
Other long term assets	9,024	10,190
Total assets	2,156,348	2,123,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short term debt and current portion of long-term debt	141,522	131,293
Trade accounts payable	4,664	5,215
Accrued expenses	18,729	26,621
Mark to market valuation of derivatives	9,217	16,066
Other current liabilities	10,936	7,237
Amount due to parent company	299,166	476,016

Total current liabilities	484,234	662,448
Long-term liabilities
Long term debt	850,088	975,554

Total liabilities	1,334,322	1,638,002
Commitments and contingencies
Stockholders' equity
Invested equity	822,026	485,605

Total stockholders' equity	822,026	485,605

Total liabilities and stockholders' equity	2,156,348	2,123,607

See accompanying Notes that are an integral part of these
Predecessor Combined Carve-out Financial Statements

SHIP FINANCE INTERNATIONAL LIMITED

Audited Predecessor Combined Carve-out Statements of Cash Flows for the years ended
December 31, 2003, 2002 and 2001

(in thousands of $)

	Year ended December 31,
	2003	2002	2001
Operating activities
Net income (loss)	334,812	18,024	212,010
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	106,015	96,773	88,603
Amortization of deferred charges	1,019	814	775
Share of results of associated companies	(22,098)	10,125	(14,259)
Interest income, capitalized	(4,489)	(7,077)	(638)
Unrealized foreign exchange (gain) loss	10,716	5,334	(6,706)
Change in accounting principle	—	14,142	(24,472)
Adjustment of derivatives to market value	(6,850)	2,511	10,996
Release of accumulated other comprehensive income to net income	1,609	839	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	(343)	6,517	23,292
Other receivables	(129)	(3,537)	4,817
Inventories	4,540	(10,718)	(158)
Voyages in progress	(3,061)	(23,990)	14,410
Prepaid expenses and accrued income	(285)	(72)	244
Trade accounts payable	(539)	1,115	1,351
Accrued expenses	(9,092)	3,899	(2,226)
Other current liabilities	3,698	959	(872)

Net cash provided by operating activities	415,523	115,658	307,167

Investing activities
Additions to newbuildings, vessels and equipment	—	(249,291)	(210,036)
Investments in associated companies	(70,045)	(7,490)	(65,100)
Proceeds from sales of investments in associated companies	17,245	—	—
Net maturity (placement) of loans receivable	1,168	(1,085)	3,286
Repayment of other long term liabilities	—	(3,913)	—

Net cash provided by (used in) investing activities	(51,632)	(261,779)	(271,850)

Financing activities
Amount due to parent company	(178,785)	41,424	(59,454)
Proceeds from long term debt	—	228,686	164,600
Repayments of long term debt	(178,236)	(126,713)	(129,208)
Debt fees paid	(985)	(2,683)	(487)

Net cash (used in) provided by financing activities	(358,006)	140,714	(24,549)

Net increase (decrease) in cash and cash equivalents	5,885	(5,407)	10,768
Cash and cash equivalents at beginning of period	20,634	26,041	15,273
Cash and cash equivalents at end of period	26,519	20,634	26,041

Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	31,543	43,036	54,963

See accompanying Notes that are an integral part of these
Predecessor Combined Carve-out Financial Statements

SHIP FINANCE INTERNATIONAL LIMITED

Audited Predecessor Combined Carve-out Statements of Changes in Stockholders' Equity
for the years ended December 31, 2003, 2002 and 2001

(in thousands of $)

Invested equity
Balance at December 31, 2000	259,632

Net income	212,010
Transition adjustment on adoption of SFAS 133	(2,844)
Change in fair values of derivative instruments accounted for as cash flow hedges	(2,056)

Other comprehensive income (loss)	(4,900)

Comprehensive income	207,110

Balance at December 31, 2001	466,742

Net income	18,024
Release of accumulated other comprehensive income to net income	839

Other comprehensive income (loss)	839

Comprehensive income	18,863

Balance at December 31, 2002	485,605

Net income	334,812
Release of accumulated other comprehensive income to net income	1,609

Other comprehensive income (loss)	1,609

Comprehensive income	336,421

Balance at December 31, 2003	822,026

See accompanying Notes that are an integral part of these
Predecessor Combined Carve-out Financial Statements

SHIP FINANCE INTERNATIONAL LIMITED

Notes to the Predecessor Combined Carve-out Financial Statements

1.    GENERAL

        Ship Finance International Limited (the "Company" or "Ship Finance") was incorporated in Bermuda on October 10, 2003 for the purpose of acquiring certain of the shipping assets of its parent company, Frontline Ltd. ("Frontline"). Frontline is a publicly listed Bermuda based shipping company engaged primarily in the ownership and operation of oil tankers, including oil/bulk/ore ("OBO") carriers. The Company is a wholly owned subsidiary of Frontline. Frontline operates tankers of two sizes: very large crude carriers ("VLCCs") which are between 200,000 and 320,000 deadweight tons ("dwt"), and Suezmaxes, which are vessels between 120,000 and 170,000 dwt. Frontline is a holding company which operates through subsidiaries and joint ventures located in Bermuda, Isle of Man, Liberia, Norway, Panama, Singapore, the Bahamas and Sweden.

        These predecessor combined carve-out financial statements have been prepared to reflect the combination of certain of Frontline's wholly owned VLCC and Suezmax owning subsidiaries, interests in joint ventures plus a purchase option to acquire a further VLCC.

        These predecessor combined carve-out financial statements have been prepared in contemplation of a proposed transaction to be entered into between the Company and Frontline. Pursuant to a fleet purchase agreement executed in December 2003, effective January 1, 2004, the Company acquired from Frontline certain of Frontline's wholly owned VLCC and Suezmax owning subsidiaries, including certain subsidiaries acquired or expected to be acquired through a reorganization of interests in certain joint ventures plus a purchase option to acquire a further VLCC (together the "Vessel Interests").

2.    ACCOUNTING POLICIES

Basis of accounting

        For the years ended December 31, 2003, 2002 and 2001, the predecessor combined carve-out financial statements presented herein have been carved out of the consolidated financial statements of Frontline. These predecessor combined carve-out financial statements include the combined assets, liabilities and results of operations and cash flows of the corporations listed in Note 4 and the combined interests in joint ventures listed in Note 11. These predecessor combined carve-out financial statements for the years ended December 31, 2003, 2002 and 2001 therefore reflect the following:

  •
  the historical book values of the corporations listed in Note 4 and the interests in associated companies listed in Note 11, held by Frontline on January 1, 2001; and

  •
  the acquisitions undertaken by Frontline in the three year period ended December 31, 2003 as described in Note 21. These acquired corporations have been accounted for at fair value at the date of acquisition.

        The predecessor combined carve-out financial statements are prepared in accordance with accounting principles generally accepted in the United States. The predecessor combined carve-out financial statements include the assets and liabilities of the Company's planned subsidiaries. Investments in companies in which the Company directly or indirectly holds more than 50 per cent of the voting control are combined, unless the Company is unable to control the investee. Subsidiaries acquired have been combined with effect from the acquisition date.

        Investments in companies in which the Company holds between 20 per cent and 50 per cent of an ownership interest, and over which the Company exercises significant influence, are accounted for using the equity method. The Company records its investments in equity-method investees on the predecessor combined carve-out balance sheets as "Investment in associated companies" and its share of the investees' earning or losses in the predecessor combined carve-out statements of operations as "Share in results from associated companies". Six companies in which the Company owns 50.1 per cent have been accounted for using the equity method as the Company is not able to exercise control.

        Frontline is a shipping company with activities that include the ownership and operation of oil tankers and dry bulk carriers as well as leasing of vessels and participation in tanker owning joint venture arrangements. Frontline is also involved in the purchase and sale of vessels. Where Frontline's assets, liabilities, revenues and expenses relate to the specific Vessel Interests, these have been identified and carved out for inclusion in these financial statements. Frontline's shipping interests and other assets, liabilities, revenues and expenses that do not relate to the Vessel Interests have been identified and not included in these financial statements. The preparation of the carved out financial statements requires allocation of certain assets and liabilities and expenses where these items are not identifiable as related to one specific activity. Administrative overheads of Frontline that cannot be related to a specific vessel type of operations have been allocated pro-rata based on the number of vessels in the Company compared with the number in Frontline's total fleet. Management has deemed that the related allocations are reasonable to present the financial position, results of operations, and cash flows of the Company. Management believes the various allocated amounts would not materially differ from those that would have been achieved had Ship Finance operated on a stand-alone basis for all periods presented. However, the financial position, results of operations and cash flows of the Company are not necessarily indicative of those that would have been achieved had the Company operated autonomously for all periods presented as the Company may have made different operational and investment decisions as a Company independent of Frontline.

        The majority of the Company's assets, liabilities, revenues and expenses are vessel specific and are included in the vessel owning subsidiaries financial statements. However, in addition, the following significant allocations have been made:

        Goodwill:    Goodwill has arisen on certain of the acquisitions undertaken in the three year period ended December 31, 2003 as described in Note 21. Goodwill has been allocated to Ship Finance on the basis that the vessels obtained in these acquisitions, and which the goodwill is considered to relate to, are included in these predecessor combined carve-out financial statements. The associated amortization of goodwill has also been allocated to Ship Finance and recognized in these predecessor combined carve-out financial statements.

        Long term debt:    An allocation of corporate debt of Frontline has been made which totals $8,608,000, $9,308,000 and $nil, as of December 31, 2003, December 31, 2002 and 2001, respectively. This debt has been allocated as it relates specifically to an entity of which the Company has a purchase option. The associated interest expense has also been allocated to these predecessor combined carve-out financial statements.

        Interest rate swaps:    For the purposes of the predecessor combined carve-out financial statements, interest rate swaps specific to carved out debt have been included. In addition, non-debt specific interest rate swaps with notional principal amounts of $50,000,000 have been included on the basis that such swaps were intended to cover the floating rate debt that has been included in these predecessor combined carve-out statements. The associated mark to market adjustments arising on the swaps has also been allocated to these predecessor combined carve-out financial statements and is included in other financial items, net.

        Administrative expenses:    Frontline's overheads relate primarily to management organizations in Bermuda and Oslo that manage the business. These overhead costs include salaries and other employee related costs, office rents, legal and professional fees and other general administrative expenses. Other employee related costs include costs recognized in relation to Frontline's employee share option plan. The amount of such costs, presented as part of administrative expenses, which was allocated from these organizations was $8,995,000, $5,364,000 and $4,532,000 for the years ended December 31, 2003, 2002 and 2001 respectively.

        No allocation of interest income has been made and interest income reported in the predecessor combined carve-out financial statements represents interest income earned by the vessel owning subsidiaries and interest earned on loans to joint ventures.

        The preparation of financial statements in accordance with generally accepted accounting principles requires that management make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The predecessor combined carve-out financial statements do not purport to be indicative of either the future financial position, results of operations or cash flows had Ship Finance been a stand-alone entity for the periods presented.

Cash and cash equivalents

        For the purposes of the predecessor combined carve-out financial statements of cash flows, all demand and time deposits and highly liquid, low risk investments with original maturities of three months or less are considered equivalent to cash.

Inventories

        Inventories, which comprise principally fuel and lubricating oils, are stated at the lower of cost and market value. Cost is determined on a first-in, first-out basis.

Vessels and equipment

        The cost of the vessels less estimated residual value is depreciated on a straight-line basis over the vessels' estimated remaining economic useful lives. The estimated economic useful life of the Company's double hull vessels is 25 years and for single hull vessels is either 25 years or the vessel's anniversary date in 2015, whichever comes first.

        With effect from April 2001, the International Maritime Organization implemented new regulations that resulted in the accelerated phase-out of single hull vessels. As a result of this, the Company re-evaluated the estimated useful life of its single hull vessels and determined this to be either 25 years or the vessel's anniversary date in 2017 whichever came first. As a result, the estimated useful life of five of the Company's vessels was reduced in the fourth quarter of 2001. A change in accounting estimate was recognized to reflect this decision, resulting in an increase in depreciation expense and consequently decreasing net income by $0.3 million for 2001.

        In December 2003, the International Maritime Organization adopted new regulations that will result in a more accelerated phase-out of single hull vessels. As a result of this, the Company re-evaluated the estimated useful life of its single hull vessels and determined this to be either 25 years or the vessel's anniversary date in 2015 whichever came first. As a result, the estimated useful life of thirteen of the Company's vessels was reduced in the fourth quarter of 2003. A change in accounting estimate was recognized to reflect this decision, resulting in an increase in depreciation expense and consequently decreasing net income by $1.1 million in 2003.

Newbuildings and vessel purchase options

        The carrying value of the vessels under construction ("Newbuildings") represents the accumulated costs to the balance sheet date that the Company has had to pay by way of purchase installments and other capital expenditures together with capitalized loan interest and associated finance costs. No charge for depreciation is made until the vessel is put into operation.

        Vessel purchase options are capitalized at the time option contracts are acquired or entered into. The Company reviews expected future cash flows, which would result from exercise of each option contract on a contract by contract basis to determine whether the carrying value of the option is recoverable. If the expected future cash flows are less than the carrying value of the option plus further costs to delivery, provision is made to write down the carrying value of the option to the recoverable amount. The carrying value of each option payment is written off as and when the Company adopts a formal plan not to exercise the option. Purchase price payments are capitalized and the total of the option payment, if any, and purchase price payment is transferred to cost of vessels, upon exercise of the option and delivery of the vessel to the Company.

Impairment of long-lived assets

        The carrying value of long-lived assets that are held and used by the Company are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be appropriate. We assess recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value. In addition, long-lived assets to be disposed of are reported at the lower of carrying amount and fair value less estimated costs to sell.

Deferred charges

        Loan costs, including debt arrangement fees, are capitalized and amortized on a straight-line basis over the term of the relevant loan. The straight-line basis of amortization approximates the effective interest method in the Company's predecessor combined carve-out statement of operations. Amortization of loan costs is included in interest expense.

Revenue and expense recognition

        Revenues and expenses are recognized on the accrual basis. Revenues are generated from freight billings, contracts of affreightment, time charter and bareboat charter hires. The operating results of voyages in progress are estimated and recorded pro-rata on a per day basis in the predecessor combined carve-out statements of operations. Probable losses on voyages are provided for in full at the time such losses can be estimated. Time charter and bareboat charter revenues are recorded over the term of the charter as service is provided. Amounts receivable or payable arising from profit sharing arrangements are accrued based on the estimated results of the voyage recorded as at the reporting date.

        In December 1999, Frontline entered into an agreement with five other shipowners to operate a pool (the "Tankers Pool") of their respective VLCC fleets. The Tankers Pool commenced operations on February 1, 2000 with an initial fleet of 39 modern VLCCs. In July 2002, Frontline withdrew from the Tankers Pool. These predecessor combined carve-out financial statements reflect the operation of the Tankers Pool for those vessels included in the carve out. The operating revenues and voyage expenses of the vessels operating in the Tankers Pool, and certain other pool arrangements, are pooled and net operating revenues, calculated on a time charter equivalent basis, are allocated to the pool participants according to an agreed formula. The same revenue and expenses principles stated above are applied in determining the pool net operating revenues.

Drydocking provisions

        Normal vessel repair and maintenance costs are charged to expense when incurred.

        In 2001, the Company changed its accounting policy for drydockings. Prior to 2001, provisions for future drydockings were accrued and charged to expense on a pro-rata basis over the period to the next scheduled drydockings. Effective January 1, 2001 the Company recognizes the cost of a drydocking at the time the drydocking takes place, that is, it applies the "expense as incurred" method. The expense as incurred method is considered by management to be a more reliable method of recognizing drydocking costs as it eliminates the uncertainty associated with estimating the cost and timing of future drydockings. The cumulative effect of this change in accounting principle is shown separately in the predecessor combined carve-out statements of operations for the year ended December 31, 2001 and resulted in a credit to income of $24.5 million in 2001. The cumulative effect of this change as of January 1, 2001 on the Company's combined balance sheet was to reduce total liabilities by $24.5 million.

Goodwill

        Goodwill represents the excess of the purchase price over the fair value of assets acquired in business acquisitions accounted for under the purchase method. Goodwill is presented net of accumulated amortization and until December 31, 2001 was being amortized over a period of approximately 17 years. As of January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") and recorded an impairment charge of $14.1 million for the unamortised goodwill on that date that is shown separately in the predecessor combined carve-out statement of operations as a cumulative effect of change in accounting principle. The valuation of the fair value of the reporting unit used to assess the recoverability of goodwill was a combination of independent third party valuations and the quoted market price of the Company's shares. Supplemental comparative disclosure as if this accounting change had been retroactively applied is as follows:

2001
(in thousands of $)
Net income
As reported	212,010
Goodwill amortization	700
Adjusted net income	212,710

Derivatives

        The Company enters into interest rate swap transactions from time to time to hedge a portion of its exposure to floating interest rates. These transactions involve the conversion of floating rates into fixed rates over the life of the transactions without an exchange of underlying principal. Hedge accounting is used to account for these swaps provided certain hedging criteria are met. As of January 1, 2001, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS 133"). Certain hedge relationships met the hedge criteria prior to SFAS 133, but do not meet the criteria for hedge accounting under SFAS 133. The Company adopted SFAS 133 in the first quarter of fiscal year 2001 and upon initial adoption recorded certain transition adjustments resulting in recognizing the fair value of its derivatives as assets of $0.4 million and liabilities of $0.7 million. A gain of $0.2 million was recognized in income and a charge of $0.5 million made to other comprehensive income. On January 1, 2002, the Company discontinued hedge accounting for two interest rate swaps previously accounted for as cash flow hedges. This resulted in a balance of $4.9 million being frozen in accumulated other comprehensive income as at that date and this will be reclassified to the statement of operations over the life of the underlying hedged instrument.

Pre-SFAS 133 Adoption

        Hedge accounting is applied where the derivative reduces the risk of the underlying hedged item and is designated at inception as a hedge with respect to the hedged item. Additionally, the derivative must result in payoffs that are expected to be inversely correlated to those of the hedged item. Derivatives are measured for effectiveness both at inception and on an ongoing basis. When hedge accounting is applied, the differential between the derivative and the underlying hedged item is accrued as interest rates change and recognized as an adjustment to interest expense. The related amount receivable from or payable to counterparties is included in accrued interest income or expense, respectively. Prior to January 1, 2001, the fair values of the interest rate swaps are not recognized in the financial statements.

        If a derivative ceases to meet the criteria for hedge accounting, any subsequent gains and losses are currently recognized in income. If a hedging instrument is sold or terminated prior to maturity, gains and losses continue to be deferred until the hedged instrument is recognized in income. Accordingly, should a swap be terminated while the underlying debt remains outstanding, the gain or loss is adjusted to the basis of the underlying debt and amortized over its remaining useful life.

Post-SFAS 133 Adoption

        SFAS 133, as amended by SFAS 137 "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and SFAS 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133", requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. In order to qualify for hedge accounting under SFAS 133, certain criteria and detailed documentation requirements must be met.

Financial Instruments

        In determining fair value of its financial instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives and long term debt, standard market conventions and techniques such as options pricing models are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Foreign currencies

        The Company's functional currency is the U.S. dollar as the majority of revenues are received in U.S. dollars and a majority of the Company's expenditures are made in U.S. dollars. The Company's reporting currency is U.S. dollars. All of the Company's combined entities report in U.S. dollars.

        Transactions in foreign currencies during the year are translated into U.S. dollars at the rates of exchange in effect at the date of the transaction. Foreign currency monetary assets and liabilities are translated using rates of exchange at the balance sheet date. Foreign currency non-monetary assets and liabilities are translated using historical rates of exchange. Foreign currency transaction gains or losses are included in the predecessor combined carve-out statements of operations.

3.    RECENTLY ISSUED ACCOUNTING STANDARDS

        In January 2003, the FASB issued Interpretation 46, Consolidation of Variable Interest Entities. In December 2003, the FASB issued Interpretation 46 Revised, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Interpretation 46 requires a variable interest entity to be combined by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of Interpretation 46 apply in the first fiscal year or interim period ending after December 15, 2003 to variable interest entities created after January 31, 2003. The consolidation requirements apply in the first fiscal year or interim period ending after December 15, 2003 for "Special Purpose Entities" created before January 31, 2003. The consolidation requirements apply in the first fiscal year or interim period ending after March 15, 2004 for other entities created before January 31, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        The Company has an option to purchase the VLCC Oscilla on or before the expiry of a five-year time charter, which commenced in March 2000. Oscilla is owned and operated by an unrelated entity, Seacrest Shipping Ltd. ("Seacrest"). If the Company had exercised its option at December 31, 2003, the cost to the Company of the Oscilla would have been approximately $42.3 million and the maximum exposure to loss is $17.4 million, representing amounts outstanding from Seacrest of $9.0 million and the carrying value of the option of $8.4 million. At December 31, 2003, Seacrest had total indebtedness of $36.0 million (including $9.0 million due to the Company) and JPY674.6 million (equivalent to $6.3 million) and the fair value of the vessel Oscilla was $78.5 million.

4.    COMBINED ENTITIES

        The Vessel Interests are all owned by separate legal entities. The following table sets out the details of the significant subsidiaries of Frontline included in the carved out combined financial statements:

Name	Vessel	Country of Incorporation	Ownership Percentage
Granite Shipping Co. Ltd.	Front Granite	Bahamas	100%
Golden Current Limited	Opalia	Isle of Man	100%
Bonfield Shipping Ltd.	Front Driver	Liberia	100%
Fourways Marine Limited	Front Spirit	Liberia	100%
Front Ardenne Inc.	Front Ardenne	Liberia	100%
Front Brabant Inc.	Front Brabant	Liberia	100%
Front Falcon Corp.	Front Falcon	Liberia	100%
Front Glory Shipping Inc.	Front Glory	Liberia	100%
Front Pride Shipping Inc.	Front Pride	Liberia	100%
Front Saga Inc.	Front Page	Liberia	100%
Front Serenade Inc.	Front Serenade	Liberia	100%
Front Splendour Shipping Inc.	Front Splendour	Liberia	100%
Front Stratus Inc.	Front Stratus	Liberia	100%
Golden Bayshore Shipping Corporation	Navix Astral	Liberia	100%
Golden Estuary Corporation	Front Comanche	Liberia	100%
Golden Fjord Corporation	Front Commerce	Liberia	100%
Golden Seaway Corporation	New Vanguard	Liberia	100%
Golden Sound Corporation	New Vista	Liberia	100%
Golden Tide Corporation	New Circassia	Liberia	100%
Katong Investments Ltd.	Front Breaker	Liberia	100%
Langkawi Shipping Ltd.	Front Birch	Liberia	100%
Patrio Shipping Ltd.	Front Hunter	Liberia	100%
Rakis Maritime S.A.	Front Fighter	Liberia	100%
Sea Ace Corporation	Front Ace	Liberia	100%
Sibu Shipping Ltd.	Front Maple	Liberia	100%
Southwest Tankers Inc.	Front Sunda	Liberia	100%

West Tankers Inc.	Front Comor	Liberia	100%
Puerto Reinosa Shipping Co. S.A.	Front Lillo	Panama	100%
Aspinall Pte Ltd.	Front Viewer	Singapore	100%
Blizana Pte Ltd.	Front Rider	Singapore	100%
Bolzano Pte Ltd.	Mindanao	Singapore	100%
Cirebon Shipping Pte Ltd.	Front Vanadis	Singapore	100%
Fox Maritime Pte Ltd.	Front Sabang	Singapore	100%
Front Dua Pte Ltd.	Front Duchess	Singapore	100%
Front Empat Pte Ltd.	Front Highness	Singapore	100%
Front Enam Pte Ltd.	Front Lord	Singapore	100%
Front Lapan Pte Ltd.	Front Climber	Singapore	100%
Front Lima Pte Ltd.	Front Lady	Singapore	100%
Front Tiga Pte Ltd.	Front Duke	Singapore	100%
Front Tujuh Pte Ltd.	Front Emperor	Singapore	100%
Front Sembilan Pte Ltd.	Front Leader	Singapore	100%
Rettie Pte Ltd.	Front Striver	Singapore	100%
Transcorp Pte Ltd.	Front Guider	Singapore	100%

5.    TAXATION

  Bermuda

        Under current Bermuda law, the Company is not required to pay taxes in Bermuda on either income or capital gains. The Company has received written assurance from the Minister of Finance in Bermuda that, in the event of any such taxes being imposed, the Company will be exempted from taxation until the year 2016.

  United States

        The Company does not accrue U.S. income taxes as, in the opinion of U.S. counsel, the Company is not engaged in a U.S. trade or business and is exempted from a gross basis tax under Section 883 of the U.S. Internal Revenue Code.

        A reconciliation between the income tax expense resulting from applying the U.S. Federal statutory income tax rate and the reported income tax expense has not been presented herein as it would not provide additional useful information to users of the financial statements as the Company's net income is subject to neither Bermuda nor U.S. tax.

  Other Jurisdictions

        Certain of the Company's subsidiaries in Singapore are subject to taxation. The tax paid by subsidiaries of the Company that are subject to taxation is not material.

6.    LEASES

        The minimum future revenues to be received on time charters, bareboat charters and other contractually committed income as of December 31, 2003 are as follows:

	Yen revenues
Year ending December 31,	(in ¥)	($ equivalent)	Dollar revenues	Total
	(in thousands of ¥ and $)
2004	768,600	7,176	30,722	37,898
2005	766,500	7,157	30,821	37,977
2006	766,500	7,157	31,003	38,160
2007	766,500	7,157	19,790	26,947
2008	768,600	7,176	8,300	15,476
2009 and later	1,694,700	15,824	—	15,824

Total minimum lease revenues	5,531,400	51,647	120,636	172,283

        The cost and accumulated depreciation of the vessels leased to third parties at December 31, 2003 and 2002 were as follows:

	December 2003	December 2002
	(in thousands of $)
Cost	513,470	354,199
Accumulated depreciation	45,044	29,719

7.    TRADE ACCOUNTS RECEIVABLE

        Trade accounts receivable are presented net of allowances for doubtful accounts amounting to $724,000 and $540,000 as of December 31, 2003 and 2002 respectively.

8.    OTHER RECEIVABLES

	December 2003	December 2002
	(in thousands of $)
Agent receivables	2,385	2,781
Other receivables	4,866	4,186

	7,251	6,967

        Other receivables are presented net of allowances for doubtful accounts amounting to $nil as of each of December 31, 2003, 2002 and 2001, respectively.

9.    NEWBUILDINGS AND VESSEL PURCHASE OPTIONS

	December 2003	December 2002
	(in thousands of $)
Newbuildings	—	—
Vessel purchase options	8,370	8,370

	8,370	8,370

        The carrying value of newbuildings represents the accumulated costs to the balance sheet date, which the Company has paid by way of purchase installments, and other capital expenditures together with capitalized loan interest. Interest capitalized in the cost of newbuildings amounted to $nil, and $936,000 in 2003 and 2002 respectively. The Company took delivery of four newbuildings during 2002.

        The Company has an option from a third party to purchase the VLCC Oscilla on expiry of a five-year time charter, which commenced in March 2000. The purchase price is equal to the outstanding mortgage debt under four loan agreements between lenders and the vessel's owning company. As at December 31, 2003 the outstanding mortgage debt of the Oscilla's owning company amounted to $35,990,067 plus ¥674,645,262 (equivalent to $6,299,209). (2002—$43,013,215 plus ¥759,454,316 (equivalent to $6,406,735)). Included in this amount at December 31, 2003 is debt of $9,023,090 due to the Company (2002—$10,190,000). The fair value assigned to this option in the purchase accounting for Golden Ocean was $8,370,000. The fair value was calculated at the time of purchase as the difference between the fair value of the vessel and the mortgage debt outstanding.

10.    VESSELS AND EQUIPMENT, NET

	December 2003	December 2002
	(in thousands of $)
Cost	2,607,693	2,542,320
Accumulated depreciation	(744,189)	(638,174)

Net book value at end of year	1,863,504	1,904,146

        Depreciation expense was $106.1 million, $96.8 million and $87.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

11.    INVESTMENT IN ASSOCIATED COMPANIES

        At December 31, 2003, the Company has the following participation in investments that are recorded using the equity method:

Name	Vessel/Activity	Country of Incorporation	Ownership Percentage
Ariake Transport Corporation	Ariake	Liberia	50.1%
Dundee Navigation SA	Dundee	Liberia	50.1%
Edinburgh Navigation SA	Edinburgh	Liberia	50.1%
Hitachi Hull #4983 Corporation	Hakata	Liberia	50.1%
Sakura Transport Corporation	Sakura I	Liberia	50.1%
Tokyo Transport Corporation	Tanabe	Liberia	50.1%

        The equity method investees are engaged in the ownership and operation of oil tankers.

        Summarized balance sheet information of the Company's equity method investees is as follows:

	December 2003	December 2002
	(in thousands of $)
Current assets	29,617	44,545
Non current assets	387,322	623,538
Current liabilities	(106,984)	(191,652)
Non current liabilities	(201,347)	(470,486)

        Summarized statement of operations information of the Company's equity method investees is as follows:

	2003	2002	2001
	(in thousands of $)
Net operating revenues	93,872	61,159	49,207
Net operating income	79,434	17,879	24,612
Net income (loss)	45,039	(19,208)	25,804

        In the year ended December 31, 2003, the Company recorded an impairment charge of $5.2 million related to the other-than-temporary decline in value of its investments in Golden Lagoon Corporation and Ichiban Transport Corporation. This impairment charge was triggered by signing agreements on June 25, 2003 for the sale of our investments for proceeds which were less than book value of those investments. We disposed of those investments in July 2003 and increased our investments in Ariake Transport Corporation, Sakura Transport Corporation, Tokyo Transport Corporation and Hitachi Hull No 4983 Ltd. from 33.33% to 50.10%.

        We held 50% of the shares of Golden Tide Corporation during the year ended December 31, 2002 and the six months ended June 30, 2003. The statement of operations includes our 50% share of the earnings of Golden Tide Corporation for the year ended December 31, 2002 and the six months ended June 30, 2003. On June 30, 2003 we acquired the remaining 50% of the shares of this company for $9.5 million and we combined the assets, principally the vessel, amounting to approximately $65.5 million and liabilities, principally the long-term debt, amounting to approximately $52.3 million, from that date.

12.    DEFERRED CHARGES

        Deferred charges represent debt arrangement fees that are capitalized and amortized on a straight-line basis to interest expense over the life of the debt instrument. The deferred charges are comprised of the following amounts:

	December 2003	December 2002
	(in thousands of $)
Debt arrangement fees	8,142	7,173
Accumulated amortization	(3,838)	(2,835)

	4,304	4,338

13.    OTHER LONG TERM ASSETS

        Other long-term assets represent amounts due to the Company from third party entities that own the vessel, Oscilla, over which the Company has a purchase option. (see Note 9).

14.    GOODWILL

        Goodwill is stated net of related accumulated amortization as follows:

	December 2003	December 2002
	(in thousands of $)
Goodwill	—	14,142
Accumulated amortization	—	(14,142)

	—	—

        The Company adopted SFAS 142 effective January 1, 2002 and recorded an impairment charge of $14.1 million for the unamortised goodwill on that date (see Note 2). See Note 21 for a description of the business acquisitions that have resulted in the recording of goodwill in these carved out financial statements.

15.    ACCRUED EXPENSES

	December 2003	December 2002
	(in thousands of $)
Ship operating and voyage expenses	15,923	22,259
Administrative expenses	152	159
Interest expense	2,654	4,203

	18,729	26,621

16.    AMOUNT DUE TO PARENT COMPANY

        The amount due to parent company represents principally intercompany balances between each of the subsidiaries and Frontline and the effect of the carve out of the Vessel Interests from Frontline.

Frontline operates a centralized treasury function and the majority of cash earned in subsidiaries is swept up into Frontline Ltd. and is accounted for through intercompany balances.

        For the purposes of these predecessor combined carve-out financial statements no interest expense has been imputed on the amount due to parent company.

17.    DEBT

        For the purposes of the predecessor combined carve-out financial statements for the years ended December 31, 2003 and 2002, two types of debt have been included:

  1.
  Vessel specific debt included in the subsidiary financial statements. As of December 31, 2003 and 2002 this was a total of $982,808,000 and $1,094,727,000 respectively.

  2.
  An allocation of corporate debt of Frontline. As of December 31, 2003 and 2002 this was a total of $8,608,000 and $9,308,000 respectively.

	December 2003	December 2002
	(in thousands of $)
US Dollar denominated floating rate debt (LIBOR + 0.485% to 2.75%) due through 2011	901,585	1,061,030
Yen denominated floating rate debt (LIBOR + 1.125% to 1.3135%) due through 2011	89,830	43,006
Credit facilities	195	2,811

Total debt	991,610	1,106,847
Less: short term and current portion of long term debt	(141,522)	(131,293)

	850,088	975,554

        The outstanding debt as of December 31, 2003 is repayable as follows:

December 2003
(in thousands of $)
2004	141,522
2005	230,993
2006	205,044
2007	111,543
2008 and later	302,508

Total debt	991,610

        The weighted average interest rate for the floating rate debt denominated in US dollars was 3.07 per cent and 3.83 per cent as of December 31, 2003 and December 31, 2002, respectively. The weighted average interest rate for the floating rate debt denominated in Yen was 1.32 per cent and 1.37 per cent as of December 31, 2003 and 2002, respectively. These rates take into consideration related interest rate swaps.

        Substantially all of the debt is collateralised by ship mortgages and, in the case of some debt, pledges of shares by each guarantor subsidiary. Existing financing agreements impose operation and financing restrictions which may significantly limit or prohibit, among other things, the ability to incur additional indebtedness, create liens, sell capital shares of subsidiaries, make certain investments, engage in mergers and acquisitions, purchase and sell vessels, enter into time or consecutive voyage charters or pay dividends without the consent of our lenders. In addition, the lenders may accelerate the maturity of indebtedness under our financing agreements and foreclose upon the collateral securing the indebtedness upon the occurrence of certain events of default, including failure to comply with any of the covenants contained in our financing agreements. Various debt agreements contain certain covenants which require compliance with certain financial ratios. Such ratios include equity ratio covenants, minimum value clauses, and minimum free cash restrictions. These covenants are assessed at the parent company. i.e. at Frontline consolidated level. As of December 31, 2003 and December 31, 2002, Frontline complied with all the debt covenants of its various debt agreements.

18.    SHARE CAPITAL

        The Company was incorporated on October 10, 2003 with authorized share capital of 12,000 ordinary shares of $1.00 par value each. On that date, 12,000 ordinary shares of $1.00 par value each were issued to the initial shareholder, Frontline Ltd. For the purposes of these predecessor combined carve-out financial statements, the Company is assumed to have no issued share capital prior to October 10, 2003.

19.    FINANCIAL INSTRUMENTS

        Interest rate risk management: In certain situations, the Company may enter into financial instruments to reduce the risk associated with fluctuations in interest rates. The Company has a portfolio of swaps that swap floating rate interest to fixed rate, which from a financial perspective hedge interest rate exposure. The Company does not hold or issue instruments for speculative or trading purposes. The counterparties to such contracts are J.P. Morgan Chase, Nordea Bank Norge, Credit Agricole Indosuez, Deutsche Schiffsbank, Midland Bank (HSBC), Den norske Bank and Skandinaviska Enskilda Banken. Credit risk exists to the extent that the counterparties are unable to perform under the contracts.

        The Company manages its debt portfolio with interest rate swap agreements in U.S. dollars to achieve an overall desired position of fixed and floating interest rates. For the purposes of the carved out combined financial statements, interest rate swaps specific to carved out debt have been included. In addition, non debt specific interest rate swaps with notional principal amounts of $50,000,000 have been included. The Company has entered into the following interest rate swap transactions involving the payment of fixed rates in exchange for LIBOR:

Principal at December 31, 2003	Inception Date	Maturity Date	Fixed Interest Rate
	(in thousands of $)
$50,000	January 2001	January 2006	5.635%
$49,338 reducing monthly to $29,793	March 1998	March 2006	7.288%
$53,352 reducing monthly to $17,527	September 1998	August 2008	7.490%

        Foreign currency risk: The majority of the Company's transactions, assets and liabilities are denominated in U.S. dollars, the functional currency of the Company. One of the Company's subsidiaries has Yen denominated long-term debt which as of December 31, 2003 stood at Yen 9,620,805,000 and a charter contract denominated in Yen with contracted payments as set forth in Note 6. There is a risk that currency fluctuations will have a negative effect on the value of the Company's cashflows. The Company has not entered into derivative contracts for either transaction or translation risk. Accordingly, such risk may have an adverse effect on the Company's financial condition and results of operations. Fair Values The carrying value and estimated fair value of the Company's financial instruments at December 31, 2003 and 2002 are as follows:

	December 2003 Carrying Value	December 2003 Fair Value	December 2002 Carrying Value	December 2002 Fair Value
	(in thousands of $)
Non-Derivatives:
Cash and cash equivalents	26,519	26,519	20,634	20,634
Short term debt and current portion of long term debt	141,522	141,522	131,293	131,293
Long term debt	850,088	850,088	975,554	975,554
Derivatives:
Interest rate swap transactions	5,258	5,258	16,066	16,066

        The carrying value of cash and cash equivalents, which are highly liquid, is a reasonable estimate of fair value.

        The estimated fair value for floating rate long-term debt is considered to be equal to the carrying value since it bears variable interest rates, which are reset on a quarterly basis.

        The fair value of interest rate swaps is estimated by taking into account the cost of entering into interest rate swaps to offset the Company's outstanding swaps. Concentrations of risk There is a concentration of credit risk with respect to cash and cash equivalents to the extent that substantially all of the amounts are carried with the Bank of America N.A., Skandinaviska Enskilda Banken, BNP Paribas, Den norske Bank and Nordea Bank Norge. However, the Company believes this risk is remote as these banks are high credit quality financial institutions.

        The majority of the vessels' gross earnings are receivable in U.S. dollars. In 2003 and 2002, no customer accounted for 10 per cent or more of freight revenues.

20.    RELATED PARTY TRANSACTIONS

        During 1996, 1997 and January 1998, Frontline received options to assume newbuilding contracts for the construction and purchase of five Suezmax tankers at the Hyundai Heavy Industries Co. Ltd. shipyard in South Korea for delivery in 1998 and 2000 from single-ship owning companies affiliated with Hemen Holding Ltd. ("Hemen"). Hemen is Frontline's largest shareholder and is indirectly controlled by Mr. John Fredriksen, Chairman and Chief Executive Officer of Frontline and of the Company. Two of the single-ship owning companies, owning vessels delivered in 1998, have been included in these carved out financial statements.

        In September 2000 Frontline acquired a 1993-built VLCC, which was named Front Ace from a company affiliated with Hemen. This vessel was acquired for a price of $53 million which was based on three independent valuations less a $1 million discount compared to appraised market value. The single ship owning company that owns Front Ace has been included in these predecessor combined carve-out financial statements.

        In February 2001, the Company acquired newbuilding contracts for the construction and purchase of three VLCC tankers at the Hitachi shipyard in Japan for delivery in 2002 from Seatankers Management Co. Ltd., a company affiliated with Hemen. These contracts were acquired for the original contract price of $72 million each plus $0.5 million per contract. These three newbuildings were delivered in 2002 and are included in these predecessor combined carve-out financial statements.

21.    ACQUISITIONS

  ICB Shipping AB (publ)

        In September 1997, Frontline made a public offer to acquire all of the shares of ICB Shipping AB (publ) ("ICB"). Through the tender offer, by October 1997 Frontline acquired 51.7 per cent of the outstanding shares of ICB, representing 31.4 per cent of the voting rights, at a purchase price of approximately $215 million. During 1998, Frontline made further purchases of ICB Shares in the market and at December 31, 1998 had 34.2 per cent of the voting power. In the latter half of 1999 Frontline increased its shareholding in ICB to approximately 90 per cent of the capital and 93 per cent of the voting rights. In October 1999, a new Board of Directors was appointed in ICB and ICB consequently was controlled by Frontline. In December 1999, Frontline commenced a compulsory acquisition for the remaining shares in ICB and ICB was delisted from the Stockholm Stock Exchange. The carved out financial statements of the Company include all of the VLCC and Suezmax owning subsidiaries acquired by Frontline and the goodwill arising on the acquisition of ICB.

  Golden Ocean Group Limited

        On October 10, 2000, Frontline acquired the entire share capital of Golden Ocean Group Limited ("Golden Ocean"), a shipping group which held interests in 14 VLCCs and 10 bulk carriers. The total acquisition price paid, including amounts paid to settle allowed claims, was approximately $63.0 million. The difference between the purchase price and the net assets acquired, has been recorded as goodwill. The predecessor combined carve-out financial statements of the Company include seven VLCC owning subsidiaries acquired by Frontline, one option to acquire a VLCC and one interest in an associated company which owns a VLCC, and the goodwill arising on this acquisition.

  Mosvold Shipping Limited

        In April 2001, the Company announced an offer for all of the shares of Mosvold Shipping Limited ("Mosvold"), a Bermuda company whose shares were listed on the Oslo Stock Exchange. Through a combination of shares acquired and acceptances of the offer, Frontline acquired 97 per cent of the shares of Mosvold. The remaining 3 per cent of the shares of Mosvold were acquired during 2001 through a compulsory acquisition. Through the purchase of Mosvold Frontline acquired two mid-70s built VLCCs and three newbuilding contracts for VLCCs. The two mid-70s built VLCCs have subsequently been sold by Frontline. The first two of the newbuildings were delivered in 2002 and the third in July 2003. The total acquisition price paid for Mosvold was approximately $70.0 million and the acquisition has been accounted for using the purchase method. The difference between the purchase price and the net assets acquired, has been assigned to the identifiable long term assets of Mosvold. Thirty employees of Mosvold were made redundant as the result of the acquisition by Frontline and severance costs of approximately $0.3 million were incurred by Mosvold in the year ended December 31, 2001. The predecessor combined carve-out financial statements of the Company include one newbuilding VLCC owning subsidiary acquired by Frontline.

22.    COMMITMENTS AND CONTINGENCIES

  Assets Pledged

	December 2003	December 2002
	(in thousands of $)
Ship mortgages	1,863,504	1,904,146

        Other Contractual Commitments

        Frontline insures the legal liability risks for its shipping activities with Assuranceforeningen SKULD, Assuranceforeningen Gard Gjensidig, Britannia Steam Ship Insurance Association Limited, and the United Kingdom Mutual Steamship Assurance Association (Bermuda), all mutual protection and indemnity associations. As a member of these mutual associations, Frontline is subject to calls payable to the associations based on the Frontline's claims record in addition to the claims records of all other members of the associations. A contingent liability exists to the extent that the claims records of the members of the associations in the aggregate show significant deterioration, which result in additional calls on the members.

        Certain of Frontline's subsidiaries included in these predecessor combined carve-out financial statements have contractual rights to participate in the profits of the vessels New Vanguard and New Vista. Revenues arising from these arrangements have been accrued to the balance sheet date.

        The charterers of two of the vessels included in these carved out combined financial statements have contractual rights to participate in the profits on sale of those vessels. If the New Vanguard or New Vista are sold, the charterer is entitled to claim up to $1 million to cover losses incurred on subcharters of the vessel. Any remaining profit is to be split 60:40 in favor of the owner.

        The charterer of the vessel, Navix Astral, holds a purchase option denominated in yen to purchase the vessel. The purchase option reduces on a sliding scale over the term of the related charter and is at a strike price that is in excess of the related debt on the vessel. The option is exercisable at any time after the end of the seventh year of the charter.

23.    SUBSEQUENT EVENTS

        In December 2003, Frontline agreed with its partner, Overseas Shipholding, Group, Inc. ("OSG"), to reorganize their mutual interests in six associated companies, which each own a VLCC. These agreements resulted in Frontline exchanging its interests in the vessels Dundee, Sakura I and Tanabe for OSG's interests in the vessels Edinburgh, Ariake and Hakata, thereby increasing its interest in these vessels to 100.0% each. These exchanges were concluded in February 2004. These interests have been allocated to Ship Finance in these predecessor combined carve-out financial statements on the basis of Frontline's historical interest in these associated companies.

SHIP FINANCE INTERNATIONAL LIMITED
INDEX TO STAND ALONE FINANCIAL STATEMENTS

Report of Independent Auditor	F-28
Audited Statement of Operations for the period from October 10, 2003 (Inception) to December 31, 2003	F-29
Audited Balance Sheet as of December 31, 2003	F-30
Audited Statement of Cash Flows for the period from October 10, 2003 (Inception) to December 31, 2003	F-31
Notes to Financial Statements	F-32

REPORT OF INDEPENDENT AUDITOR

        To the Board of Directors and Stockholder of Ship Finance International Limited.

        In our opinion, the accompanying balance sheet and the related statement of operations, cash flows and changes in stockholder's equity present fairly, in all material respects, the financial position of Ship Finance International Limited (the Company) at December 31, 2003 and the results of their operations for the period from October 10, 2003 (Inception) to December 31, 2003, and its cash flows for the period from October 10, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers DA
Oslo, Norway
6 February 2004

SHIP FINANCE INTERNATIONAL LIMITED

Audited Statement of Operations for the period from
October 10, 2003 (Inception) to December 31, 2003

(in thousands of $)

Operating expenses
Administrative expenses	14

Total operating expenses	14

Other income (expenses)
Interest income	199
Interest expense	(2,122)
Net other income (expenses)	(1,923)

Net income (loss)	(1,937)

See accompanying Notes that are an integral part of these Financial Statements

SHIP FINANCE INTERNATIONAL LIMITED

Audited Balance Sheet as of December 31, 2003

(in thousands of $)

ASSETS
Current Assets
Restricted cash	565,500
Other receivables	211

Total current assets	565,711

Deferred charges	16,481

Total assets	582,192

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	—
Accrued expenses	4,015
Amount due to parent company	102

Total current liabilities	4,117
Long-term liabilities
Long term debt	580,000

Total liabilities	584,117
Commitments and contingencies	—
Stockholders' equity
Share capital (12,000 shares of $1 authorized and issued)	12
Retained deficit	(1,937)

Total stockholders' equity	(1,925)

Total liabilities and stockholders' equity	582,192

See accompanying Notes that are an integral part of these Financial Statements

SHIP FINANCE INTERNATIONAL LIMITED

Audited Statement of Cash Flows for the period from
October 10, 2003 (Inception) to December 31, 2003

(in thousands of $)

Operating activities
Net loss	(1,937)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of deferred charges	69
Other receivables	(199)
Accrued expenses	2,063
Amount due to parent company	4

Net cash provided by operating activities	nil

Investing activities
Net placement of restricted cash	(565,500)

Net cash provided by (used in) investing activities	(565,500)

Financing activities
Proceeds from long term debt	580,000
Debt fees paid	(14,500)

Net cash (used in) provided by financing activities	565,500

Net increase (decrease) in cash and cash equivalents	nil
Cash and cash equivalents at beginning of period	nil
Cash and cash equivalents at end of period	nil

Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	nil

See accompanying Notes that are an integral part of these Financial Statements

SHIP FINANCE INTERNATIONAL LIMITED

Notes to the Financial Statements

1. GENERAL

        Ship Finance International Limited (the "Company" or "Ship Finance") was incorporated in Bermuda on October 10, 2003 for the purpose of acquiring certain of the shipping assets of its parent company, Frontline Ltd. ("Frontline"). Frontline is a publicly listed Bermuda based shipping company engaged primarily in the ownership and operation of oil tankers, including oil/bulk/ore ("OBO") carriers. The Company is a wholly owned subsidiary of Frontline. Frontline operates tankers of two sizes: very large crude carriers ("VLCCs") which are between 200,000 and 320,000 deadweight tons ("dwt"), and Suezmaxes, which are vessels between 120,000 and 170,000 dwt. Frontline is a holding company which operates through subsidiaries and joint ventures located in Bermuda, Isle of Man, Liberia, Norway, Panama, Singapore, the Bahamas and Sweden.

        On December 11, 2003 the Company entered into a purchase agreement with Frontline to purchase certain of Frontline's wholly owned VLCC and Suezmax owning subsidiaries, including certain subsidiaries acquired or expected to be acquired through a reorganization of interests in certain joint ventures plus a purchase option to acquire a further VLCC (together the "Vessel Interests").

        On December 18, 2003 the Company issued $580 million of 8.5% Senior Notes due 2013 in a private offering to Qualified Institutional Buyers. The proceeds from this offering, together with a deemed equity contribution of approximately $525 million from Frontline, will be used to complete the acquisition of the Vessel Interests.

2. ACCOUNTING POLICIES

Basis of accounting

        These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

        The preparation of financial statements in accordance with generally accepted accounting principles requires that management make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

        For the purposes of the statement of cash flows, all demand and time deposits and highly liquid, low risk investments with original maturities of three months or less are considered equivalent to cash.

Deferred charges

        Loan costs, including debt arrangement fees, are capitalized and amortized on a straight-line basis over the term of the relevant loan. The straight line basis of amortization approximates the effective interest method in the Company's statement of operations. Amortization of loan costs is included in interest expense.

Financial Instruments

        In determining fair value of its financial instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives and long term debt, standard market conventions and techniques such as options pricing models are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

        The Company has no independent assets or operations from those if its subsidiaries who have provided guarantees to its indebtedness. These guarantees are full and unconditional and joint and several. All of the Company's subsidiaries are guarantors.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

        In November 2002, the FASB issued Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of Interpretation 45 has not had a material effect on the results of operations or financial position of the Company.

        In January 2003, the FASB issued Interpretation 46, Consolidation of Variable Interest Entities. A variable interest entity is a legal entity that lacks either (a) equity interest holders as a group that lack the characteristics of a controlling financial interest, including: decision making ability and an interest in the entity's residual risks and rewards or (b) the equity holders have not provided sufficient equity investment to permit the entity to finance its activities without additional subordinated financial support. Interpretation 46 requires a variable interest entity to be consolidated if any of its interest holders are entitled to a majority of the entity's residual return or are exposed to a majority of its expected losses. This party is referred to as the primary beneficiary.

        In December 2003, the FASB issued FASB Interpretation 46(R), Consolidation of Variable Interest Entities. FIN 46(R) replaces FIN 46 and clarifies the accounting for interests in variable interest entities. The company will begin to apply FIN 46(R) to entities considered to be variable interest entities for periods after December 31, 2003.

        Management is currently considering the impact of FIN 46(R).

4. TAXATION

  Bermuda

        Under current Bermuda law, the Company is not required to pay taxes in Bermuda on either income or capital gains. The Company has received written assurance from the Minister of Finance in Bermuda that, in the event of any such taxes being imposed, the Company will be exempted from taxation until the year 2016. United States The Company does not accrue U.S. income taxes as, in the opinion of U.S. counsel, the Company is not engaged in a U.S. trade or business and is exempted from a gross basis tax under Section 883 of the U.S. Internal Revenue Code.

        A reconciliation between the income tax expense resulting from applying the U.S. Federal statutory income tax rate and the reported income tax expense has not been presented herein as it would not provide additional useful information to users of the financial statements as the Company's net income is subject to neither Bermuda nor U.S. tax.

5. DEFERRED CHARGES

        Deferred charges represent debt arrangement fees that are capitalized and amortized on a straight-line basis to interest expense over the life of the debt instrument. The deferred charges are comprised of the following amounts:

December 31, 2003
(in thousands of $)
Debt arrangement fees	16,550
Accumulated amortization	(69)

16,481

6. ACCRUED EXPENSES

December 31, 2003
(in thousands of $)
Debt fees	1,961
Interest expense	2,054

4,015

7. AMOUNT DUE TO PARENT COMPANY

        The amount due to parent company represents advances to the Company by Frontline to fund payment of our start up costs and expenses incurred prior to our issuance of Senior Notes. For the purposes of these financial statements, no interest expense has been imputed on the balance due to Frontline.

8. DEBT

        On December 15, 2003 the Company issued $580 million of senior notes. The notes are governed by an Indenture dated December 15, 2003 among the Company and Wilmington Trust Company, as trustee. The Indenture contains covenants that restrict the ability of the Company, among other things, to incur additional indebtedness, to pay dividends or make distributions of capital, to enter into certain sale and leaseback transactions, to sell assets or capital stock of its subsidiaries or to enter into transactions with affiliates. These covenants are fully explained in the Offering Circular to the notes issue and in the Registration Statement that will be filed in connection with an Exchange Offer for the notes.

        The notes:

  •
  are general unsecured, senior obligations of the Company;

  •
  are limited initially to an aggregate principal amount of $580 million;

  •
  will mature on December 15, 2013;

  •
  were issued in denominations of $1,000 and integral multiples of $1,000;

  •
  are represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form;

  •
  rank equally in right of payment to any future senior indebtedness of the Company but are effectively subordinated to all future secured indebtedness of the Company, to the extent of the value of the collateral securing such Indebtedness;

  •
  the notes will be unconditionally guaranteed on a senior unsecured basis by each subsidiary of the Company, but the guarantees will be effectively subordinated to all present and future secured indebtedness of the subsidiaries, to the extent of the value of the collateral securing such Indebtedness;

  •
  The notes are not redeemable prior to December 15, 2008 except as described below. After that date the Company may redeem notes at redemption prices which reduce from 104.25% in 2008 to 100% in 2011 and thereafter. Prior to December 15, 2006 the Company may redeem up to 35% of the original principal amount using the cash proceeds of an initial public equity offering at a redemption price of 108.5%; and

  •
  are expected to be eligible for trading in the PORTAL market.

        Interest on the notes:

  •
  accrues at the rate of 8.50% per annum;

  •
  accrues from the date of issuance or the most recent interest payment date;

  •
  is payable in cash semi-annually in arrears on June 15 and December 15, commencing on June 15, 2004;

  •
  is payable to the holders of record on June 1 and December 1 immediately preceding the related interest payment dates; and

  •
  is computed on the basis of a 360-day year comprised of twelve 30-day months.

9. SHARE CAPITAL

        The Company was incorporated on October 10, 2003 with authorized share capital of 12,000 ordinary shares of $1.00 par value each. On that date, 12,000 ordinary shares of $1.00 par value each were issued to the initial shareholder, Frontline Ltd.

10. FINANCIAL INSTRUMENTS

        The carrying value and estimated fair value of the Company's financial instruments at December 31, 2003 are as follows:

	December 31, 2003 Carrying Value	December 31, 2003 Fair Value
	(in thousands of $)
Non-Derivatives:
Restricted cash	565,500	565,500
Long term debt	580,000	580,000

        The carrying value of restricted cash is a reasonable estimate of fair value.

        The estimated fair value for our long-term debt is considered to be equal to the carrying value since the Company estimate that the market interest rate for debt with similar terms to our debt is the same as the interest rate on our debt.

11. COMMITMENTS AND CONTINGENCIES

  Other Contractual Commitments

        On December 11, 2003 the Company entered into a purchase agreement with Frontline to purchase certain of Frontline's wholly owned VLCC and Suezmax owning subsidiaries, including certain subsidiaries acquired or expected to be acquired through a reorganization of interests in certain joint ventures plus a purchase option to acquire a further VLCC (together the "Vessel Interests"). The purchase price for the Vessel Interests is $950 million and is to be settled in cash, net of a deemed equity contribution of $525 million by Frontline.

12. SUBSEQUENT EVENTS

        On January 1, 2004 the Company completed the purchase of the Vessel Interests it agreed to purchase from Frontline on December 11, 2003.

        As a result of these transactions the Company has acquired a fleet of 24 Suezmax tankers and 23 VLCCs with a combined deadweight tonnage of 10,498,000,000 tones and a combined book value of approximately $2,107 million.

        On January 1, 2004 the Company entered into time charter agreements with Frontline Shipping Ltd., a subsidiary of Frontline, to charter the 46 vessels for substantially the remainder of their useful lives at fixed rates.

        On January 1, 2004 the Company entered into management agreements with Frontline Management (Bermuda) Ltd., a subsidiary of Frontline, to manage the 46 vessels for substantially the remainder of their useful lives at fixed rates.

12A. SUBSEQUENT EVENTS (Unaudited)

        On February 17, 2004 the Company entered into a senior secured credit facility agreement with a syndicate of banks with principal amount $1,058.0 million. This facility bears interest at LIBOR plus 1.25% payable quarterly in arrears and may be prepaid without penalty. The principal amortization schedule in respect of our senior secured credit facility, assuming that it is fully drawn upon, will be as follows:

Year	Amount
(dollars in millions)
2004	$93.7
2005	93.7
2006	93.7
2007	93.7
2008	93.7
2009	89.8
At maturity in 2010	499.7

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Bermuda law permits the Bye-Laws of a Bermuda company to contain a provision eliminating personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence default, breach of duty or breach of trust of which the officer or person may be guilty. Bermuda law also grants companies the power generally to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company's request.

        The Company's bye-laws provide that no director, alternate director, officer, person or member of a committee, if any, resident representative of the Company or his heirs, executors or administrators (collectively an "indemnitee") is liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortuous act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, person or committee member or resident representative (or in his reasonable belief that he is acting as any of the above). In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee's favor, or in which he is acquitted. The Company is permitted to purchase insurance to cover any liability it may incur under the indemnification provisions of its bye-laws.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1	Note Purchase Agreement dated December 11, 2003.
3.1	Memorandum of Association of Ship Finance International Limited.
3.2	Amended and Restated Bye-laws of Ship Finance International Limited.
4.1	Form of Common Stock Certificate of Ship Finance International Limited.
4.2	Form of Global Exchange Notes (attached as Exhibit B to the Indenture dated December 18, 2003 filed as Exhibit 4.4).
4.3	Registration Rights Agreement for registration of Ship Finance International Limited.
4.4	Indenture dated December 18, 2003.
4.5	Form of Subsidiary Guarantee (attached as Exhibit C to the Indenture dated December 18, 2003 filed as Exhibit 4.4).
5.1	Opinion of Seward & Kissel regarding United States law.

5.2	Opinion of Mello, Jones & Martin regarding Bermuda law.
5.3	Opinion of Seward & Kissel regarding Liberian law.
5.4	Opinion of Graham, Thompson & Co. regarding Bahamian law.
5.5	Opinion of Cains regarding Isle of Man law.
5.6	Opinion of Galindo, Arias & Lopez regarding Panamanian law.
5.7	Opinion of Tan Rajan & Cheah regarding Singaporean law.
8.1	Opinion of Seward & Kissel regarding U.S. tax matters.
8.2	Opinion of Mello, Jones & Martin regarding Bermuda tax matters (including in opinion filed as Exhibit 5.2).
10.1	Form of $1.058 billion Credit Facility.
10.2	Fleet Purchase Agreement dated December 11, 2003.
10.3	Form of Performance Guarantee issued by Frontline Ltd.
10.4	Form of Time Charters.
10.5	Form of Vessel Management Agreements.
10.6	Form of Charter Ancillary Agreement.
10.7	Form of Administrative Services Agreement.
10.11	Escrow Agreement dated December 18, 2003 among Jefferies & Company, Inc., Citigroup Global Markets Inc., Wilmington Trust Company, Ship Finance International Limited and Frontline Ltd.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries.
23.1	Consent of PricewaterhouseCoopers Hamilton, Bermuda.
23.2	Consent of PricewaterhouseCoppers Oslo, Norway.
23.3	Consent of Seward & Kissel LLP with regard to United States and New York law (included in its opinion filed as Exhibit 5.1).
23.4	Consent of Mello, Jones & Martin (included in its opinion filed as Exhibit 5.2).
23.4	Consent of Seward & Kissel LLP with regard to Liberian law (included in its opinion filed as Exhibit 5.3).
23.5	Consent of Graham, Thompson & Co. (included in its opinion filed as Exhibit 5.4).
23.6	Consent of Cains (included in its opinion filed as Exhibit 5.5).
23.7	Consent of Galindo, Arias & Lopez (included in its opinion filed as Exhibit 5.6).
23.8	Consent of Tan Rajah & Cheah (included in its opinion filed as Exhibit 5.7).
25.1	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture.
99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Securities Brokers and Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter to Clients.

Item 22. Undertakings

          1.     The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2.     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          6.     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bermuda, on the day of May 19th, 2004.

SHIP FINANCE INTERNATIONAL LIMITED
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nassau, Bahamas, on the 19th day of May, 2004.

GRANITE SHIPPING COMPANY LIMITED
By:	/s/ TOM E. JEBSEN
	Name:	Tom E. Jebsen
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ NICHOLAS SHERRIFF Nicholas Sherriff	Director	May 19, 2004
/s/ KATE BALANKENSHIP Kate Balankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nassau, Bahamas, on the 19th day of May, 2004.

GOLDEN CURRENT LIMITED
By:	/s/ KATE BLANKENSHIP
	Name:	Kate Blankenship
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ ROGER L. CUBBAGE Roger L. Cubbage	Director	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

BONFIELD SHIPPING LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FOURWAYS MARINE LIMITED
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT ARDENNE INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT BRABANT INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT FALCON CORP.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT GLORY SHIPPING INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT PRIDE SHIPPING INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT SAGA INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT SERENADE INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file thesame, with all exhib its thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT SPLENDOUR SHIPPING INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

FRONT STRATUS INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

GOLDEN BAYSHORE SHIPPING CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

GOLDEN ESTUARY CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

GOLDEN FJORD CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

GOLDEN SEAWAY CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

GOLDEN SOUND CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

GOLDEN TIDE CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

KATONG INVESTMENTS LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

LANGKAWI SHIPPING LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

PATRIO SHIPPING LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

RAKIS MARITIME S.A.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

SEA ACE CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

SIBU SHIPPING LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

SOUTHWEST TANKERS INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

WEST TANKERS INC.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on the 19th day of May, 2004.

PUERTO REINOSA SHIPPING CO. S.A.
By:	/s/ TOM E. JEBSEN
	Name:	Tom E. Jebsen
	Title:	Director and President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOME E. JEBSEN Tome E. Jebsen	Director and President	May 19, 2004
/s/ NICHOLAS SHERRIFF Nicholas Sherriff	Director and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

ASPINALL PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

BLIZANA PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

BOLZANO PTE LTD.
By:	/s/ TOM E. JEBSEN
	Name:	Tom E. Jebsen
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ CONSTANTINOS PALLARIS Constantinos Pallaris	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

CIREBON SHIPPING PTE LTD.
By:	/s/ TOM E. JEBSEN
	Name:	Tom E. Jebsen
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ CONSTANTINOS PALLARIS Constantinos Pallaris	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FOX MARITIME PTE LTD.
By:	/s/ TOM E. JEBSEN
	Name:	Tom E. Jebsen
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ CONSTANTINOS PALLARIS Constantinos Pallaris	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT DUA PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT EMPAT PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT ENAM PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT LAPAN PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT LIMA PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT TIGA PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT TUJUH PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

FRONT SEMBILAN PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

RETTIE PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

TRANSCORP PTE LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Director	May 19, 2004
/s/ DAVID JOHN BEAVES David John Beaves	Director	May 19, 2004
/s/ WILLIAM DOUGLAS ROBINSON William Douglas Robinson	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nassau, Bahamas, on the 19th day of May, 2004.

OSCILLA SHIPPING LIMITED
By:	/s/ KATE BLANKENSHIP
	Name:	Kate Blankenship
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOM E. JEBSEN Tom E. Jebsen	Director	May 19, 2004
/s/ ROGER L. CUBBAGE Roger L. Cubbage	Director	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

ARIAKE TRANSPORT CORPORATION
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

EDINBURGH NAVIGATION SA
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 19th day of May, 2004.

HITACHI HULL #4983 LTD.
By:	/s/ TOR OLAV TRøIM
	Name:	Tor Olav Trøim
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe and Robert E. Lustrin, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 19, 2004 in the capacities indicated.

Signature	Title	Date

/s/ TOR OLAV TRøIM Tor Olav Trøim	Chairman, Chief Executive Officer, President and Director	May 19, 2004
/s/ TOM E. JEBSEN Tom E. Jebsen	Chief Financial Officer and Vice President	May 19, 2004
/s/ KATE BLANKENSHIP Kate Blankenship	Chief Accounting Officer, Secretary and Director	May 19, 2004
/s/ PUGLISI & ASSOCIATES Puglisi & Associates	Authorized Representative in the United States	May 19, 2004

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TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
NOTICE TO NEW HAMPSHIRE RESIDENTS
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
INFORMATION ABOUT THE ENFORCEABILITY OF JUDGMENTS AND THE EFFECT OF FOREIGN LAW
INDUSTRY AND MARKET DATA
GLOSSARY OF SHIPPING TERMS
SUMMARY
SUMMARY OF THE TERMS OF THE EXCHANGE OFFER
SUMMARY OF THE TERMS OF THE EXCHANGE NOTES
RISK FACTORS
SUMMARY COMBINED FINANCIAL AND OTHER DATA
SHIP FINANCE INTERNATIONAL LIMITED Audited Balance Sheet as of December 31, 2003 on a Stand Alone Basis (in thousands of $)
RISK FACTORS
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Statement of Operations for the Year Ended December, 2003
Unaudited Pro Forma Balance Sheet as of December 31, 2003
USE OF PROCEEDS OF OUR OUTSTANDING NOTES
CAPITALIZATION
RATIO OF EARNINGS TO FIXED CHARGES
SELECTED COMBINED FINANCIAL INFORMATION AND OTHER DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY
BUSINESS
MANAGEMENT
COMPENSATION INFORMATION TO BE PROVIDED
SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS AND MANAGEMENT
RELATED PARTY TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE EXCHANGE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
SHIP FINANCE INTERNATIONAL LIMITED INDEX TO PREDECESSOR COMBINED CARVE-OUT FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITOR
REPORT OF INDEPENDENT AUDITOR
REPORT OF INDEPENDENT AUDITOR
SHIP FINANCE INTERNATIONAL LIMITED Audited Predecessor Combined Carve-out Statements of Operations for the years ended December 31, 2003, 2002 and 2001 (in thousands of $)
SHIP FINANCE INTERNATIONAL LIMITED Audited Predecessor Combined Carve-out Balance Sheets as of December 31, 2003 and 2002 (in thousands of $)
SHIP FINANCE INTERNATIONAL LIMITED Audited Predecessor Combined Carve-out Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001 (in thousands of $)
SHIP FINANCE INTERNATIONAL LIMITED Audited Predecessor Combined Carve-out Statements of Changes in Stockholders' Equity for the years ended December 31, 2003, 2002 and 2001 (in thousands of $)
SHIP FINANCE INTERNATIONAL LIMITED Notes to the Predecessor Combined Carve-out Financial Statements
SHIP FINANCE INTERNATIONAL LIMITED INDEX TO STAND ALONE FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITOR
SHIP FINANCE INTERNATIONAL LIMITED Audited Statement of Operations for the period from October 10, 2003 (Inception) to December 31, 2003 (in thousands of $)
SHIP FINANCE INTERNATIONAL LIMITED Audited Balance Sheet as of December 31, 2003 (in thousands of $)
SHIP FINANCE INTERNATIONAL LIMITED Audited Statement of Cash Flows for the period from October 10, 2003 (Inception) to December 31, 2003 (in thousands of $)
SHIP FINANCE INTERNATIONAL LIMITED Notes to the Financial Statements
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES